                                  SCHEDULE 14C
                                 (RULE 14C-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

                INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Check the appropriate box:

[ ]  Preliminary Information Statement          [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement


--------------------------------------------------------------------------------
                  (Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

     [X]  No Fee required.

     [ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                    NOMADIC COLLABORATION INTERNATIONAL, INC.
                               50 MARBELLA STREET
                               WORLD TRADE CENTER
                                   12TH FLOOR
                         PANAMA CITY, REPUBLIC OF PANAMA

                              INFORMATION STATEMENT

                                  MARCH 10, 2003


                       WE ARE NOT ASKING YOU FOR A PROXY,
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY.



It is anticipated that this Information Statement will be first mailed on or about March 10, 2003 to the stockholders of record of Nomadic Collaboration International, Inc., a Nevada corporation, at the close of business on January 13, 2003 (the "Record Date"). This Information Statement is being sent to you for information purposes only. No action is requested on your part.

This Information Statement is being furnished to you in connection with the proposed amendment and restatement of the Company's Articles of Incorporation and ratification of a 150-to-1 reverse stock split of the Company's common stock, par value $0.001 per share ("Common Stock") effected on January 23, 2003. On March 5, 2003 (the "Consent Date") stockholders who hold a majority of the Company's outstanding Common Stock as of that date (the "Majority
Stockholders") approved, by written consent, resolutions:

         (1) giving us authority to file Amended and Restated Articles of Incorporation of the Company that will, among other things:

                  (a)      change our name to "LiquidGolf Holding Corporation";

                  (b) increase our authorized shares of Common Stock from 666,666 shares to 100,000,000 shares; and

                  (c) remove a prohibition on reverse stock splits that continues for a period of eighteen (18) months from the date on which a previous transaction with Omnitrix Technologies, Inc. ("Omnitrix") closed (items (a), (b) and (c) are collectively referred to as the "Corporate Action"); and

         (2) ratifying and affirming a 150-to-1 reverse split of our Common Stock effected on January 23, 2003 ("the Ratifying Action").

The Corporate Action to which this Information Statement relates is, in part, necessary to accomplish the terms of an Agreement and Plan of Merger, dated as of February 12, 2003 (the "Merger Agreement"), by and among the Company, LGC Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of the Company ("Acquisition Sub") and LiquidGolf Corporation, a Delaware corporation ("LiquidGolf"). Pursuant to the Merger Agreement, after the date the Corporate Action becomes effective, Acquisition Sub will be merged with and into LiquidGolf (the "Merger") and LiquidGolf will become a wholly-owned subsidiary of the Company. On February 12, 2003, the Board of Directors of Nomadic (the

"Board of Directors") adopted resolutions approving the Merger Agreement and the transactions contemplated thereby and adopting, subject to stockholder approval, the Amended and Restated Articles of Incorporation of the Company (the "Amended and Restated Articles"). The approval of the stockholders of the Company is not required to authorize the Merger under applicable Nevada law. This Information Statement provides information about the Merger solely for the purpose of informing the stockholders about the Merger in connection with the Corporate Action and the Ratifying Action.

On January 10, 2003 the Board of Directors of Nomadic approved a 150-to-1 reverse stock split of the Company's Common Stock (the "Reverse Stock Split"), which, pursuant to Nevada corporation law, resulted in a corresponding decrease in the Company's authorized capital from 100,000,000 to 666,666 shares of Common Stock. The Reverse Stock Split and decrease in authorized capital were effected on January 23, 2003. The Articles/Certificate of Share Exchange ("Certificate of Share Exchange") of the Company, incorporating by reference that certain Plan of Reorganization and Acquisition dated January 21, 2002, as filed with the Nevada Secretary of State on April 3, 2002, provide that "there shall be no reverse split of the common stock of the public corporation for eighteen months from the date the transaction closes" (the "Reverse Stock Split Prohibition"). The transaction contemplated in the Certificate of Share Exchange was the acquisition by the Company of all of the capital stock of Omnitrix, whereby Omnitrix became a wholly-owned subsidiary of the Company. The Corporate Action eliminates the Reverse Stock Split Prohibition and the Ratifying Action ratifies and affirms the Reverse Stock Split.


As of the close of business on the Record Date, we had an aggregate of 220,036 shares of Common Stock outstanding. Each outstanding share is entitled to one vote per share. The affirmative consent of the holders of a majority of our issued and outstanding shares of Common Stock is necessary to approve the Corporate Action in the absence of a meeting of stockholders. The Majority Stockholders own a majority of the outstanding shares of our Common Stock. Accordingly, the requisite stockholder approval of the Corporate Action and ratification of the Reverse Stock Split will be obtained by execution of written consents by the Majority Stockholders in favor of such actions. The Corporate Action will not become effective until at least 20 days after the initial mailing of this Information Statement.

This Information Statement is furnished solely for the purpose of informing our stockholders of the approval of the Amended and Restated Articles and the ratification of the Reverse Stock Split, in the manner required by Regulation C promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). You are being provided with this Information Statement pursuant to
Section 14(c) of the Exchange Act and Regulation 14C and Schedule 14C-101 thereunder.

There is no provision in the Nevada General Corporation Law or our Articles of Incorporation or Bylaws providing our stockholders with dissenters' right of appraisal to demand payment in cash for their shares of Common Stock in connection with the Corporate Action, the Ratifying Action or the Merger.

The expenses of mailing this Information Statement will be borne by Nomadic, including expenses in connection with the preparation of this Information Statement and all documents that now accompany or may hereafter supplement it. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons on the Record Date and that we will reimburse them for their reasonable expenses incurred in connection therewith.

Unless otherwise indicated, all share and per-share information contained in this Information Statement reflects the occurrence of the Reverse Stock Split.

References in this Information Statement to "Nomadic," the "Company," "we," "our," and "us" refer to Nomadic Collaboration International, Inc., a Nevada corporation.

                                TABLE OF CONTENTS

GENERAL INFORMATION......................................................................................       7


   Merger Agreement......................................................................................       7

   Amended and Restated Articles of Incorporation........................................................       8

   Ratification of Reverse Stock Split...................................................................       8

CERTAIN QUESTIONS AND ANSWERS............................................................................       8


INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON..................................................       9


   Certain Business Relationships........................................................................       9

   Transactions with Management and Others...............................................................      10

   Indebtedness of Management............................................................................      11

EXECUTIVE COMPENSATION...................................................................................      11


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT...........................................      11


REVERSE STOCK SPLIT......................................................................................      12


   General...............................................................................................      12

   Purpose...............................................................................................      12

   Potential Effects of the Reverse Stock Split..........................................................      13

   Shares of Common Stock Issued and Outstanding or Held as Treasury Shares..............................      13

   Effectiveness of the Reverse Stock Split..............................................................      14

   Fractional Shares.....................................................................................      14

THE MERGER...............................................................................................      14


   Structure of the Merger...............................................................................      14

   Background of the Merger..............................................................................      15

   Reasons for Approval by the Board of Directors........................................................      15

   Accounting Treatment of the Merger....................................................................      16

   Effect of the Merger on Stockholders..................................................................      16

   Actions Taken To Approve The Merger...................................................................      16

TERMS OF THE MERGER AGREEMENT............................................................................      16


CHANGE IN CONTROL........................................................................................      19


ABSENCE OF DISSENTERS' RIGHTS............................................................................      20


EMPLOYEE BENEFIT PLANS...................................................................................      20


DILUTION.................................................................................................      21


REGULATORY APPROVALS.....................................................................................      21


FEES AND EXPENSES........................................................................................      21


CERTAIN FEDERAL INCOME TAX CONSIDERATIONS................................................................      21


THE AMENDED AND RESTATED ARTICLES OF INCORPORATION.......................................................      21


   Purpose...............................................................................................      22

   Summary of the Amended and Restated Articles of Incorporation.........................................      22

   Consent Required......................................................................................      23

   Effect of Increase in Capital Stock...................................................................      23

   Effective Date of the Amended and Restated Articles of Incorporation..................................      23

THE BUSINESS OF THE COMPANY..............................................................................      24


FINANCIAL STATEMENTS OF THE COMPANY......................................................................      24


THE BUSINESS OF LIQUIDGOLF CORPORATION...................................................................      24


   General...............................................................................................      24

   Market Overview.......................................................................................      25

   Business Strategy.....................................................................................      25

   Products and Services.................................................................................      25

   Employees.............................................................................................      26

   Facilities............................................................................................      26

LIQUIDGOLF RISK FACTORS..................................................................................      26

   LiquidGolf is Insolvent...............................................................................      26

   LiquidGolf has a Limited Operating History............................................................      26

   LiquidGolf has incurred operating losses each of the quarters during which it has been in business....      27

   LiquidGolf will need additional capital to fund its business..........................................      27

   LiquidGolf faces risks associated with finding and integrating acquisitions...........................      27

   LiquidGolf's business is subject to risks associated with competition in the marketplace..............      27

   Competition...........................................................................................      27

   LiquidGolf depends on third party shippers and communications providers to operate its business.......      28

   The market in which LiquidGolf's e-commerce operation competes is highly competitive with
   low barriers to entry.................................................................................      28

   LiquidGolf may be subject to sales and other taxes....................................................      28

   LiquidGolf's brand may not attain sufficient recognition..............................................      28

   Protection of intellectual property is uncertain......................................................      29

   Government regulation and legal uncertainties could burden LiquidGolf's business......................      29

   Seasonal fluctuations may have an adverse impact on LiquidGolf's operating results....................      30

   A significant part of LiquidGolf's business depends on continued growth of electronic commerce........      30

   You are unlikely to receive dividends in the foreseeable future.......................................      30

   LiquidGolf is subject to litigation that may have a material adverse effect on its
   business and results of operations....................................................................      31

MANAGEMENT'S DISCUSSION AND ANALYSIS.....................................................................      31

   Plan of Operation.....................................................................................      31

   Cash Requirements.....................................................................................      31

   Product Development...................................................................................      31

   Employees.............................................................................................      32

DESCRIPTION OF COMMON STOCK..............................................................................      32


NO PREEMPTIVE, CUMULATIVE VOTING AND SUBSCRIPTION RIGHTS.................................................      32


ADDITIONAL INFORMATION...................................................................................      32


WHERE YOU CAN FIND MORE INFORMATION......................................................................      32

INCORPORATION OF DOCUMENTS BY REFERENCE..................................................................      32


DELIVERY OF DOCUMENTS TO MULTIPLE STOCKHOLDERS SHARING AN ADDRESS........................................      33


FORWARD-LOOKING STATEMENTS AND INFORMATION...............................................................      33

EXHIBIT A:      Agreement and Plan of Merger

EXHIBIT B:      Reverse Stock Split Certificate

EXHIBIT C:      Form of Amended and Restated Articles of Incorporation

EXHIBIT D:      Consolidated Balance Sheet of LiquidGolf as of December 31, 2002
                and Consolidated Statements of Operations, Stockholders' Deficit and Cash Flows for the Year Ended December 31, 2002

GENERAL INFORMATION

This Information Statement concerns the Corporate Action taken to consummate transactions contemplated by the Merger Agreement, including the approval of Amended and Restated Articles of Incorporation for the Company, and the Ratifying Action taken to ratify and affirm the Reverse Stock Split.

Merger Agreement.

The Merger Agreement was entered into by and among the Company, Acquisition Sub and LiquidGolf on February 12, 2003. Pursuant to the Merger Agreement, the Company agreed, among other things, to: (i) merge Acquisition Sub into LiquidGolf with LiquidGolf the surviving corporation; (ii) exchange one share of the Company's Common Stock for every three shares of LiquidGolf common stock (after conversion of all of LiquidGolf's outstanding preferred stock to common stock) held by the LiquidGolf stockholders (with fractional shares paid in cash at $2.00 per share); (iii) convert, on a one-for-one basis, warrants to purchase LiquidGolf stock (the "LiquidGolf Warrants") into warrants to purchase Nomadic Common Stock at the purchase price and on substantially the terms set forth in the LiquidGolf Warrants; (iv) change the Company's name to LiquidGolf Holding Corporation; (v) effect a 150-to-1 reverse stock split prior to closing the Merger; and (vi) increase the authorized shares of the Company's Common Stock from 666,666 to 100,000,000 shares, after the effective date of the Reverse Stock Split.

Upon approval of the Board of Directors of the Company, on January 23, 2003 the Company effected the Reverse Stock Split. Nevada law requires that the number of authorized shares of the Company be decreased simultaneously with, and by the same ratio as, the Reverse Stock Split. Thus, the number of authorized shares of the Company's Common Stock was reduced 150-to-1, or from 100,000,000 authorized shares of Common Stock to 666,666 authorized shares of Common Stock.

To have a sufficient number of authorized and unissued shares of Common Stock to consummate the Merger following the Reverse Stock Split, no less than twenty
(20) days after the mailing date of this Information Statement, the Company will file the Amended and Restated Articles. The Amended and Restated Articles will, in part, change our capital structure to increase the authorized number of shares of Common Stock from 666,666 shares to 100,000,000 shares. Thereafter, pursuant to the Merger Agreement, the Company will issue shares of its Common Stock to the LiquidGolf stockholders resulting in the LiquidGolf stockholders owning approximately 96% of the issued and outstanding Common Stock of the Company on the effective date of the Merger. The actual amount owned by the LiquidGolf stockholders will be determined by the number of fractional shares paid in cash. The Company anticipates issuing no less than 5,784,000 shares to the LiquidGolf stockholders and reserving approximately 2,540,000 shares for issuance upon exercise of the Nomadic warrants issued in exchange for the LiquidGolf Warrants.

Also pursuant to the Merger Agreement, the Company will enter an investment banking agreement with PanAmerica Capital Group, Inc., a corporation organized under the laws of the Republic of Panama ("PanAmerica"). Pursuant to the Merger Agreement, the Company is obligated to issue one million eight hundred thousand (1,800,000) shares of Common Stock to PanAmerica as compensation under the investment banking agreement. Our sole director and officer is an employee of PanAmerica. Therefore, the terms and conditions of the investment banking agreement have not been and will not be reviewed by an independent and disinterested board of directors. As the requisite conditions of competitive, free-market dealings may not exist, the investment banking agreement cannot be presumed to be carried out on an arm's length basis, nor upon terms no less favorable than had unaffiliated parties been involved.


After the Reverse Stock Split, the Merger, the filing of the Amended and Restated Articles and the issuance of the shares expected to be issued under the proposed investment banking agreement, PanAmerica will beneficially own approximately 23% of the Company's outstanding Common Stock, and our current stockholders will incur a substantial dilution of their interest in the Company of approximately 97%.

Amended and Restated Articles of Incorporation.

Nevada law requires the affirmative consent of the holders of a majority of the Company's outstanding voting securities to file the Amended and Restated Articles.


Pursuant to the Merger Agreement, we agreed to change our name. In order to fulfill our obligations to issue Common Stock as contemplated by the transactions referenced in the Merger Agreement, we must change our capital structure to increase the number of authorized shares of Common Stock. The Amended and Restated Articles will change our name to "LiquidGolf Holding Corporation" and increase the number of our authorized shares of Common Stock from 666,666 shares to 100,000,000 shares.


In addition to the changes made in connection with the Merger Agreement, our Board of Directors also elected to amend and restate our Articles of Incorporation to:

         -        remove the Reverse Stock Prohibition;

         -        appoint a new registered agent for the Company;

         - grant the Board of Directors the right to make changes to our Bylaws;

         - provide for indemnification of members of the Board of Directors, officers and employees of the Company under certain circumstances;

         - provide that a director or officer can only be liable to the Company for intentional misconduct, fraud and knowing violations of law; and

         - opt-out of Nevada anti-takeover statues set forth in Nevada corporation law.

Ratification of Reverse Stock Split.

We effected the Reverse Stock Split on January 23, 2003. The Articles/Certificate of Share Exchange ("Certificate of Share Exchange") of the Company, incorporating by reference that certain Plan of Reorganization and Acquisition dated January 21, 2002, as filed with the Nevada Secretary of State on April 3, 2002, provide that "there shall be no reverse split of the common stock of the public corporation for eighteen months from the date the transaction closes" (the "Reverse Stock Split Prohibition"). The transaction referenced in the Certificate of Share Exchange was the acquisition by the Company of all of the capital stock of Omnitrix, whereby Omnitrix became a wholly-owned subsidiary of the Company. Management does not believe the Reverse Stock Split had a material adverse effect on any stockholder (see REVERSE STOCK SPLIT, below). Nonetheless, our management elected to seek ratification and affirmation of the Reverse Stock Split from the stockholders.


On March 5, 2003, the Majority Stockholders signed a written consent approving the Amended and Restated Articles, and affirming and ratifying the Reverse Stock Split.


There is no provision in the Nevada General Corporation law, or our Articles of Incorporation or Bylaws, providing our stockholders with dissenters' rights of appraisal to demand payment in cash for their shares of Common Stock in connection with the amendment and restatement of our Articles of Incorporation, the Reverse Stock Split, the ratification and affirmation of the Reverse Stock Split, or the Merger described in this Information Statement.

CERTAIN QUESTIONS AND ANSWERS

Q:       WHAT AM I BEING ASKED TO APPROVE?

A: YOU ARE NOT BEING ASKED TO APPROVE ANYTHING. This Information Statement is being provided to you solely for your information. The Majority Stockholders have:

         -        Affirmed and ratified a 150-to-1 reverse split of our Common
                  Stock; and

         -        Approved the Amended and Restated Articles.

         The Board of Directors has approved:

         - A 150-to-1 reverse split of our Common Stock (effective January 23, 2002);

         - The Merger Agreement and consummation of the transactions contemplated by it; and

         -        The Amended and Restated Articles.

Q: WHY HAVE THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDERS AGREED TO APPROVE THESE ACTIONS?

A: All of the above actions are necessary to consummate the Merger and to amend the Company's Articles of Incorporation, which the Board of Directors believes is in the best interests of the Company and its stockholders.

Q:       WHAT ARE THE BASIC TERMS OF THE TRANSACTION WITH LIQUIDGOLF?

A: Acquisition Sub will be merged with and into LiquidGolf. In exchange for all of the capital stock of LiquidGolf, the stockholders of LiquidGolf will receive one share of our Common Stock for every three shares of LiquidGolf common stock they own. Each warrant to purchase LiquidGolf capital stock will be exchanged for a warrant to acquire one share of Common Stock of the Company at the purchase price and on substantially the terms set forth in the LiquidGolf Warrant. This will result in the issuance of approximately 5,784,000 shares of our Common Stock, representing approximately 96% of the issued and outstanding shares of our Common Stock. We will also reserve for issuance 2,540,000 shares of our Common Stock issuable upon exercise of the Nomadic warrants issued in exchange for the LiquidGolf Warrants. The consummation of the Merger will occur no less than twenty days after the mailing of this Information Statement and result in LiquidGolf becoming a wholly-owned subsidiary of Nomadic. Nomadic will then be controlled by the former stockholders of LiquidGolf and Nomadic will change its name to LiquidGolf Holding Corporation. Nomadic will also issue 1,800,000 shares of Common Stock to PanAmerica as compensation under a proposed investment banking agreement. Once issued, PanAmerica will own approximately 23% of the issued and outstanding shares of our Common Stock, after giving effect to the shares issued to the LiquidGolf stockholders. You will retain all of your present stockholdings in Nomadic and are not required to do anything.

Q: WILL I RECOGNIZE GAIN OR LOSS IN CONNECTION WITH THE TRANSACTION WITH LIQUIDGOLF?

A:       No.

Q:       DO I HAVE APPRAISAL RIGHTS?

A: No. Under Nevada law, which governs the rights of the stockholders of Nomadic, stockholders of Nomadic are not entitled to appraisal rights.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Certain Business Relationships.

PanAmerica beneficially owns, or has the right to acquire, 1,892,460 shares of the Company's Common Stock (after giving effect to the Reverse Stock Split and the transactions contemplated by the Merger Agreement), or approximately 23% of our Common Stock. Ricardo Garcia de Paredes Carbone is an employee of PanAmerica and our sole officer and director.

Pursuant to the Merger Agreement, the Company has agreed to enter into an investment banking agreement with PanAmerica. We expect that the investment banking agreement will provide that PanAmerica will provide general business advice and will raise no less than US $150,000 in immediately accessible and usable funds for the Company from foreign investors no more than ninety (90) days after the effective date of the Merger. However, there can be no assurances that PanAmerica can raise capital for the Company or that capital can be raised on terms acceptable to the Company. We expect the investment banking agreement will also provide that the Company will retain PanAmerica to assist the Company in all of its financial activities including, but not limited to, capital raising, mergers and acquisitions and future financing activities. The term of the proposed investment banking agreement will be two years and the Company anticipates issuing 1,800,000 shares of Common Stock as compensation to PanAmerica. The shares to be issued under the investment banking agreement are included in the calculation of PanAmerica's beneficial ownership described above.

Prior to September 27, 2002, PanAmerica beneficially owned 160,000 (pre-Reverse Stock Split) shares of the Company's Common Stock issued in November 2001 in consideration for certain business advisory services provided to the Company. From December 2001 through May 2002, PanAmerica advanced $490,000 to the Company pursuant to a promissory note payable. The note payable bore interest at 10% per annum, was due on demand and unsecured. On September 18, 2002, the promissory note of $490,000 plus accrued interest of $12,250 was converted into a convertible promissory note in the amount of $502,250. The convertible promissory note bore interest at 10% per annum and was convertible into Common Stock at a conversion price of $0.04 per share (or $6.00 per share after giving effect to the Reverse Stock Split), being the market rate for the Company's Common Stock over the prior 30 day period. On September 27, 2002, the convertible promissory note of $502,250 was converted into 12,556,250 shares of Common Stock of the Company, or 83,709 shares after giving effect to the Reverse Stock Split.

From October to November 2002, the Company was advanced funds and subsequently issued a convertible promissory note in the principal amount of $46,100 and a demand promissory note in the principal amount of $7,000 to PanAmerica. The convertible note is unsecured, bears interest at 8% per annum and is due on November 6, 2003. The demand promissory note is unsecured, bears interest at 8% per annum, and is due on demand. The principal amount and accrued interest under the convertible promissory note is convertible into shares of Common Stock at a price of $6.00 per share after giving effect to the Reverse Stock Split. The shares that may be issued PanAmerica for the Convertible Notes are included in the calculation of PanAmerica's beneficial ownership described above.

As of February 20, 2003 PanAmerica has advanced approximately $60,000 in additional funds to the Company and anticipates advancing additional funds. There can be no assurance that PanAmerica will advance any additional funds to the Company or that the terms of any such advances will be acceptable to the Company.

The Company has no property, either owned or leased. The Company currently enjoys the non-exclusive use of the offices of PanAmerica. We are charged for outside copying and Federal Express, U.P.S and other messenger services. We do not pay for routine telephone. We pay for in-house copying, but not United States Mail.

Transactions with Management and Others.

PanAmerica has a material interest in the transactions contemplated by the Merger Agreement. Mr. Garcia de Paredes is an employee of PanAmerica. Mr. Garcia de Paredes beneficially owns approximately two thousand five hundred forty three (2,543) shares, or one-quarter of one percent (0.25%) of our Common Stock. PanAmerica beneficially owns, or has the right to acquire, 1,892,460 shares of the Company's Common Stock, or approximately 23% of our Common Stock (after giving effect to the Reverse Stock Split and the transactions contemplated by the Merger).

After the effective date of the Merger, Mr. Dwain Brannon will be appointed to serve as chairman of the Board of Directors of LiquidGolf, the surviving corporation. Mr. Brannon is currently Chief Executive Officer of LiquidGolf and has served in that position since July, 2000. Mr. Brannon was Chief Operating Officer and Director for LiquidGolf Corporation from its inception in November 1998 until July of 2000. Prior to LiquidGolf, Mr. Brannon was a sales representative for MarketShare Inc. from 1995 to 1998.

Except as described above, there are no other transactions between Nomadic and any directors, nominees for director, executive officers of Nomadic, or any security holder who is known to own of record or beneficially more than five percent of Nomadic's voting securities, or any member of the immediate family of the foregoing persons, in which the amount of the transaction exceeds $60,000.

Indebtedness of Management

To the knowledge of Nomadic, no directors or nominees for director have been in debt to Nomadic for any amounts.

EXECUTIVE COMPENSATION

Our chief executive officer and director, Mr. Garcia de Paredes, has not received any compensation for services performed for the Company. The Company did not have any other executive officers or other employees serving at the end of calendar year 2002 whose total annual salary and bonus exceeded $100,000. Except for the proposed investment banking agreement between the Company and PanAmerica, described above, the Company does not have any compensation plans (including individual compensation arrangements) under which the Company's equity securities are authorized or proposed to be authorized for issuance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our Board of Directors has fixed January 13, 2003 as the record date for the determination of stockholders entitled to receive this Information Statement (the "Record Date"). As of February 4, 2003 there were 216,703 shares of Common Stock outstanding.

The following table sets forth certain information as of February 4, 2003 with respect to the beneficial ownership of shares of Common Stock by (i) each person who, to the knowledge of the Company, is the "beneficial owner" of more than five percent (5%) of our Common Stock on February 4, 2003, (ii) each of our directors and executive officers and (iii) our directors and executive officers as a group. The information is determined in accordance with Rule 13d-3 promulgated under the Exchange Act and is based upon information furnished by the persons listed or contained in filings made by them with the SEC. All share amounts give effect to the 150-to-1 Reverse Stock Split effected on January 23, 2003. To the Company's knowledge, each person has sole voting and investment power over the shares unless otherwise noted.

                  Name and                                Amount and
         Address of Beneficial Owner             Nature of Beneficial Owner(1)     Percent of Class
         ---------------------------             -----------------------------     ----------------
       PanAmerica Capital Group, Inc.                      92,460                      41.3%
             50 Marbella Street
       World Trade Center, 12th Floor,
     Panama City, Republic of Panama (2)

             Robert M. D. Cross                            49,263                      22.7%
             c/o Macluan Capital
         Suite 940-1040 West Georgia
            Vancouver, BC, Canada

      Ricardo Garcia de Paredes Carbone                     2,543                       1.2%
     c/o PanAmerica Capital Group, Inc.
             50 Marbella Street
       World Trade Center, 12th Floor,
     Panama City, Republic of Panama (3)

    All executive officers and directors                    2,543                        1.2%
            as a group (1 person)

         (1) "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. For example, you "beneficially" own Nomadic common stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee, or a contract or understanding) have or share the power to vote the stock, or to sell it, or if you have the right to acquire it within 60 days. The percent of shares beneficially owned as of February 4, 2003 was calculated based upon 216,703 outstanding shares.

         (2) This amount includes 7,684 shares of Common Stock, which may be acquired upon conversion of a convertible note and does not include 1,800,000 shares which may be issued to PanAmerica pursuant to the proposed investment banking agreement between the Company and PanAmerica.

REVERSE STOCK SPLIT

General

On January 10, 2003, the Board of Directors of Nomadic approved the Reverse Stock Split. The Reverse Stock Split became effective at the opening of business on January 23, 2003, at which time our 33,002,348 outstanding shares of common stock became 220,036 outstanding shares, subject to adjustment from rounding up of fractional shares that may result in up to 100 additional shares being issued. The Certificate of Change in Number of Authorized Shares of Class and Series is annexed to this Information Statement as Exhibit B (the "Reverse Stock Split Certificate").

Purpose

The Board of Directors believes the Reverse Stock Split is desirable for several reasons. The Reverse Stock Split should enhance the acceptability of our Common Stock by institutional investors, the financial community and the investing public. The Board also believes that the Reverse Stock Split may result in a broader market for our Common Stock than that which currently exists. The expected increased price level may encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company's stockholders, although such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after the Reverse Stock Split.

The Company's Common Stock is currently deemed to be penny stock. As such, the Common Stock is subject to rules that impose additional sales practices on broker-dealers who sell such securities. These additional practices include, among others, (i) a requirement that broker-dealers make a special suitability determination for a potential purchaser and receive the purchaser's written consent to the transaction prior to a sale of our Common Stock, (ii) the preparation of a disclosure schedule before any transaction involving a penny stock, which includes disclosure about (a) sales commissions payable to the broker-dealer and the registered representative, (b) current quotations for the securities, and (c) monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Because of these, and other additional obligations, some brokers may not effect transactions in penny stocks. This could have an adverse effect on the liquidity of our Common Stock.

Additionally, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of those policies and practices pertain to the payment of broker's commissions and to time consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The Reverse Stock Split could result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for our Common Stock. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling "odd lots" (fewer than 100 shares) created by the Reverse Stock Split.

There can be no assurance that any or all of these effects will occur; including, without limitation, that the market price per share of our Common Stock after the Reverse Stock Split will be equal to the applicable multiple of the market price per share of Common Stock before the Reverse Stock Split, or that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for our Common Stock will be improved. Stockholders should note that the Board of Directors cannot predict what effect the Reverse Stock Split will have on the market for, or the market price of, our Common Stock.

Potential Effects of the Reverse Stock Split

Pursuant to the Reverse Stock Split, each holder of one (1) share of our Common Stock immediately prior to the effectiveness of the Reverse Stock Split, became the holder of .00667 shares of our Common Stock upon consummation of the Reverse Stock Split, subject to rounding up for fractional shares.

The Articles/Certificate of Share Exchange ("Certificate of Share Exchange") of the Company, incorporating by reference that certain Plan of Reorganization and Acquisition dated January 21, 2002, as filed with the Nevada Secretary of State on April 3, 2002, provide that "there shall be no reverse split of the common stock of the public corporation for eighteen months from the date the transaction closes" (the "Reverse Stock Split Prohibition"). The transaction contemplated in the Certificate of Share Exchange was the acquisition by the Company of all of the capital stock of Omnitrix, whereby Omnitrix became a wholly-owned subsidiary of the Company. Upon approval of the Board of Directors of the Company, the Reverse Stock Split was effected on January 23, 2003, within the Reverse Stock Split Prohibition Period. We sought and obtained written consents from the Majority Stockholders affirming and ratifying the Reverse Stock Split.

Although the Reverse Stock Split did not, by itself, impact our assets or business, the Reverse Stock Split could result in a decrease in the aggregate market value of our equity capital. The Board of Directors believes that this risk is outweighed by the potential benefits of the Reverse Stock Split.

The Reverse Stock Split may have resulted in some stockholders owning "odd-lots" of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

The change in the number of outstanding shares of our Common Stock due to the Reverse Stock Split resulted in an accounting adjustment to our balance sheet. Our balance sheet was adjusted by re-allocating from the equity line item entitled "Common Stock - Issued and Outstanding Shares" to the equity line entitled "Additional Paid-In-Capital." Other than this change to our balance sheet, the Reverse Stock Split had no material effect on our business and did not impact the rights of the holders of our Common Stock.

Shares of Common Stock Issued and Outstanding or Held as Treasury Shares

Upon the effectiveness of the Reverse Stock Split on January 23, 2003, the number of shares of our Common Stock issued and outstanding was reduced to a number that was approximately equal to the number of shares of our Common Stock issued and outstanding immediately prior to the effectiveness of the Reverse Stock Split, multiplied by .00667. The actual number of authorized shares of our Common Stock was also decreased to 666,666 shares.

With the exception of the number of shares issued and outstanding, the rights and preferences of the shares of our Common Stock after the Reverse Stock Split remains the same as before. Neither our financial condition nor any aspect of our business materially changed as a result of the Reverse Stock Split.

Effectiveness of the Reverse Stock Split

The Reverse Stock Split became effective on January 23, 2003 after filing with the Secretary of State of the State of Nevada of a Certificate of Change in Number of Authorized Shares of Class or Series in substantially the form of the Reverse Stock Split Certificate.

Commencing at the opening of business on January 23, 2003, each stock certificate representing shares of our Common Stock before such date (the "Pre-Effective Stock") is deemed for all corporate purposes to evidence ownership of the reduced number of shares of our Common Stock resulting from the Reverse Stock Split (the "Post-Effective Stock"). We are using Madison Stock Transfer, Inc. as our exchange agent in effecting the exchange of certificates as a result of the Reverse Stock Split. Madison Stock Transfer, Inc. is located at 1688 East 16th Street, Suite #7, Brooklyn, New York 11229 and its telephone number is (718) 627-4453.

Fractional Shares

No fractional shares of our Common Stock will be issued to stockholders as a result of the Reverse Stock Split. Any resulting fractional shares shall be rounded up to the nearest whole share as of January 23, 2003.

THE MERGER

The following is a summary of the material terms of the Merger. This summary does not contain all of the information that is important to you, and it is qualified in its entirety by reference to the full text of the Merger Agreement, which is annexed hereto as Exhibit A and incorporated herein by reference. In addition, a detailed discussion of the Merger Agreement is set forth in the section entitled TERMS OF THE MERGER AGREEMENT, below.

Structure of the Merger

Pursuant to the Merger Agreement and following the effective date of the Corporate Action, Acquisition Sub, a wholly-owned subsidiary of the Company, will merge with and into LiquidGolf (see THE BUSINESS OF LIQUIDGOLF CORPORATION). As a result of the Merger, the corporate existence of Acquisition Sub will cease and LiquidGolf will continue as the surviving corporation. Pursuant to the Merger: (1) every three shares of LiquidGolf's issued and outstanding common stock (after conversion of all LiquidGolf preferred stock into LiquidGolf common stock) will be converted into the right to receive one fully paid and non-assessable share of the Company's Common Stock with fractional shares paid in cash at the rate of two dollars ($2.00) per share multiplied by the share fraction; and (2) each warrant to purchase one share of LiquidGolf stock will be converted into the right to receive one warrant to acquire one share of Common Stock of the Company at the price and on substantially the terms set forth in the LiquidGolf warrants. As a result, the Company will issue approximately 5,784,377 shares of Common Stock and warrants to purchase approximately 2,540,000 shares of Common Stock at exercise prices ranging from $1.00 to $16.00 per share, and the shareholders of LiquidGolf will acquire approximately 96% (before exercise of the warrants and issuance of stock to PanAmerica) of the outstanding capital stock of the Company. If all of the warrants are exercised, the stockholders of LiquidGolf and the warrant holders of LiquidGolf would acquire approximately 97% of the outstanding capital stock (before the issuance of stock to PanAmerica pursuant to the proposed investment banking agreement) in the Company. The shares and warrants will be issued after the Corporate Action is effective.

Each of Acquisition Sub's issued and outstanding shares will be converted into one fully paid and non-assessable share of common stock of LiquidGolf, resulting in LiquidGolf becoming a wholly-owned subsidiary of the Company.

The Merger Agreement was approved by the directors of the Company on February 12, 2003. Stockholder approval of the Merger was not required under Nevada law. The Merger will be consummated immediately after the Amended and Restated Articles of Incorporation are filed and become effective, and after satisfaction or waiver of the conditions set forth in the Merger Agreement.

Background of the Merger

Mr. Dwain Brannon, Chief Executive Officer of LiquidGolf, and Mr. Patrick Abraham, President of PanAmerica, a stockholder and affiliate of the Company, first met in late 2001.

Throughout 2002 Mr. Brannon and Mr. Abraham met each other at business events and for social reasons. Over the course of those meetings, Mr. Brannon and Mr. Abraham discussed various business projects in which each was involved, including the Company and LiquidGolf.

In the second quarter of 2002, at a business meeting, Mr. Brannon and Mr. Abraham discussed the various challenges faced by LiquidGolf and the Company, including LiquidGolf's need for capital and a platform from which to seek investments to grow its business. They also discussed the Company's need for an operating business.

Beginning in the third quarter of 2002 and continuing into the first quarter of 2003, Messrs. Brannon and Abraham discussed a possible combination of the Company and LiquidGolf, including the mutual benefits such a combination would produce for each entity. The Company would acquire an operating business and LiquidGolf would be better able to attract investment capital. Although those discussions ultimately resulted in the execution of the definitive Merger Agreement, prior to signing the definitive Merger Agreement, there were no contracts, arrangements, understandings or relationships between the Company and LiquidGolf regarding the possibility of a business combination or acquisition transaction.

Reasons for Approval by the Board of Directors

The Board of Directors has given careful consideration to the Reverse Stock Split, the Merger, the existing business operations of LiquidGolf, the immediate impact of new operations and assets on the Company, the future potential and plans of LiquidGolf, our current book value, our current business operations and opportunities, the interest of our stockholders, and the risks of the Merger to our existing stockholders. Based on the foregoing considerations, the Board of Directors believes the Reverse Stock Split, the transactions contemplated by the Merger Agreement, and the filing of the Amended and Restated Articles of Incorporation are fair and in the best interests of the Company and its stockholders.

In unanimously approving the terms of the Merger, the Board of Directors concluded that the benefits that the Company would receive as a result of the Merger represented fair value for the shares of Common Stock to be issued in the Merger. In reaching this conclusion, the Board of Directors considered a number of factors, including the following:

- the existing business operations of LiquidGolf and the Board's business judgment as to LiquidGolf's future potential;

-        the past results of LiquidGolf;

-        the lack of an operating business for the Company;

-        the timing of the transactions contemplated by the Merger Agreement;

- information with respect to the business, properties, management, financial condition, results of operations, and prospects of the Company, as well as the likelihood of achieving those prospects, and maintenance of the Company as a going concern;

- the Company's requirement for additional financing to fund its operations and its lack of any operating income and revenue;

- the likelihood that the proposed acquisition will be consummated, including the experience and reputation of LiquidGolf;

-        general economic conditions;

- the possibility that, due to the Company's cash needs, the value of the transaction to the stockholders of the Company in a future transaction, might be less advantageous than the value of the proposed transaction;

- the terms and conditions of the Merger Agreement, including the Board's view that it appeared unlikely that there existed other viable substantially equivalent operating businesses at the time.

In view of the variety of factors considered in connection with its evaluation of the Merger, the Board of Directors did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. Rather, the Board of Directors viewed its recommendation as being based on the totality of the information presented to and considered by it.

Accounting Treatment of the Merger

On consummation of the Merger, management believes that the proper accounting treatment for the Merger will be a so-called "reverse acquisition," whereby LiquidGolf will account for the transaction as a purchase of all of Nomadic. It is expected that LiquidGolf will be deemed to be the acquirer due to the common stockholders of LiquidGolf ultimately controlling Nomadic.

Effect of the Merger on Stockholders

The holders of the Company's Common Stock are not entitled to receive any cash, stock or other property in connection with, or as a result of, the Merger.

AS A RESULT OF THE ISSUANCE OF SHARES OF COMMON STOCK TO THE LIQUIDGOLF STOCKHOLDERS IN CONNECTION WITH THE MERGER, EXISTING NOMADIC STOCKHOLDERS WILL SUFFER SUBSTANTIAL DILUTION IN THEIR EQUITY OWNERSHIP AND VOTING POWER.

After consummation of the Merger, the stockholders of LiquidGolf will control approximately 96% of the voting stock of the Company and, following the issuance of the Common Stock in accordance with the investment banking agreement, PanAmerica and the stockholders of LiquidGolf will control approximately 97% of the voting stock of the Company. If the warrants issued to LiquidGolf warrant holders are exercised, the stockholders of LiquidGolf (including the former warrant holders) will control approximately 80% of the voting stock of the Company alone, and approximately 98% of the voting stock of the Company with PanAmerica (after issuance of shares to PanAmerica pursuant to the proposed investment banking agreement).

Actions Taken To Approve The Merger

The Merger Agreement was approved by the unanimous written consent of the Company's Board of Directors on February 12, 2003. Under applicable Nevada law, approval by the Board of Directors was sufficient to authorize the Merger.

TERMS OF THE MERGER AGREEMENT

The following is a summary of the material terms of the Merger Agreement. This summary does not contain all of the information that is important to you, and it is qualified in its entirety by reference to the full text of the Merger Agreement, which is annexed hereto as Exhibit A and incorporated herein by reference.

THE MERGER. The Merger Agreement provides that, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Acquisition Sub shall be merged with and into LiquidGolf. The effective time of the Merger (the "Effective Time"), shall be the day, after the closing, when the Certificate of Merger is filled with the appropriate governmental authorities pursuant to the DGCL. Following the Effective Time, the separate corporate existence of Acquisition Sub will cease and LiquidGolf will continue as the corporation surviving the Merger (sometimes referred to herein as the "Surviving Corporation") and will succeed to and assume all the rights and obligations of the Acquisition Sub in accordance with the DGCL. The Articles of Incorporation and Bylaws of LiquidGolf shall become the Articles of Incorporation and By-Laws of the Surviving Corporation. In addition, the Company has agreed to appoint Mr. Dwain Brannon and Mr. Ricardo Garcia de Paredes Carbone as directors of the Surviving Corporation, and the officers of LiquidGolf as the officers of the Surviving Corporation.

CONVERSION OF SHARES. At the Effective Time, each share of LiquidGolf preferred stock shall be converted into one share of LiquidGolf common stock. Thereafter, every three shares of LiquidGolf common stock issued and outstanding at the Effective Time (after the conversion of LiquidGolf preferred stock) will be canceled and extinguished and each share of LiquidGolf common stock (other than shares held by LiquidGolf as treasury stock and shares owned by Acquisition Sub or the Company) will be converted into and become solely the right to receive one share of the Company's Common Stock (the "Converted Shares"). Fractional shares will be paid to the holder, in cash, at the rate of two dollars ($2.00) per share. All shares of LiquidGolf common stock held as treasury shares and shares held by the Acquisition Sub or any of its affiliates will be canceled at the Effective Time. All shares of capital stock of Acquisition Sub issued and outstanding immediately prior to the Effective Time shall be converted and changed into an equal number of shares of capital stock of the Surviving Corporation.

CONVERSION OF LIQUIDGOLF WARRANTS. At the Effective Time, each LiquidGolf warrant (a "LiquidGolf Warrant") issued and outstanding immediately prior thereto will be canceled and extinguished and each LiquidGolf Warrant will be converted into and become solely the right to receive a warrant issued by the Company for the right to purchase one share of the Company's Common Stock at the purchase price set forth in the applicable LiquidGolf Warrant (the "Converted Warrants"). All shares of Common Stock purchased in accordance with a Converted Warrant will not be subject to the Lock-up Restriction (defined below).


The LiquidGolf Warrants have various terms and conditions. The LiquidGolf Series "A" Warrants (the "A Warrants") are exercisable for five (5) years at a purchase price of $1.00 per share with the last expiring in May, 2007. The A Warrants provide for the purchase, in whole or in part, of up to 1,220,000 shares of LiquidGolf common stock. The A Warrants also carry registration rights whereby LiquidGolf was required to register the stock which could be purchased upon exercise of the A Warrants one hundred eighty (180) days from the issue date of the warrant. LiquidGolf has not filed a registration statement for the shares underlying the A Warrants. Therefore, as soon as practicable after conversion of the A Warrants to Converted Warrants, the Company will file a registration statement for the shares of Common Stock which may be purchased pursuant to the Converted Warrants attributable to the A Warrants.

The LiquidGolf Series "B" Warrants (the "B Warrants") are exercisable for five
(5) years at a purchase price of $1.50 per share with the last expiring in May, 2007. The B Warrants provide for the purchase, in whole or in part, of up to 1,220,000 shares of LiquidGolf common stock. The B Warrants also carry registration rights whereby LiquidGolf was required to registered the stock which could be purchased upon exercise of the B Warrants one hundred eighty
(180) days from the issue date of the warrant. LiquidGolf has not filed a registration statement for the shares underlying the B Warrants. Therefore, as soon as practicable after conversion of the B Warrants to Converted Warrants, the Company will file a registration statement for the shares of Common Stock which may be purchased pursuant to the Converted Warrants attributable to the B Warrants.

The LiquidGolf "Maria" Warrants (the "Maria Warrants") are exercisable for four
(4) years expiring in October, 2003. The Maria Warrants provide for the purchase, in whole or in part, of up to 100,000 shares of LiquidGolf common stock as follows: (1) thirty one thousand two hundred fifty (31,250) of the Maria Warrants are exercisable at a purchase price of $16.00 per share,
(2) thirty one thousand two hundred fifty (31,250) of the Maria Warrants are exercisable at a purchase price of $12.00 per share and (3) thirty seven thousand five hundred (37,500) of the Maria Warrants are exercisable at a purchase price of $8.00 per share. The Maria Warrants do not carry registration rights.


LOCK-UP RESTRICTION. The Converted Shares will be subject to a lock-up restriction, pursuant to which the Converted Shares may not be sold, pledged, hypothecated or transferred for 12 months after the Effective

Time (the "Lock-Up Period"). For 12 months after the Lock-Up Period and subject to the applicable securities laws, each stockholder may sell up to twenty five percent (25%) of their Converted Shares per calendar quarter. Thereafter, there is no restriction on the sale of the Converted Shares except as may be prescribed by applicable securities laws. A legend bearing the foregoing restrictions will be placed on each certificate evidencing Converted Shares. Shares issued as a result of the purchase of Common Stock pursuant to the Converted Warrants will not be subject to the lock-up restrictions.

REGISTRATION RIGHTS. Pursuant to the Merger Agreement, the Company has agreed to file a registration statement for approximately 3,440,000 shares of Common Stock (the "Registration Rights Stock"). Approximately 1,000,000 shares of the Registration Rights Stock are Converted Shares and approximately 2,440,000 shares of the Registration Rights Stock are shares that may be purchased pursuant to the Converted Warrants. The holders of Registration Rights Stock acquired their registration rights pursuant to existing agreements with LiquidGolf. Pursuant to certain existing LiquidGolf agreements, the LiquidGolf shares subject to the A Warrants and the B Warrants were to be registered one hundred eighty (180) days from the issue date of the warrant. LiquidGolf has not filed a registration statement for those shares. Therefore, our obligation to the holders of Registration Rights Stock will be to cause a registration statement for the Registration Rights Stock to become effective as soon as practical after the Effective Time.

CLOSING. The consummation of the transactions contemplated by the Merger Agreement will take place once the conditions precedent to the Merger (described below) have been satisfied or waived and the Corporate Action has become effective. The Closing will not occur until at least twenty (20) days after the date of this Information Statement.

REPRESENTATIONS AND WARRANTIES. Pursuant to the Merger Agreement, LiquidGolf has made customary representations and warranties to the Company, including, but not limited to, representations and warranties relating to LiquidGolf's organization and qualification, its subsidiaries, its capitalization, its authority to enter into the Merger Agreement and carry out the transactions contemplated thereby, its financial statements, employee matters, litigation, compliance with laws, and its assets.

The Company and Acquisition Sub have also made customary representations and warranties to LiquidGolf, including, but not limited to, representations and warranties relating to the Company and Acquisition Sub's organization and authority to enter into the Merger Agreement, litigation, compliance with laws, environmental matters and tax filings.

COVENANTS RELATING TO THE CONDUCT OF BUSINESS. Pursuant to the Merger Agreement, LiquidGolf has agreed that, upon request, it will permit the Company's representative to have access to LiquidGolf books, records, personnel and properties. LiquidGolf has also agreed to keep the Company advised as to LiquidGolf's business operations, including in the event of significant changes to it business, and to conduct its business in the ordinary course as before the Merger Agreement was entered. LiquidGolf has also agreed to refrain from entering certain transactions and to secure permission of Nomadic before entering other transaction.

CONDITIONS PRECEDENT TO THE MERGER. The respective obligations of the Company, LiquidGolf and Acquisition Sub to effect the Merger are subject to the fulfillment, at or prior to the Effective Time, of certain conditions, including, but not limited to the following: (a) filing of the Amended and Restated Articles of Incorporation of the Company; (b) delivery of certificates of good standing for the Company and Acquisition Sub; (c) the representations and warranties of the Company and Liquid Golf are true and correct, (d) no suit, action or proceeding is pending or threatened which seeks to restrain or prohibit the closing, or which seeks damages against the Company or LiquidGolf,
(e) the Company shall have entered an investment banking agreement with PanAmerica, (f) the Company shall have entered an employment agreement with Mr. Brannon, (g) LiquidGolf shall obtain, to the Company's satisfaction, a release of its obligations to SpiderGolf, Inc., and (h) the conversion of all outstanding LiquidGolf preferred stock to LiquidGolf common stock. Other conditions are described in the Merger Agreement. Any or all of such conditions may be waived by the Company or LiquidGolf at or prior to the closing of the Merger.

POST CLOSING OBLIGATIONS. The Merger Agreement contains certain obligations of the parties following the closing. The Company and LiquidGolf agreed to use all reasonable efforts to take all actions and to do all things necessary, proper or advisable to consummate and make effective, as promptly as practicable, the transactions contemplated by the Merger Agreement. The Company has agreed to change its name to LiquidGolf Corporation and to change its state of incorporation from Nevada to Delaware. Finally, the Company and LiquidGolf have agreed to refrain from making public announcements about the Merger except as required by law.


INDEMNIFICATION. The Merger Agreement provides that from and after the Effective Time, the Company will indemnify, defend and hold harmless the Surviving Corporation and the LiquidGolf stockholders against any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, fines and reasonable attorneys' fees, that the Surviving Corporation and/or the LiquidGolf stockholders may incur, sustain or suffer including without limitation any audit costs incurred by an Internal Revenue Service audit of the Company and/or the Surviving Corporation which results in a tax deficiency for the tax year(s) audited as a result of any breach of, or failure by the Company to perform, any of the representations, warranties, covenants or agreements of the Company contained in the Merger Agreement. The Company has also agreed to indemnify LiquidGolf from brokers' or finders' fees arising from brokers or finders retained by the Company with respect to transactions contemplated by the Merger Agreement.



COMPANY STOCK OPTIONS. Pursuant to the Merger Agreement, LiquidGolf has agreed to cancel its employee stock option plan prior to the closing and the Company has agreed to implement an employee stock option plan and grant such options to those employees as the Board of Directors deems appropriate.


TERMINATION. The Merger Agreement may be terminated at any time prior to the Effective Time, whether prior to or after approval by the stockholders of the
Company: (a) by mutual written consent of LiquidGolf and the Company; (b) by either LiquidGolf or the Company on two business days notice, without reason; and (c) for other reasons specified in the Merger Agreement. Notwithstanding the foregoing, the Merger Agreement provides that the right to terminate the Merger Agreement will not be available to any party if the event which gave rise to such termination right is a result of or arose in connection with any action or inaction of the party seeking to terminate taken or not taken in breach of the terms of the Merger Agreement.

FEES AND EXPENSES. Pursuant to the Merger Agreement, each of the Company and LiquidGolf agreed to pay its own respective costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby.

CHANGE IN CONTROL

Pursuant to the Merger Agreement, after the effective date of the Corporate Action, Nomadic will consummate a business combination between Acquisition Sub, its wholly owned subsidiary, and LiquidGolf, upon the terms and conditions set forth in the Merger Agreement (see TERMS OF THE MERGER AGREEMENT). Pursuant to the Merger Agreement, Acquisition Sub will be merged with and into LiquidGolf, with LiquidGolf as the surviving corporation. As a result, LiquidGolf will become a wholly owned subsidiary of Nomadic. Pursuant to the Merger Agreement, at the Effective Time we will issue one (1) share of our Common Stock, to the stockholders of LiquidGolf, for every three (3) shares of LiquidGolf capital stock they own, with fractional shares paid in cash at the rate of two dollars ($2.00) per share multiplied by the share fraction.

Upon consummation of the Merger, the Board of Directors of Nomadic will not change.

Upon consummation of the Merger, a change in control of Nomadic will occur. The ownership of our Common Stock (on a fully diluted basis) by (i) the stockholders of LiquidGolf, as a group and (ii) the current Nomadic stockholders, as a group, is estimated as follows (after giving effect to the Reverse Stock Split and all transactions contemplated by the Merger Agreement, including the consideration to be paid to

PanAmerica in connection with the investment banking agreement (see INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON)):

                                       NUMBER OF SHARES OF OUR COMMON       PERCENTAGE
GROUP OF STOCKHOLDERS                          STOCK (1)                    OWNERSHIP(1)
---------------------                  -------------------------------      -------------
Former LiquidGolf Stockholders                5,784,377                      74.15%
Nomadic Stockholders                            216,703                       2.78%
PanAmerica (4)                                1,800,000                      23.07%
Total                                         7,801,080                     100.00%

If the Converted Warrants are exercised, ownership of our Common Stock (on a fully diluted basis) by (i) the stockholders and former warrant holders of LiquidGolf, as a group, and (ii) the current Nomadic stockholders, as a group, is estimated as follows (after giving effect to the Reverse Stock Split and all transactions contemplated by the Merger Agreement, including the consideration to be paid to PanAmerica in connection with the investment banking agreement).

                                         NUMBER OF SHARES OF OUR COMMON              PERCENTAGE
GROUP OF STOCKHOLDERS                             STOCK (1)                         OWNERSHIP (1)
---------------------                    -------------------------------            -------------
Former LiquidGolf Stockholders                   5,784,377                             55.94%
Former LiquidGolf Warrant Holders (3)            2,540,000                             24.56%
Nomadic Stockholders                               216,703                               2.10
PanAmerica (4)                                   1,800,000                             17.40%
Total                                           10,341,080                            100.00%

(3)      Assumes the exercise of all Converted Warrants into shares of Common
         Stock.

(4) These are shares of Common Stock to be issued pursuant to the proposed investment banking agreement and do not include shares held prior to the Effective Time.

ABSENCE OF DISSENTERS' RIGHTS

Neither Nevada law nor our Articles of Incorporation or By-laws provide the Company's stockholders with dissenters' rights in connection with the Merger, the Reverse Stock Split or the amendment and restatement of our Articles of Incorporation. This means that no stockholder is entitled to receive any cash or other payment as a result of, or in connection with, the Merger, the Reverse Stock Split or the amendment and restatement of our Articles of Incorporation, even if a stockholder has not been given an opportunity to vote with respect thereto.

EMPLOYEE BENEFIT PLANS

The Merger will not effect any currently outstanding stock options that have been granted by the Company, nor will it effect any Company employee benefit plans, pension plans and other employee benefit arrangements as there are none currently in existence.

DILUTION

As a result of the issuance of shares of our Common Stock to the LiquidGolf stockholders in connection with the Merger, existing stockholders will experience substantial dilution in their equity ownership and voting power. After giving effect to the issuance of all of the shares to be issued pursuant to the Merger and the transactions contemplated thereby (including the shares to be issued to PanAmerica pursuant to the proposed investment banking agreement), each holder of Common Stock will experience a reduction in its ownership and voting percentages of approximately 97%, relative to the percentages existing immediately prior to the effective date of the Merger.

REGULATORY APPROVALS

The Company is not aware of any approval or other action by any governmental, administrative or regulatory authority or agency required in connection with the Merger and the other transactions contemplated by the Merger Agreement.

FEES AND EXPENSES

All costs and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material federal income tax consequences of the Reverse Stock Split, the Corporate Action and the Merger, and does not purport to be a complete discussion of all of the possible federal income tax consequences of such actions. Also, it does not address the tax consequences to stockholders who are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, non resident alien individuals, broker-dealers and tax-exempt entities. The discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices in effect on the date of this Information Statement, all of which are subject to change, possibly with retroactive effect. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.

THE SUMMARY OF TAX CONSEQUENCES SET FORTH BELOW IS FOR GENERAL INFORMATION ONLY. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY STATE, LOCAL, OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE REVERSE STOCK SPLIT, THE CORPORATE ACTION, THE MERGER AND THE OTHER TRANSACTIONS DISCUSSED HEREIN.

We believe that the Reverse Stock Split, the Corporate Action and the Merger are not taxable transactions to us because they qualify for non-recognition under the Code. No taxable income, gain or loss should be recognized by a stockholder of the Company as a result of the Corporate Action , the Reverse Stock Split, or the Merger. The aggregate tax basis of a stockholder's shares should remain the same as the stockholder's aggregate tax basis immediately prior to the Corporate Action, the Reverse Stock Split, and the Merger.

THE AMENDED AND RESTATED ARTICLES OF INCORPORATION

Purpose.

In order to fulfill the Company's obligations under the Merger Agreement, to remove the Reverse Split Prohibition and to make other technical changes to the Articles of Incorporation of the Company, the Board of Directors of the Company and the Majority Stockholders have taken actions to approve Amended and Restated Articles of Incorporation for the Company.

In accordance with Nevada corporation law, simultaneously with the 150-to-1 Reverse Stock Split, there was a corresponding decrease in the number of authorized shares of Common Stock. Under the terms of the Reverse Stock Split, each 150 issued and outstanding shares of Common Stock were combined and consolidated into one share of Common Stock, and at the same time the number of authorized shares of Common Stock was proportionately reduced from 100,000,000 to 666,666. Therefore, to have a sufficient number of authorized and unissued shares of Common Stock to issue Common Stock to the LiquidGolf shareholders and consummate the other transactions contemplated by the Merger Agreement, the Company must increase it authorized capital.

Summary of the Amended and Restated Articles of Incorporation.

The following is a summary of the material provisions of the Amended and Restated Articles of Incorporation. This summary does not contain all of the information that is important to you, and it is qualified in its entirety by reference to the full text of the Amended and Restated Articles of Incorporation, which is annexed hereto as Exhibit C and incorporated herein by reference.

ARTICLE I. Article I of the Amended and Restated Articles of Incorporation changes the name of the Company to LiquidGolf Corporation. To fulfill our obligations under the Merger Agreement, we are required to change our name to LiquidGolf Corporation.

ARTICLE II. Article II of the Amended and Restated Articles of Incorporation appoints The Corporation Trust Corporation of Nevada as the resident agent for the Company in Nevada. Pursuant to Nevada law, the Company is required to have a resident agent in Nevada. The previous resident agent of the Company is no longer in business.

ARTICLE III. Article III of the Amended and Restated Articles of Incorporation describes the purpose of the Company and the term of its existence. As with the current articles of incorporation, subject to approval of the Board of Directors, we can engage in any lawful business or other lawful activity. In addition, the Company will exist unless and until it is dissolved by operation of law or the filing of articles of dissolution after the required authorization of the Board of Directors and a majority of stockholders pursuant to Nevada corporation law.

ARTICLE IV. Article IV of the Amended and Restated Articles of Incorporation increases the number of authorized shares of Common Stock of the Company from its current amount of 666,666 shares (after giving effect to the Reverse Stock Split) to 100,000,000 shares. The increase in the capital stock is subsequent to the effectiveness of the Reverse Stock Split and the execution of the Merger Agreement. The Common Stock will have the same rights and privileges as the Common Stock under the current articles of incorporation, and all shares of the capital stock of the Company will be of the same class. The par value of the Common Stock remains the same.

No stockholder of the Company has or, under the Amended and Restated Articles of Incorporation, will have pre-emptive rights or be entitled to utilize cumulative voting. Once issued and paid for, the Common Stock is non-assessable.

ARTICLE V. Article V of the Amended and Restated Articles of Incorporation establishes the Board of Directors of the Company. The Board must be comprised of no less than one member and no more than seven members. The size of the Board is initially set at one and may be changed, from time to time, as provided in our Bylaws, subject to limitations imposed by Nevada corporation law. Mr. Garcia de Paredes Carbone remains our sole director.

ARTICLE VI. Article VI of the Amended and Restated Articles of Incorporation provides the Board of Directors of the Company with the authority to change the Bylaws of the Company and to indemnify directors, officers, employees, agents and other persons in connection with activities relating to the Company.

ARTICLE VII. Article VII of the Amended and Restated Articles of Incorporation provides that the Board of Directors of the Company will be liable to the Corporation only for acts which involve intentional misconduct, fraud, a knowing violation of law and the improper payment of dividends under Nevada corporation law. The article also provides that any change or repeal of the article will not affect liability for acts or omissions occurring prior to the change or repeal.


ARTICLE VIII. Article VIII of the Amended and Restated Articles of Incorporation clarifies that the words used in the Amended and Restated Articles of Incorporation have the same meaning as set forth in the Nevada corporation law.


ARTICLE IX. Through Article IX of the Amended and Restated Articles of Incorporation, the Company will "opt-out" of the Nevada corporation law applying to the acquisition of a controlling interest in the Company or the merger of the Company with or into a corporation controlled by a controlling stockholder. These provisions of the Nevada corporation law are intended to provide protection for stockholders who do not own a controlling interest in the Company and, without these protections, a majority of the Company's stockholders could effect transactions prohibited by these statutes. Stockholders are directed to Nevada statutes sections 78.378 to 78.3793 and section 78.411 to 78.444 for further information.

Consent Required

Under Nevada law, approval of the Amended and Restated Articles of Incorporation requires the consent of the holders of a majority of the outstanding shares of our Common Stock, as of the Record Date. As of the close of business on the Record Date, we had an aggregate of 220,036 shares of Common Stock issued and outstanding. Pursuant to our Articles of Incorporation and Nevada corporation law, each share of Common Stock entitles its holder to one vote on all matters submitted to a vote of the stockholders. The Majority Stockholders have consented to and approved the Amended and Restated Articles Of Incorporation and accordingly, the requisite stockholder approval was obtained by the execution of the Majority Stockholders' written consent in favor of the Amended and Restated Articles of Incorporation.

Effect of Increase in Capital Stock.

Upon the filing of the Amended and Restated Articles of Incorporation, as a general matter, approval from the stockholders will not be required to issue any newly-authorized shares, except as otherwise required by law or applicable rules of any market upon which the Common Stock may trade.


The increase in authorized capital alone will not affect the percentage ownership interest in the Company or percentage voting power of any holder of Common Stock. Such increase in authorized capital alone will have no effect on the number of shares of Common Stock outstanding; however, it will make it possible to consummate the transactions contemplated by the Merger Agreement and the consummation of those transactions (including the Merger) will result in substantial dilution to the present holders of the Common Stock of the Company and their loss of voting control of the Company. Following consummation of the transactions contemplated by Merger (but prior to the issuance of shares to PanAmerica), the present stockholders of LiquidGolf will own approximately
96% of the Company's fully diluted capital stock.


Effective Date of the Amended and Restated Articles of Incorporation

After this Information Statement has been filed with the Securities and Exchange Commission and mailed to all holders of record of the Company's shares on the Record Date, and upon the expiration of all applicable waiting and review periods under the Exchange Act, the Company will file the Amended and Restated Articles of Incorporation and thereafter issue Common Stock as required to complete the Merger.

THE BUSINESS OF THE COMPANY

The provisions of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 and, in particular, Item 1 of that Annual Report, are incorporated herein by reference.

FINANCIAL STATEMENTS OF THE COMPANY

The provisions of the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 and, in particular, Item 7 of that Annual Report, are incorporated herein by reference.

THE BUSINESS OF LIQUIDGOLF CORPORATION

The following is a summary of the business of LiquidGolf.

General


LiquidGolf Corporation, a Delaware corporation was formed in February 1999 under the name LiquidGolf.com Corporation. The address and telephone number of its principal executive offices are 1017 W. Orange Blossom Trail, Apopka, Florida 32712, and (407) 889-7577.


LiquidGolf markets and sells golf equipment, accessories and apparel to golfing consumers and golf industry businesses. It operates from a retail store located in Apopka, Florida, and via the Internet through an online golf community website with the URL of: www.liquidgolf.com. In addition to traditional retailing, LiquidGolf seeks to build a business providing technology and fulfillment operations to golf retailers selling through the Internet. Revenue from its retail store and website currently accounts for nearly 100% of LiquidGolf's total revenues.

LiquidGolf has built a following of patrons that visit LiquidGolf (online and at its retail location) to purchase equipment and get the latest new product information. LiquidGolf intends to continue to build its reputation and goodwill by providing a full range of golf-related products and services to consumers and members of the golf business community, as well as information about the selection and use of products carried by the LiquidGolf.

LiquidGolf is building a company for passionate golfers by passionate golfers. Members of LiquidGolf's management team are both leaders in their respective fields and avid golfers. Its president and founder, Mr. Dwain Brannon, is a former professional golfer with over 15 years experience in the golf retail industry. Mr. Brad Doyle, the director of operations, is a PGA member and former director of golf operations at the Grand Cypress Resort in Orlando, Florida. LiquidGolf has been able to focus on customer satisfaction by filling customer service positions with PGA professionals. When LiquidGolf customers look for guidance in their equipment purchases, these professionals can assist. And, by employing golf professionals, LiquidGolf believes it will establish itself within the golfing community as a trusted business partner who understands the golf industry.

LiquidGolf maintains direct relationships with over fifty golf equipment, apparel and accessory manufacturers, distributors and suppliers. LiquidGolf is able to provide a broad spectrum of golf related products from manufacturers with whom it does not currently have direct relationships, through distributors and suppliers.

Although no acquisition is presently planned, LiquidGolf management expects to add to its revenue base through acquisition. Management believes that its acquisitions may include one or more retail business operations or web based operations. There can be no assurance, however, that the Company will be able to successfully complete any acquisition.

Management believes that to succeed, LiquidGolf will have to provide a total golf solution through extensive product selection, detailed product information and other valuable product related services from a single company accessible at a retail location and via the Internet. Management does not believe LiquidGolf's competition offers this total golf solution.

Market Overview

Management believes that golfing consumers represent one of the most appealing demographic groups in the world in terms of income and purchasing power. According to Golf Digest Magazine's Golf Perspective 1998, there are over 26.4 million golfing consumers in the United States with an average household income of over $63,000. It also estimated the worldwide golf community at over 61.7 million golfers and stated that Japan had the second largest market with approximately 20 million golfing consumers. Golf Perspective 1998 stated that total combined market for golf related purchases in the United States is estimated at over $30 billion with golf equipment and apparel representing $6 billion of that number. The National Golf Foundation estimates that golfers spent over $4 billion on golf equipment in 1998.

Off course shops sell the majority of golf equipment. Golf equipment and apparel also reach the market through small format sporting goods retailers, large format sporting goods retailers and mass merchandisers.

Management believes that traditional golf product retailers face a number of challenges in providing a satisfying shopping experience for consumers. The number of products and the amount of inventory a traditional retailer can carry in a store is constrained by the store's physical space, thereby limiting selection. Due to the significant costs of carrying inventory in multiple store locations, traditional retailers focus their product selection on the most popular products that produce the highest inventory turnovers, thereby further limiting consumer selection. Consumers are thereby forced to choose between (i) shopping at pro-shops with good customer service but poor selection and high prices due to inventory constraints or (ii) sporting superstores which focus on price by buying a few brands in bulk but have little selection and no customer service. Management believes that many consumers find the golf product shopping experience to be time-consuming, inconvenient and unpleasant due to factors such as location, use of valuable leisure time, and the inability to try a product under game conditions prior to purchasing. Even the golf specialty stores, who focus on service, can only provide the consumer with the act of hitting a ball ten feet into a net as their only pre-purchase experience.

Combining the unique characteristics of the Internet with savvy traditional retail strategies, management believes that LiquidGolf provides a number of advantages for golf product distribution. Online LiquidGolf intends to be able to display a larger number of products than traditional store-only based retailers or catalog sellers and at a lower cost. In addition, LiquidGolf intends to be able to frequently adjust its featured selections, editorial content and pricing, providing significant merchandising flexibility. Management believes that LiquidGolf will also benefit from the minimal cost of publishing on the Web, the ability to reach a large group of customers from a central location, and the potential for low-cost customer interaction. LiquidGolf expects to also be able to easily obtain demographic and behavioral data about customers, increasing opportunities for direct marketing and personalized services.

Business Strategy

LiquidGolf's mission is to build a golf company incorporating community, content, and commerce. The goal is to provide passionate golfers with an opportunity to have a golf experience every hour of every day. LiquidGolf seeks to provide its golfing customers with all of the best merchandise, instruction, golf news, commentary, and concierge services that go beyond what one could find at any other golf company. By creating this online golf centric environment, management believes LiquidGolf will be able to create and profitably leverage goodwill more effectively than a simple equipment retailer.

Products and Services

LiquidGolf offers products manufactured and distributed by over 50 companies, including products made by Callaway, Taylor Made, Adams and Titleist. These include, but are not limited to, golf clubs and golf balls. LiquidGolf also offers shoes, accessories, and a variety of other products. LiquidGolf carries only name brand merchandise, which management believes is key to maintaining strong relationships with major manufacturers. LiquidGolf currently derives 100% of its revenue from the sale of golf equipment, merchandise, apparel and accessories.

Employees

As of December 31, 2002, LiquidGolf had 4 full-time employees. None of its employees are represented by a labor union, and LiquidGolf considers its relations with its employees good. LiquidGolf does not anticipate a substantial change in the number or type of its employees.

Facilities

All of LiquidGolf's operations, including a single retail outlet store and distribution center, are based in its leased 4,000 square foot facility located at 1017 West Orange Blossom Trail, Apopka, Florida.

LIQUIDGOLF RISK FACTORS

You should carefully consider the risks described below relating to both Nomadic and LiquidGolf. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us may also impair our operations and business. Unless otherwise indicated, or unless the context otherwise requires, all references below to the terms "Nomadic," "LiquidGolf," "we," "our," "us," or "our company" mean Nomadic and LiquidGolf, after giving effect to the Merger.

If we do not successfully address any of the risks described below, there could be a material adverse effect on our financial condition, operating results and business and the trading price of our Common Stock may decline. We cannot assure you that we will successfully address these risks.

LiquidGolf is insolvent.

LiquidGolf was forced to cease operations on February 28, 2002 because of a lack of operating capital. LiquidGolf established a new base of operations, re-activated its website, hired personnel and re-established daily operations in May 2002. Unless we are successful in raising additional capital, LiquidGolf will have no choice but to file bankruptcy or wind down its business. To continue as a going concern, we must raise sufficient capital to allow us to pay off or otherwise settle LiquidGolf's outstanding obligations, and/or LiquidGolf's creditors must continue to allow LiquidGolf to stretch out its payment of overdue obligations. If we are unable to raise sufficient capital to allow LiquidGolf to implement its business plan, LiquidGolf will have no choice but to file bankruptcy or wind down its business. We have no commitments for additional capital, and there can be no assurance additional capital will be available on acceptable terms, if at all.

LiquidGolf has a limited operating history.


LiquidGolf launched its website and began selling its products through its online store in June 1999 and as a consequence, LiquidGolf has a limited operating history available to evaluate its business and prospects. You should consider LiquidGolf's prospects in light of the following risks, expenses and uncertainties, particularly those that rely, in part, on the new and emerging e-commerce market:


                  - management of an expanding business in a rapidly changing market;


                  - attracting new customers and maintaining customer satisfaction;

                  - introducing new and enhanced websites, services, products and alliances;

                  - maintaining profit margins, notwithstanding price competition or rising wholesale prices; and

                  - minimizing technical difficulties, system downtime and the effect of Internet brownouts.

         To address these risks LiquidGolf must successfully:

                  - develop and extend relationships with manufacturers for merchandise;


                  -        implement an evolving and unproven business model;

                  -        establish internal accounting systems and controls;

                  -        manage growth, if any;

                  -        develop and manage an efficient distribution system;

                  - develop and implement an efficient transaction processing system; and

                  -        successfully develop and market its website.

We do not have the money to follow through on these initiatives and may find that these initiatives are more expensive than anticipated. Increases in expenses would further increase LiquidGolf's losses. Moreover, the timing of such expenses can contribute to fluctuations in LiquidGolf's quarterly operating results. If LiquidGolf does not successfully manage these risks, its business will suffer. We cannot assure you that we will successfully address these risks or that LiquidGolf's business strategy will be successful.

LiquidGolf has incurred operating losses each of the quarters during which it has been in business.

LiquidGolf has incurred operating losses in all of the quarters during which it has been in business. We cannot assure you of any operating results and LiquidGolf will likely experience variations in quarterly operating results.

LiquidGolf expects to incur net losses at least through the second quarter of 2003. LiquidGolf will need to generate significant revenues and maintain reasonable expense levels to achieve profitability. Even if LiquidGolf achieves profitability, LiquidGolf may not be able to sustain or increase profitability on a quarterly or annual basis in the future.

LiquidGolf will need additional capital to fund its business.

LiquidGolf requires substantial working capital to fund its business and may need more in the future. LiquidGolf will likely experience negative cash flow from operations for the foreseeable future. We will attempt to raise additional funds through the issuance of equity, equity-related or debt securities, which can cause your stock ownership percentage to be diluted. If we are unable to obtain adequate additional financing on reasonable terms, LiquidGolf's operations will suffer and LiquidGolf may never become profitable. We cannot be certain that additional financing will be available on acceptable terms, if at all.

LiquidGolf faces risks associated with finding and integrating acquisitions.

LiquidGolf's success will depend in part on its ability to identify suitable acquisition candidates, acquire those companies on acceptable terms and integrate their operations successfully.

LiquidGolf's business is subject to risks associated with competition in the marketplace.

Competition

LiquidGolf is subject to extensive competition from numerous competitors. We cannot assure you that LiquidGolf will be able to compete successfully or that competitive pressures will not damage its business.

LiquidGolf's competition includes:

- websites maintained by other online retailers of golf products, including, but not limited to, sporting goods retailers, discount retailers and golf shops;


-        traditional department stores and stand-alone golf retailers;

-        nationally known discount golf retailers;

- competition from other retailers of golf products who seek to purchase high demand or limited supply products;

- catalog retailers of golf equipment, apparel and other golf-related merchandise; and

- Internet portals and on-line service providers that feature shopping services, such as America Online, Yahoo!, Excite and Lycos.

Many of LiquidGolf's competitors are larger and have substantially greater financial, distribution and marketing resources. In addition, many of LiquidGolf's competitors may be able to secure products from vendors on more favorable terms, fulfill customer orders more efficiently and adopt more aggressive pricing or inventory availability policies than LiquidGolf can. Traditional store-based retailers also enable customers to see, feel and test products in a manner that is not possible over the Internet. Some online competitors may be able to use the Internet as a marketing medium to reach significant numbers of potential customers more effectively than LiquidGolf can.

LiquidGolf depends on third party shippers and communications providers to operate its business.

LiquidGolf depends on a number of third parties to deliver goods and services to LiquidGolf and its customers. For example, LiquidGolf relies on the United States Postal Service, United Parcel Service, Federal Express and other carriers to ship merchandise to customers. Strikes or other service interruptions affecting one or more of such shippers could impair LiquidGolf's ability to deliver merchandise on a timely basis, which may have an adverse effect on customer satisfaction and retention. LiquidGolf also depends on communications providers to provide its Internet users with access to its online store. LiquidGolf's online store could experience disruptions or interruptions in service due to failures by these providers. In addition, LiquidGolf users depend on Internet service providers and website operators for access to LiquidGolf's online store. Each of these groups has experienced significant outages in the past and could experience outages, delays and other difficulties due to system failures unrelated to LiquidGolf's systems. These types of occurrences could cause users to perceive LiquidGolf's online store as not functioning properly and therefore cause them to stop using LiquidGolf's services. These factors may have an adverse effect on customer satisfaction and retention.

The market in which LiquidGolf's e-commerce operation competes is highly competitive with low barriers to entry.

The Internet marketplace is intensely competitive, rapidly evolving and subject to rapid technological change. LiquidGolf expects competition to increase because there are relatively low barriers to entry into this market and because companies can launch a new website at a relatively low cost. Many of LiquidGolf's current and potential competitors have longer operating histories, more established reputations, and potential partner relationships and greater financial, technical, industry and marketing resources than LiquidGolf does. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share. Any of these factors could adversely impact LiquidGolf's net sales and operation results. This may place LiquidGolf at a disadvantage to its competitors.

LiquidGolf may be subject to sales and other taxes.

LiquidGolf does not currently collect sales or other similar taxes for physical shipments of goods into states other than Florida. One or more local, state or foreign jurisdictions may seek to impose sales tax collection obligations on LiquidGolf. In addition, any new operation in states outside Florida could subject LiquidGolf shipments in such states to state sales taxes under current or future laws. If one or more states or any foreign country successfully asserts that LiquidGolf should collect sales or other taxes on the sale of its products the resulting tax liability could impair LiquidGolf's business. Any such liability could also include liability for back taxes and penalties, which could cause significant harm to LiquidGolf's financial condition and may require LiquidGolf to restate earnings for prior periods.

LiquidGolf's brand may not attain sufficient recognition.

LiquidGolf believes that establishing, maintaining and enhancing its brand is a critical aspect of its efforts to develop and expand its operations. The number of Internet sites and retail stores that offer competing services, many of which already have well-established brands in online services or the retail golf equipment industry generally, increase the importance of establishing and maintaining brand name recognition.

Promotion of LiquidGolf's website and development of its brick and mortar operations will depend largely on LiquidGolf's success in providing a high-quality online experience supported by a high level of customer service, which cannot be assured. To attract and retain online users, and to promote and maintain its operations in response to competitive pressures, LiquidGolf may find it necessary to increase substantially LiquidGolf's financial commitment to creating and maintaining a strong brand loyalty among customers. This will require significant expenditures on advertising and marketing. If LiquidGolf is unable to provide high-quality online services or customer support, or otherwise fails to promote and maintain its website, or if LiquidGolf incurs excessive expenses in an attempt to promote and maintain its website, LiquidGolf's business prospects, operating results and financial condition would be materially and adversely affected.

Protection of intellectual property is uncertain.

LiquidGolf regards its copyrights, service marks, trademarks, trade dress, trade secrets and similar intellectual property as critical to its success. Further, LiquidGolf relies on trademark and copyright law, trade secret protection and confidentiality and license agreements with its employees, customers, partners and others to protect its proprietary rights. LiquidGolf is pursuing the registration of its trademarks and service marks in the United States and internationally, and has applied for the registration of certain of its trademarks and service marks. Effective trademark, copyright and trade secret protection may not be available in every country in which LiquidGolf's products will be available. Certain of LiquidGolf's applications have met with some resistance or have been objected to and may not be granted. LiquidGolf is taking steps to protect its proprietary rights but these steps may not be adequate and third parties may infringe or misappropriate LiquidGolf's proprietary rights. The process of seeking trademark protection can be long and expensive, and there can be no assurance that any pending or future applications will result in registered trademarks. There can be no assurance that any proprietary rights granted will provide meaningful protection or any commercial advantage to LiquidGolf. There can be no assurance that any of LiquidGolf's intellectual property rights will not be challenged, invalidated or circumvented or that claims for infringement will not be asserted or prosecuted against LiquidGolf in the future, although LiquidGolf is not presently aware of any basis for claims. LiquidGolf could also incur substantial costs in asserting its intellectual property or proprietary rights against others, including any such rights obtained from third parties, and/or defending any infringement suits brought against LiquidGolf. There can be no assurance that others will not independently develop substantially equivalent proprietary information and techniques. LiquidGolf may be required to obtain licenses to certain intellectual property or other proprietary rights of third parties. There can be no assurance that any such licenses or proprietary rights would be made available to LiquidGolf under acceptable terms, if at all. If LiquidGolf does not obtain required licenses or proprietary rights, LiquidGolf could encounter delays in product development or find that the development or sale of products requiring such licenses could be foreclosed.

Government regulation and legal uncertainties could burden LiquidGolf's business.

The adoption or modification of laws or regulations applicable to the Internet could harm LiquidGolf's business. The United States Congress passed laws regarding children's online privacy, copyrights and taxation. The law governing the Internet, however, remains largely unsettled. New laws may impose burdens on companies conducting business over the Internet. Although LiquidGolf's online transmissions generally originate in Orlando, Florida, the governmental agencies of other states or foreign countries might attempt to regulate its transmissions or levy sales or other taxes relating to its activities. It may take years to determine whether and how existing laws governing intellectual property, privacy, libel and taxation apply to the Internet and online advertising. In addition, the growth and development of online commerce may prompt calls for more stringent consumer protection laws, in both the United States and abroad. LiquidGolf also may be subject to regulation not specifically related to the Internet, including laws affecting direct marketers.

New laws and regulations and interpretations of existing laws and regulations could subject LiquidGolf and/or its customers to potential liability, which could have an adverse effect on its business, operating results and financial condition. The adoption of any future laws or regulations might decrease the growth of the Internet, decrease demand for LiquidGolf's products and services, impose taxes or other costly technical requirements or otherwise increase the cost of doing business or in some other manner have a significant adverse effect on LiquidGolf or its customers, which, in turn, could have a significant adverse effect on its business and operating results. In addition, applying existing laws governing issues such as property ownership, copyrights and other intellectual property issues, taxation, libel, obscenity and personal privacy to the Internet is uncertain. The vast majorities of these laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Changes to these laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace which could reduce demand for LiquidGolf's services or increase the cost of doing business as a result of costs of litigation or increased service delivery costs, or could in some other manner have a significant adverse effect on its business and operating results. As LiquidGolf's services are available over the Internet in multiple states and foreign countries, and as we facilitate sales by our customers to end users located in these states and foreign countries, these jurisdictions may claim that we are required to qualify to do business as a foreign corporation in each of these states or foreign countries. Any new legislation or regulation, or the application of laws or regulations from jurisdictions whose laws may not currently apply to LiquidGolf's business, could have a significant adverse effect on its business and operating results.

Seasonal fluctuations may have an adverse impact on LiquidGolf's operating results.

Seasonal fluctuation in the sale of golf related products could cause significant fluctuations in LiquidGolf's quarterly results. LiquidGolf has experienced, and LiquidGolf expects to continue to experience, seasonal fluctuations in its revenues. These seasonal patterns generally cause fluctuations in LiquidGolf's quarterly operating results. In particular, LiquidGolf expects that the fourth calendar-quarter will account for a significant percentage of LiquidGolf's total annual sales. Consequently, in anticipation of such increased sales activity, LiquidGolf may find it necessary to hire several temporary employees to bolster its current permanent staff and/or significantly increase its inventory levels to meet the anticipated demands. If, however, LiquidGolf's revenues do not meet seasonal expectations during the fourth quarter, our annual operating results may not meet the expectations of securities analysts and stockholders which could have an adverse impact on our stock price and valuation. In addition, it is possible that LiquidGolf's seasonal sales patterns will become more pronounced, strain LiquidGolf's permanent work force, adversely affect its distribution and shipment activity, and may cause a shortfall in revenues as compared to expenses in a given period.

A significant part of LiquidGolf's business depends on continued growth of electronic commerce.

For the foreseeable future, a significant part of LiquidGolf's future revenues and profits, if any, will depend substantially upon the acceptance and use of the Internet and other online services as an effective medium of commerce by LiquidGolf's target customers. Rapid growth in the use of and interest in the Internet and online services is a recent phenomenon. Acceptance and use of the Internet and other online services may not continue to develop at historical rates and a sufficiently broad base of consumers may not adopt, and continue to use, the Internet and other online services as a medium of commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty and there exist few proven services and products. LiquidGolf's target customer has historically used traditional means of commerce to purchase golf equipment and apparel. For LiquidGolf to be successful, these customers must accept and use LiquidGolf's online pro shop to satisfy their golf equipment and apparel needs. In addition, the Internet may not be accepted as a viable long-term commercial marketplace for a number of other reasons beyond LiquidGolf's control, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. To the extent that the Internet continues to experience significant expansion in the number of users and bandwidth growth requirements, the infrastructure for the Internet may be unable to support the demands placed upon it. In addition, the Internet could lose its viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased governmental regulation. Changes in or insufficient availability of telecommunications services to support the Internet also could result in slower response times and adversely affect usage of the Internet generally and LiquidGolf's online store in particular.

You are unlikely to receive dividends in the foreseeable future.

Nomadic has never declared or paid cash dividends and does not anticipate paying any cash dividends in the foreseeable future. Nomadic currently intends to retain all available funds and any future earnings for use in the operation and expansion of its business.

LiquidGolf is subject to litigation that may have a material adverse effect on its business and results of operations.

LiquidGolf is presently involved in the following lawsuit: Porzio v. LiquidGolf Corporation, Case No.: CIO-00-5185 in the Circuit Court in Orange County, Florida (the "Lawsuit"). The plaintiff in the Lawsuit has alleged that LiquidGolf has, among other things, breached its obligations to said plaintiff under certain alleged contractual relationships between the respective plaintiff and LiquidGolf. LiquidGolf believes that it has valid and meritorious defenses to these claims and intends to vigorously defend the Lawsuit. There can be no assurance, however, that its defense of the Lawsuit will be successful. Consequently, LiquidGolf's business and results of operations may be materially and adversely affected if LiquidGolf loses this Lawsuit.

THE FOREGOING FACTORS REFLECT MANY, BUT NOT ALL, OF THE RISKS INCIDENT TO THE BUSINESS OF LIQUIDGOLF.

MANAGEMENT'S DISCUSSION AND ANALYSIS

The Company had no revenues from operations for the past two fiscal years.

Plan of Operation.

Over the next twelve calendar months, management anticipates that the Company will exclusively engage in the LiquidGolf business of marketing and selling golf equipment, accessories and apparel to golfing consumers from the LiquidGolf retail store and via the Internet. The Company will seek to increase its revenue through online and in-store retail sales and further development of the online golf related community. The Company may also seek to acquire one or more other companies engaged in similar businesses, including, in particular, online retail operations focused on golf and golf related products and services. Management will endeavor to increase sales to permit the Company to secure more favorable terms (including, but not limited to, price discounts and payment terms) from suppliers to increase margin and free cash flow.

Cash Requirements.

The Company has very limited funds, and such funds will not be adequate to take advantage of the LiquidGolf business. The Company will require additional cash to continue as a going concern business. Thus, the ultimate success of the Company will depend, in part, upon its availability to raise additional capital. In the event that the Company requires modest amounts of additional capital to fund its operations until it is able to raise additional capital, such funds, are expected to be provided initially by PanAmerica. As of February 20, 2003 PanAmerica has advanced approximately $60,000 in additional funds to the Company. However, the Company has not investigated the availability, source, or terms that might govern the acquisition of the additional capital. There is no assurance that additional capital will be available from any source or, if available, that it can be obtained on terms acceptable to the Company. If not available, the Company's may not be able to continue as a going concern.


Management intends to focus a great deal of its efforts on raising additional capital and expects to engage PanAmerica, via the investment banking agreement, to assist in those efforts.


Product Development.

The Company will continue to develop its Internet website and online golf community over the next year and add retail locations. No other product development or research is anticipated.

Employees.

The Company anticipates retaining the LiquidGolf employees (described above) and does not anticipate any material changes in the number or type of its employees. There can be no assurance the Company will be able to retain all of the current LiquidGolf employees.

DESCRIPTION OF COMMON STOCK

The holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders. Holders of Common Stock are entitled to share in any and all dividends that our Board of Directors, in its discretion, declares from funds legally available for that purpose. In event of any liquidation or dissolution of the Company, the holders of Common Stock are entitled to participate in and share pro rata in the assets available for distribution to stockholders. Any distribution in a liquidation or dissolution of the Company would be subsequent to payment of our liabilities and may be subject to any preferential rights of any senior security then outstanding.

NO PREEMPTIVE, CUMULATIVE VOTING OR SUBSCRIPTION RIGHTS.

The holders of our Common Stock have no cumulative voting, preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions with respect to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of any senior securities which we may issue in the future.

ADDITIONAL INFORMATION


If you have more questions about the Corporate Action, the Reverse Stock Split, or the Merger after reading this Information Statement, you should contact Mr. Ricardo Garcia de Paredes Carbone at 50 Marbella St., 12th Floor, Panama City, Republic of Panama, telephone 011-507-213-8874. See also, "Where you Can Find More Information" and "Incorporation of Documents by Reference."


WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You can read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information the Company files electronically with the SEC, which you can access over the Internet at http://www.sec.gov. Copies of these materials may also be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you without re-printing the information in this Information Statement by referring you to prior and future filings with the SEC. The information we incorporate by reference is an important part of this Information Statement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents filed by the Company pursuant to the Exchange Act: (i) the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002; (ii) the Company's Current Reports on Form 8-K dated February 12, 2003, November 26, 2002, and September 27, 2002; and (iii) any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

You may request a copy of these filings (other than an exhibit to any of these filings unless we have specifically incorporated that exhibit by reference into this filing), at no cost, by writing or telephoning us at the following address:
1017 W. Orange Blossom Trail, Apopka, Florida 32712.

We will provide such requested copies by first class mail or other equally prompt means within one business day of such request.

You should rely only on the information we have provided or incorporated by reference in this Information Statement or any supplement. We have not authorized any person to provide information other than that provided here. We have not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement or any supplement is accurate as of any date other than the date on the front of the document.

DELIVERY OF DOCUMENTS TO MULTIPLE STOCKHOLDERS SHARING AN ADDRESS

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders. Upon receipt of such notice, the Company will deliver promptly a separate copy of the Information Statement to the stockholder at a shared address to which a single copy of the document was delivered and provide instructions as to how the stockholder can notify the Company that the stockholder wishes to receive a separate copy of the Information Statement. In the event a stockholder desires to provide such notice to the Company, such notice may be given verbally by telephoning the Company's offices at (407) 889-7577, or by mail to 1017 W. Orange Blossom Trail, Apopka, Florida 32712.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement, including the information we incorporate by reference, includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words "expects," "projects," "believes," "anticipates," "intends," "plans," "predicts," "estimates" and similar expressions.

We have based the forward-looking statements relating to our operations on our current expectations, estimates and projections about the Company. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements.

NOMADIC COLLABORATION INTERNATIONAL, INC.


BY ORDER OF THE BOARD OF DIRECTORS


/s/ Ricardo Garcia de Paredes Carbone
----------------------------------------------
Ricardo Garcia de Paredes Carbone
Chief Executive Officer

Date:  February 20, 2003
       -------------------------------------

EXHIBIT A

-------------------------------------
AGREEMENT AND PLAN OF MERGER
-------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                   NOMADIC COLLABORATION INTERNATIONAL, INC.,

                            LGC ACQUISITION COMPANY,

                                       AND

                             LIQUIDGOLF CORPORATION,



                                FEBRUARY 12, 2003

                                TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----
ARTICLE I. - DEFINITIONS.........................................................................................    4
       1.01       Affiliate......................................................................................    4
       1.02       Collateral Agreements..........................................................................    4
       1.03       Confidential Information.......................................................................    4
       1.04       Contracts......................................................................................    4
       1.05       Damages........................................................................................    5
       1.06       Environmental Laws.............................................................................    5
       1.07       NMDC Shareholder...............................................................................    5
       1.08       Financial Statements...........................................................................    5
       1.09       GAAP...........................................................................................    5
       1.10       Governmental Authorities.......................................................................    5
       1.11       Inventory......................................................................................    5
       1.12       Knowledge......................................................................................    5
       1.13       Legal Requirements.............................................................................    5
       1.14       LiquidGolf Capital Stock.......................................................................    5
       1.15       LiquidGolf Stockholders........................................................................    5
       1.16       Material Adverse Change (or Effect)............................................................    5
       1.17       Permits........................................................................................    6
       1.18       Person.........................................................................................    6
       1.19       Properties.....................................................................................    6
       1.20       Permitted Encumbrances.........................................................................    6
       1.21       Real Property..................................................................................    6
       1.22       Regulations....................................................................................    6
       1.23       Subsidiary.....................................................................................    6
       1.24       Taxes..........................................................................................    6
       1.25       Tax Return.....................................................................................    6
       1.26       Trade Secrets..................................................................................    6
       1.27       Used...........................................................................................    6
       1.28       Working Capital................................................................................    6

ARTICLE II. - THE MERGER.........................................................................................    7
       2.01       The Merger.....................................................................................    7
       2.02       Effective Time.................................................................................    7
       2.03       Effects of the Merger..........................................................................    7
       2.04       Certificate of Incorporation and Bylaws........................................................    7
       2.05       Directors......................................................................................    7
       2.06       Officers.......................................................................................    7
       2.07       Effect on Capital Stock........................................................................    7
       2.08       Exchange of Certificates.......................................................................    8
       2.09       Restriction on the Sale or other Transfer to the Converted Shares..............................    9


ARTICLE III. - CLOSING...........................................................................................   10
       3.01       Closing........................................................................................   10
       3.02       Deliveries by LiquidGolf.......................................................................   10
       3.03       Deliveries by NMDC.............................................................................   10
       3.04       Termination in Absence of Closing..............................................................   10

ARTICLE IV. - LIQUIDGOLF'S REPRESENTATIONS AND WARRANTIES........................................................   12
       4.01       Corporate Existence and Qualification..........................................................   12
       4.02       Authority, Approval and Enforceability.........................................................   12

       4.03       Capitalization and Corporate Records...........................................................   12
       4.04       Equity Interests...............................................................................   12
       4.05       No LiquidGolf Defaults or Consents.............................................................   13
       4.06       No Governmental Proceedings....................................................................   13
       4.07       Employee Matters...............................................................................   13
       4.08       Financial Statements; Liabilities; Accounts Receivable; Inventories............................   13
       4.09       Absence of Certain Changes.....................................................................   14
       4.10       Compliance with Laws...........................................................................   15
       4.11       Litigation.....................................................................................   15
       4.12       Real Property..................................................................................   15
       4.13       Assets other than Real Property................................................................   15
       4.14       Commitments....................................................................................   16
       4.15       Intangible Rights..............................................................................   16
       4.16       Permits........................................................................................   16
       4.17       Banks..........................................................................................   17
       4.18       Suppliers......................................................................................   17
       4.19       Transactions With Affiliates...................................................................   17
       4.20       Taxes..........................................................................................   17
       4.21       Other Information..............................................................................   17
       4.22       No Brokers.....................................................................................   17

ARTICLE V. - NMDC'S REPRESENTATIONS AND WARRANTIES...............................................................   18
       5.01       NMDC: Corporate Existence and Qualification....................................................   18
       5.02       LGC: Corporate Existence and Qualification.....................................................   18
       5.03       NMDC: Authority, Approval and Enforceability...................................................   18
       5.04       LGC: Authority, Approval and Enforceability....................................................   18
       5.05       No Default or Consents.........................................................................   18
       5.06       No Governmental Proceedings....................................................................   19
       5.07       Litigation.....................................................................................   19
       5.08       Compliance with Laws...........................................................................   19
       5.09       Tax Matters....................................................................................   19
       5.10       Permits........................................................................................   19
       5.11       Environmental Matters..........................................................................   20
       5.12       Other Information..............................................................................   20

ARTICLE VI. - OBLIGATIONS PRIOR TO CLOSING.......................................................................   20
       6.01       NMDC's Access to Information...................................................................   20
       6.02       LiquidGolf's Conduct of Business and Operations................................................   20
       6.03       General Restrictions...........................................................................   20
       6.04       Notice Regarding Changes.......................................................................   22
       6.05       Ensure Conditions Met..........................................................................   22

ARTICLE VII. - CONDITIONS TO LIQUIDGOLF'S AND NOMADIC COLLABORATION'S OBLIGATIONS................................   22
       7.01       Conditions to Obligations of LiquidGolf........................................................   22
       7.02       Conditions to Nomadic Collaboration's Obligations..............................................   23

ARTICLE VIII. -  POST-CLOSING OBLIGATIONS........................................................................   24
       8.01       Further Assurances.............................................................................   24
       8.02       Publicity......................................................................................   24
       8.03       Reporting Issuer...............................................................................   24
       8.04       Capital for the Surviving Corporation's Business...............................................   25
       8.05       Investment Banking Commitment..................................................................   24

                                                                                                                   PAGE
                                                                                                                   ----
ARTICLE IX. - MISCELLANEOUS......................................................................................   25
       9.01       Indemnification................................................................................   25
       9.02       Confidentiality................................................................................   25
       9.03       Brokers........................................................................................   26
       9.04       Costs and Expenses.............................................................................   26
       9.05       Notices........................................................................................   26
       9.06       Governing Law and Waiver of Jury Trial.........................................................   27
       9.07       Representations and Warranties.................................................................   27
       9.08       Agreement; No Third-Party Beneficiaries........................................................   27
       9.09       Binding Effect; Assignment.....................................................................   27
       9.10       Severability...................................................................................   27
       9.11       Counterparts...................................................................................   27
       9.12       Attorneys' Fees................................................................................   27
       9.13       Exhibits and Schedules.........................................................................   28
       9.14       Construction...................................................................................   28
       9.15       Rules of Interpretation........................................................................   28
       9.16       Amendment; Waiver..............................................................................   28

                                LIST OF SCHEDULES

SCHEDULE 2.08     LiquidGolf - Shares Issuable to LiquidGolf Stockholders
SCHEDULE 4.01     LiquidGolf - Jurisdictions and Good Standings
SCHEDULE 4.03     LiquidGolf - Capital Structure Prior to Closing the Merger
SCHEDULE 4.05     LiquidGolf - Consents and Defaults
SCHEDULE 4.07     LiquidGolf - Number of Employees and Employment Classification
SCHEDULE 4.08(A)  LiquidGolf - Financial Statement
SCHEDULE 4.08(B)  LiquidGolf - Liabilities
SCHEDULE 4.08(C)  LiquidGolf - Accounts Receivable
SCHEDULE 4.08(D)  LiquidGolf - Inventory
SCHEDULE 4.09     LiquidGolf - Certain Changes Since Last Balance Sheet
SCHEDULE 4.10     LiquidGolf - Compliance with Laws
SCHEDULE 4.11     LiquidGolf - Litigation
SCHEDULE 4.12     LiquidGolf - Real Property
SCHEDULE 4.14     LiquidGolf - Contracts and Commitments
SCHEDULE 4.15     LiquidGolf - Intangible Rights
SCHEDULE 4.16     LiquidGolf - Permits
SCHEDULE 4.17     LiquidGolf - Financial Institutions and Authorized Personnel
SCHEDULE 4.18     LiquidGolf - Principal Suppliers
SCHEDULE 4.19     LiquidGolf - Transactions with Affiliates
SCHEDULE 4.20     LiquidGolf - Tax Matters
SCHEDULE 7.02(C)  NMDC       - Certain Changes Since Last Balance Sheet

                          AGREEMENT AND PLAN OF MERGER

      This AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is made and entered into as of the 12th day of February 2003, is by and among (i) NOMADIC COLLABORATION INTERNATIONAL, INC., a Nevada corporation ("NMDC"), (ii) LGC ACQUISITION CO., a Delaware corporation and wholly owned subsidiary of NMDC ("LGC"), and (iii) LIQUIDGOLF CORPORATION, a Delaware corporation
("LIQUIDGOLF").

                                    RECITALS

      A. The board of directors of LGC deems it advisable and in the best interest of said corporation and its sole stockholder, NMDC, that LGC merge (the "MERGER") with and into LiquidGolf as provided herein and has approved and adopted the form, terms and provisions of this Agreement and the Merger, and the board of directors of LGC has directed that this Agreement and the Merger be submitted to NMDC's board of directors for approval and adoption.

      B. The board of directors of LiquidGolf deems the Merger advisable and in the best interest of said corporation and its stockholders and the board of directors and stockholders of LiquidGolf have approved and adopted the form, terms and provisions of this Agreement and the Merger.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the parties agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

      Capitalized terms used in this Agreement are used as defined in this
Article I or elsewhere in this Agreement.

      1.01 AFFILIATE. The term "AFFILIATE" shall mean, with respect to any person, any other person controlling, controlled by or under common control with such person. The term "CONTROL" as used in the preceding sentence means, with respect to a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation and, with respect to any person other than a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person.

      1.02 COLLATERAL AGREEMENTS. The term "COLLATERAL AGREEMENTS" shall mean any or all of the exhibits to this Agreement and any and all other agreements, instruments or documents required or expressly provided for under this Agreement to be executed and delivered in connection with the transactions contemplated by this Agreement.

      1.03 CONFIDENTIAL INFORMATION. The term "CONFIDENTIAL INFORMATION" shall mean confidential data and confidential information relating to the business of LiquidGolf (which does not rise to the status of a Trade Secret under applicable law) which has value to LiquidGolf and is not generally known to the competitors of LiquidGolf. Confidential Information shall not include any data or information that (i) has been voluntarily disclosed to the general public by LiquidGolf or its Affiliates, (ii) has been independently developed and disclosed to the general public by others, or (iii) otherwise enters the public domain through lawful means.

      1.04 CONTRACTS. The term "CONTRACTS," when described as being those of or applicable to any person, shall mean any and all contracts, agreements, franchises, understandings, arrangements, leases, licenses, registrations, authorizations, easements, servitudes, rights of way, mortgages, bonds, notes, guaranties, liens, indebtedness, approvals or other instruments or undertakings to which such person is a party or to which or by which such person or the property of such person is subject or bound, excluding any Permits.

      1.05 DAMAGES. The term "DAMAGES" shall mean any and all damages, liabilities, obligations, penalties, fines, judgments, claims, deficiencies, losses, costs, expenses and assessments (including without limitation income and other taxes, interest, penalties and attorneys' and accountants' fees and disbursements).

      1.06 ENVIRONMENTAL LAWS. The term "ENVIRONMENTAL LAWS" shall mean any applicable federal, state, local or foreign law, statute, ordinance, rule, regulation, code, order, judgment, decree or injunction relating to (x) the protection of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface or subsurface land) or (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, protection, release or disposal of, Hazardous Substances.

      1.07 NMDC SHAREHOLDER. The term "NMDC SHAREHOLDER" shall mean any Person who holds shares of Nomadic Collaboration International, Inc. common stock prior to the Closing of the Merger.

      1.08 FINANCIAL STATEMENTS. The term "FINANCIAL STATEMENTS" shall mean any or all of the financial statements, including balance sheets and related statements of income and statements of changes in financial position and the accompanying notes thereto, of the LiquidGolf's business prepared in accordance with generally accepted accounting principles consistently applied, except as may be otherwise provided herein.

      1.09 GAAP. "GAAP" means U.S. generally accepted accounting principles.

      1.10 GOVERNMENTAL AUTHORITIES. The term "GOVERNMENTAL AUTHORITIES" shall mean any nation or country (including but not limited to the United States) and any commonwealth, territory or possession thereof and any political subdivision of any of the foregoing, including but not limited to courts, departments, commissions, boards, bureaus, agencies, ministries or other instrumentalities.

      1.11 INVENTORY. The term "INVENTORY" shall mean all goods, merchandise and other personal property owned and held for sale, and all raw materials, works-in-process, materials and supplies of every nature which contribute to the finished products of LiquidGolf in the ordinary course of its business, specifically excluding, however, damaged, defective or otherwise unsaleable items.

      1.12 KNOWLEDGE. The term "KNOWLEDGE" shall mean, as to LiquidGolf, the actual knowledge of Dwain Brannon or any of the other director, or officer of LiquidGolf with respect to the matter in question, and such knowledge as Dwain Brannon or any of the other director or officer of LiquidGolf reasonably should have obtained upon diligent investigation and inquiry into the matter in question. The term "KNOWLEDGE" shall mean, as to NMDC, the actual knowledge of Ricardo Garcia de Paredes or any of the other director, or officer of NMDC with respect to the matter in question, and such knowledge as Ricardo Garcia de Paredes or any of the other director or officer of NMDC reasonably should have obtained upon diligent investigation and inquiry into the matter in question.

      1.13 LEGAL REQUIREMENTS. The term "LEGAL REQUIREMENTS," when described as being applicable to any person, shall mean any and all laws (statutory, judicial or otherwise), ordinances, regulations, judgments, orders, directives, injunctions, writs, decrees or awards of, and any Contracts with, any Governmental Authority, in each case as and to the extent applicable to such person or such person's business, operations or properties.

      1.14 LIQUIDGOLF CAPITAL STOCK. The term "LIQUIDGOLF CAPITAL STOCK" shall mean LiquidGolf's common stock, its Series A preferred stock, Series B preferred stock and Series C preferred Stock.

      1.15 LIQUIDGOLF STOCKHOLDERS. The term "LIQUIDGOLF STOCKHOLDERS" shall mean any Person that holds shares of LiquidGolf's Capital Stock prior to the Closing of the Merger.

      1.16 MATERIAL ADVERSE CHANGE (OR EFFECT). The term "MATERIAL ADVERSE CHANGE (OR EFFECT)" shall mean a change (or effect), in the condition (financial or otherwise), properties, assets, liabilities, rights, obligations, operations, business or prospects of a Person which change (or effect), individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, Business or prospects.

      1.17 PERMITS. The term "PERMITS" shall mean any and all permits, rights, approvals, licenses, authorizations, legal status, orders or Contracts under any Legal Requirement or otherwise granted by any Governmental Authority.

      1.18 PERSON. The term "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any governmental or political subdivision or any agency, department or instrumentality thereof.

      1.19 PROPERTIES. The term "PROPERTIES" shall mean any and all properties and assets (real, personal or mixed, tangible or intangible) owned or Used by LiquidGolf or NMDC, as the case may be.

      1.20 PERMITTED ENCUMBRANCES. As to Real Property, the term "PERMITTED ENCUMBRANCES" shall mean (A) any liens disclosed in the Financial Statements;
(B) liens for Taxes, assessments and other governmental charges not yet due and payable or due but being contested in good faith by appropriate proceedings or not delinquent; (C) mechanics', workmen's, repairmen's, warehousemen's, Carriers', or other like liens arising or incurred in the ordinary course of business, original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business; (D) with respect to real property, (i) easements, quasi-easements, licenses, covenants, rights-of-way and other similar restrictions, including, without limitation, any other agreements, conditions or restrictions which would be shown by a current title report or other similar report or listing which in any event do not unreasonably interfere with the present use of such property, (ii) any conditions that may be shown by a current survey, title report or physical inspection which in any event do not unreasonably interfere with the present use of such property and (iii) zoning, building and other similar restrictions which in any event do not unreasonably interfere with the present use of such property; (E) liens securing liabilities (with respect to such liens, no default exists); and (F) liens which, individually or in the aggregate, would not have a Material Adverse Effect.

      1.21 REAL PROPERTY. The term "REAL PROPERTY" shall mean the real property Used by either Nomadic or LiquidGolf, as the case may be, in the conduct of their respective businesses.

      1.22 REGULATIONS. The term "REGULATIONS" shall mean any and all regulations promulgated by the Department of the Treasury pursuant to the Internal Revenue Code.

      1.23 SUBSIDIARY. The term "SUBSIDIARY" shall mean Liquid Golf Acquisition Corporation.

      1.24 TAXES. The term "TAXES" shall mean all federal, state, local or foreign taxes, including but not limited to income, gross receipts, windfall profits, goods and services, value added, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

      1.25 TAX RETURN. The term "TAX RETURN" shall mean any tax return, filing or information statement required to be filed in connection with or with respect to any Taxes.

      1.26 TRADE SECRETS. The term "TRADE SECRETS" shall mean information of LiquidGolf including, but not limited to, technical or non-technical data, formulas, patterns, compilations, programs, financial data, financial plans, product or service plans or lists of actual or potential customers or suppliers which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

      1.27 USED. The term "USED" shall mean, with respect to LiquidGolf's Properties, Contracts or Permits, those owned, leased, licensed or otherwise held by LiquidGolf which were acquired for use or held for use by LiquidGolf in connection with its business and operations, whether or not reflected on the its books of account.

      1.28 WORKING CAPITAL. The term "WORKING CAPITAL" shall mean the difference between (i) LiquidGolf's current assets, including accounts receivable, inventory, prepaid expenses and deposits, but excluding Available Cash, and (ii) LiquidGolf's current liabilities, including accounts payable and accrued expenses, but excluding Funded Indebtedness, in each case calculated in accordance with GAAP.

                                   ARTICLE II.

                                   THE MERGER

      2.01 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law ("DELAWARE LAW"), LGC shall be merged with and into LiquidGolf at the Effective Time (as hereinafter defined) (the "MERGER"). Following the Effective Time, the separate corporate existence of LGC shall cease and LiquidGolf shall continue as the surviving corporation (the "SURVIVING CORPORATION") and shall succeed to and assume all the rights and obligations of LGC in accordance with the Delaware Law. At the election of NMDC, any direct or indirect wholly owned Subsidiary of NMDC may be substituted for LGC as a constituent corporation in the Merger. In such event, the parties agree to execute an appropriate amendment to this Agreement in order to reflect the foregoing.

      2.02 EFFECTIVE TIME. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date (as hereinafter defined), the parties shall file a certificate of merger or other appropriate documents (in any such case, the "CERTIFICATE OF MERGER") executed in accordance with the relevant provisions of Delaware Law and shall make all other filings or recordings required under Delaware Law. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State, or at such other time as LGC and LiquidGolf shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the "EFFECTIVE TIME").

      2.03 EFFECTS OF THE MERGER. Upon the effectiveness of the Merger, (a) the Surviving Corporation shall own and possess all assets and property of every kind and description, and every interest therein, wherever located, and all rights, privileges, immunities, powers, franchises and authority of a public as well as of a private nature, of LGC and LiquidGolf (the "CONSTITUENT CORPORATION"), and all obligations owed to, belonging to or due to each of the Constituent Corporations, all of which shall be vested in the Surviving Corporation pursuant to Delaware Law without further act or deed, and (b) the Surviving Corporation shall be liable for all claims, liabilities and obligations of the Constituent Corporations, all of which shall become and remain the obligations of the Surviving Corporation pursuant to Delaware Law without further act or deed.

      2.04 CERTIFICATE OF INCORPORATION AND BYLAWS. The Certificate of Incorporation of LiquidGolf as in effect immediately prior to the Effective Time shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by Delaware Law. The corporate name of the Surviving Corporation shall be "LIQUIDGOLF CORPORATION." The bylaws of LiquidGolf as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

      2.05 DIRECTORS. The directors of the Surviving Corporation shall be Dwain Brannon as Chairman and Ricardo Garcia de Paredes until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. Mr. Brannon shall also be appointed to serve as Chairman of the board of directors of NMDC upon the Closing of the Merger.

      2.06 OFFICERS. The officers of LiquidGolf immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be. Notwithstanding the foregoing, Mr. Brannon shall remain the President and Chief Executive Officer of the Surviving Corporation upon consummation of the Merger.

      2.07 EFFECT ON CAPITAL STOCK. Notwithstanding any other provision in this Agreement, NMDC shall issue to all LiquidGolf stockholders, one share of NMDC common stock for every three shares of LiquidGolf stock held. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the outstanding capital of the LiquidGolf or LGC:

            (a) Each issued and outstanding share of common stock of LGC shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

            (b) Each share of LiquidGolf's common stock ("LIQUIDGOLF COMMON STOCK") that is held in the treasury of LiquidGolf or by any wholly owned subsidiary of LiquidGolf shall automatically be canceled and returned and shall cease to exist and no consideration shall be delivered in exchange therefor.

            (c) Each share of LiquidGolf Common Stock that is owned by NMDC, LGC or any other subsidiary of NMDC shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

            (d) Subject to Section 2.07(h) hereof, each share of LiquidGolf Common Stock issued and outstanding (other than shares of LiquidGolf Common Stock to be canceled in accordance with Sections 2.07(b) and 2.07(c) hereof) shall be canceled and extinguished and converted into the right to receive one share of NMDC common stock for every three shares of LiquidGolf stock ("NMDC COMMON"). As of the Effective Time, all such shares of LiquidGolf Common Stock, except that held by NMDC, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of LiquidGolf Common Stock shall cease to have any rights with respect thereto.

            (e) Subject to Section 2.07(h) hereof, each share of LiquidGolf Series A preferred stock issued and outstanding shall be canceled, extinguished and converted into the right to receive one share of NMDC Common for every three shares of LiquidGolf common stock into which the series A preferred stock is convertible into as a result of the Merger. As of the Effective Time, all such shares of LiquidGolf's Series A preferred stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such stock shall cease to have any rights with respect thereto.

            (f) Subject to Section 2.07(h) hereof, each share of LiquidGolf Series B preferred stock issued and outstanding shall be canceled and extinguished and converted into the right to receive one share of NMDC Common for every three shares of LiquidGolf common stock into which the series B preferred stock is convertible into as a result of the Merger. As of the Effective Time, all such shares of LiquidGolf's Series B preferred stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such stock shall cease to have any rights with respect thereto.

            (g) Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares held by a person (a "DISSENTING STOCKHOLDER") who objects to the Merger and complies with all the provisions of Section 262 of the Delaware Law concerning the right of holders of LiquidGolf Capital Stock to dissent from the Merger and require appraisal of their Shares ("DISSENTING SHARES") shall not be converted as described in Section 2.07(d) but shall become the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to Section 262 of the Delaware Law. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the Delaware Law, his Shares shall be deemed to be converted as of the Effective Time into the right to receive the NMDC Common. LiquidGolf shall give NMDC (i) prompt notice of any demands for appraisal of Dissenting Shares received by LiquidGolf, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demands. LiquidGolf shall not voluntarily make any payment with respect to any demands for appraisal and shall not, except with the prior written consent of NMDC, settle or offer to settle any such demands.

            (h) LiquidGolf shall cancel its employee stock option plan on or before the Closing. Subsequent to the Closing, NMDC will adopt and implement a new employee stock plan and grant such stock options to LiquidGolf employees as the board of directors of NMDC deems appropriate.

      2.08 EXCHANGE OF CERTIFICATES. NMDC designates Mr. Allan Woodlief or any other Person reasonably acceptable to LiquidGolf to act as the exchange agent for the Merger (the "EXCHANGE AGENT"). The NMDC

Common shall be delivered to the Exchange Agent immediately upon Closing. LiquidGolf shall send notice to each LiquidGolf Stockholder advising them on the procedure for exchanging their share certificates. SCHEDULE 2.08 sets forth the number of shares of NMDC Common issuable to each LiquidGolf Stockholder upon Closing of the Merger. SCHEDULE 2.08 gives effect to the four-for-one reverse stock split implemented by LiquidGolf in August 2000. The Exchange Agent shall deliver to the LiquidGolf Stockholders their pro rata share of the NMDC Common (the "CONVERTED SHARES"), upon surrender of their LiquidGolf share certificates to the Exchange Agent. No fractional shares shall be issued in connection with the exchange of LiquidGolf Capital Stock for NMDC Common contemplated hereby. In lieu of any fractional shares, NMDC shall pay the stockholder cash equal to such fraction multiplied by $2.00.

      2.09 RESTRICTION ON THE SALE OR OTHER TRANSFER TO THE CONVERTED SHARES. None of the Converted Shares will be registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the securities laws of any state. The LiquidGolf Stockholders are acquiring the Converted Shares for investment purposes only and not with a view towards distribution or resale, nor with the intention of selling, transferring or otherwise disposing of all or any part of such Converted Shares for any particular price, or at any particular time, or upon the happening of any particular event or circumstances, except selling, transferring, or disposing of the Converted Shares made in full compliance with all applicable provisions of the Securities Act, the rules and regulations promulgated by the Securities and Exchange Commission thereunder, and applicable state securities laws. The Converted Shares must be held indefinitely unless they are subsequently registered under the Securities Act, or an exemption from such registration is available, which will require an opinion of counsel acceptable to NMDC that registration is not required under the Securities Act or such state securities laws. The Converted Shares will be subject to the lock provisions set forth in this Section 2.09 and shares certificates representing the Converted Shares will each bear a legend indicating that transfer of such Converted Shares has not been so registered and the legend may bear the following or similar words:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND APPLICABLE LAWS OR SOME OTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND APPLICABLE LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE NOMADIC COLLABORATION INTERNATIONAL, INC. AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN LOCK-UP RESTRICTIONS WHICH ARE SET FORTH IN MORE PARTICULARITY IN THAT CERTAIN AGREEMENT AND PLAN OF MERGER DATED AS OF FEBRUARY 12, 2003 (THE "MERGER AGREEMENT") PURSUANT TO WHICH THE HOLDER IS PROHIBITED FROM SELLING OR TRANSFERRING THE SHARES REPRESENTED HEREBY FOR A PERIOD OF TWELVE MONTHS FOLLOWING THE EFFECTIVE DATE OF THE MERGER; THEREAFTER, THE HOLDER MAY SELL 25% OF ITS TOTAL HOLDINGS DURING EACH CALENDAR QUARTER UNTIL THE 24 MONTH FOLLOWING THE EFFECTIVE DATE OF THE MERGER AT WHICH TIME THIS RESTRICTION SHALL LAPSE. A COPY OF THE MERGER AGREEMENT MAY BE OBTAINED FROM NOMADIC COLLABORATION INTERNATIONAL, INC. UPON REQUEST.

      The Converted Shares may not be sold, pledged, hypothecated, or transferred in any manner or for any reason for a period of 12 months following the Effective Date. Thereafter, the LiquidGolf Stockholders may sell up to 25% of their total holdings, subject to applicable securities laws, of the Converted Shares during each calendar quarter until the 24th month following the Effective Date at which time this restriction shall lapse. The surviving corporation will file a registration statement with the Securities and Exchange Commission as soon as practicable after the Closing to register shares of stock issued in conjunction with fund raising activities where registration rights were given to subscribers in those offerings.

      2.10 RECORD DATE FOR STOCKHOLDER ACTION. LiquidGolf's board of directors shall cause December 17, 2002 to be the record date for any LiquidGolf Stockholder action necessary to approve this Agreement, the Merger or any of the transactions contemplated hereby and thereby.

                                  ARTICLE III.

                                    CLOSING

      3.01 CLOSING. Immediately upon the execution of this Agreement, LiquidGolf shall (a) solicit the consent of and approval by its Stockholders of the Merger and this Agreement and (b) obtain evidence that the requisite number of LiquidGolf Stockholders are "accredited investors" (as such term is defined in the Securities Act of 1933, as amended, hereinafter referred to as the "SECURITIES ACT") for purposes of qualifying the share exchange under this Merger for an exemption from the registration requirements of the Securities Act pursuant to Section 506 thereunder (the foregoing shall be collective referred to as the "PRE-CLOSING EVENTS"). Subject to the conditions stated in Article VII of this Agreement, the closing of the transactions contemplated hereby (the "CLOSING") shall be held at 9:00 a.m., Orlando, Florida time, two business days after the completion of the Pre-Closing Events, or, if the conditions set forth in Sections 7.01 and 7.02 have not been satisfied or waived on such date, on the fifth (5th) business day after all such conditions shall have been satisfied or waived, at the offices of LiquidGolf's counsel, Greenberg Traurig, P.A., 450 S. Orange Avenue, Suite 650, Orlando, Florida 32801 (or at the request of NMDC, at the offices of counsel to any lender providing financing in connection with the transactions contemplated hereby). The date upon which the Closing occurs is hereinafter referred to as the "CLOSING DATE." The Closing shall be deemed completed as of 12:01 a.m. Orlando time on the morning of the Closing Date.

      3.02 DELIVERIES BY LIQUIDGOLF. At or prior to the Closing, LiquidGolf shall deliver to NMDC:

            (a) the Certificate of Merger, duly executed by LiquidGolf;

            (b) LiquidGolf's stock book, stock ledger and minute books;

            (c) an officer's certificate stating that the conditions set forth in Sections 7.02(a) and 7.02(c) have been satisfied;

            (d) possession of all originals and copies of agreements, instruments, documents, deeds, books, records, files and other data and information within the possession of LiquidGolf or any Affiliate of LiquidGolf (collectively, the "RECORDS"); provided, however, that LiquidGolf may retain (1) copies of any tax returns and copies of Records relating thereto; (2) copies of any Records that LiquidGolf may reasonably need for complying with requirements of law; and (3) copies of any Records that in the reasonable opinion of the Chief Executive Officer of LiquidGolf shall be required in connection with the performance of LiquidGolf's obligations under Article IX hereof; and

            (e) evidence satisfactory to NMDC that NMDC designees (which shall include Dwain Brannon) shall be the only authorized signatories with respect to LiquidGolf's accounts set forth in SCHEDULE 4.17.

      3.03 DELIVERIES BY NMDC. At or prior to the Closing, NMDC shall deliver to LiquidGolf a certificate executed by an authorized officer of NMDC, on behalf of NMDC, to the effect that the conditions set forth in Section 7.0(c) and Section 7.01(h) have been satisfied.

      3.04 TERMINATION IN ABSENCE OF CLOSING.

            (a) Subject to the provisions of Section 3.04(b), if by the close of business on December 30, 2002, the Closing has not occurred, then either NMDC or LiquidGolf may thereafter terminate this Agreement after two business days by giving written notice to such effect, to the other parties hereto, without liability of or to any party to this Agreement or any stockholder, director, officer, employee or representative of such party unless the reason for the Closing having not occurred is (i) such party's willful breach of the provisions of this Agreement, or (ii) if all of the conditions to such party's obligations set forth in Article VII have been satisfied or waived in writing by the date scheduled for the Closing pursuant to Section 2.01, the failure of such party to perform its obligations under this Article III on such date; provided, however, that the provisions of Sections 9.01 through 9.06 shall survive any such termination; and provided further, however, that any termination pursuant to this Section 3.04 shall not relieve any party hereto who was responsible for Closing having not occurred as described in clauses (i) or (ii) above of any liability for (x) such party's willful breach of the provisions of this Agreement, or (y) if all of the conditions to such party's obligations set forth in Article VII have been satisfied or waived in writing by the date scheduled for the Closing pursuant to Section 2.01, the failure of such party to perform its obligations under this Article III on such date.

            (b) LiquidGolf shall also have the right to terminate this Agreement without liability to any party by so notifying NMDC at any time within fifteen
(15) days after the date of this Agreement if, in LiquidGolf's sole discretion, any Schedule (or any instrument referred to therein) or requested information that was not furnished to LiquidGolf at least ten (10) business days prior to the date of this Agreement contains or refers to any matter that, or may cause or lead to any result that, in LiquidGolf's sole discretion and judgment, is adverse to LiquidGolf in any way; provided, however, that the provisions of Sections 9.01 through 9.06 shall survive any such termination. In addition, notwithstanding the approval of LiquidGolf Stockholders or it's board of directors, this Agreement and the transactions contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by LiquidGolf if:

                  (i) any representation or warranty made herein for the benefit of LiquidGolf, or any certificate, schedule or document furnished to LiquidGolf pursuant to this Agreement is untrue in any material respect; or

                  (ii) NMDC defaults in any material respect in the performance of any material obligation under this Agreement.

            (c) Notwithstanding the approval of NMDC shareholders or it's board of directors, this Agreement and the transactions contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by NMDC if:

                  (i) any representation or warranty made herein for the benefit of NMDC, or any certificate, schedule or document furnished to NMDC pursuant to this Agreement is untrue in any material respect; or

                  (ii) LiquidGolf defaults in any material respect in the performance of any material obligation under this Agreement; or

                  (iii) LiquidGolf fails to demonstrate, to the satisfaction of NMDC, that the requisite number of LiquidGolf stockholders are "accredited investors" (as such term is defined in the Securities Act) for purposes of qualifying the share exchange under this Merger for an exemption from the registration requirements of the Securities Act pursuant to Section 506 thereunder; or

                  (iv) More than 35 LiquidGolf Stockholders timely and properly exercise their right to dissent to the Merger.

            (d) Notwithstanding the approval of LiquidGolf's Stockholders or its board of directors, this Agreement and the transactions contemplated herein may be terminated and abandoned at any time on or prior to the Closing Date by LiquidGolf if:

                  (i) any representation or warranty made herein for the benefit of NMDC, or any certificate, schedule or document furnished to LiquidGolf pursuant to this Agreement is untrue in any material respect; or

                  (ii) NMDC has defaulted in any material respect in the performance of any material obligation under this Agreement.

                                   ARTICLE IV.

                   LIQUIDGOLF'S REPRESENTATIONS AND WARRANTIES

      LiquidGolf and the Subsidiary each hereby represents and warrants to NMDC that to its Knowledge:

      4.01 CORPORATE EXISTENCE AND QUALIFICATION. LiquidGolf and Subsidiary (i) are each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and (ii) each has the corporate power to own, manage, lease and hold its Properties and to carry on its business as and where such Properties are presently located and such business is presently conducted. Neither the character of LiquidGolf's or Subsidiary's Properties nor the nature of LiquidGolf's or any Subsidiary's business requires LiquidGolf or the Subsidiary, as the case may be, to be duly qualified to do business as a foreign corporation in any jurisdiction outside those identified in SCHEDULE
4.01 attached hereto, and LiquidGolf and Subsidiary are qualified as a foreign corporation and in good standing in each listed jurisdiction where the character of its properties or the nature of its business requires it to be so qualified.

      4.02 AUTHORITY, APPROVAL AND ENFORCEABILITY. Subject to the approval of LiquidGolf's stockholders, this Agreement has been duly executed and delivered by LiquidGolf, and LiquidGolf has all requisite power and legal capacity to execute and deliver this Agreement and all Collateral Agreements executed and delivered or to be executed and delivered in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Collateral Agreements, and to perform its obligations hereunder and under the Collateral Agreements. The execution, delivery and performance of this Agreement and the consummation by LiquidGolf of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of LiquidGolf (subject to the approval of LiquidGolf's stockholders which requires the affirmative vote of the holders of a majority of all shares outstanding of Liquid Golf Capital Stock voting together as a single class) and no other corporate proceedings on the part of LiquidGolf are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and each Collateral Agreement to which LiquidGolf is a party constitutes, or upon execution and delivery shall constitute, the legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

      4.03 CAPITALIZATION AND CORPORATE RECORDS.

            (a) SCHEDULE 4.03 sets forth LiquidGolf's capital stock structure prior to Closing. Except as otherwise set forth in SCHEDULE 4.03, all of the outstanding shares of LiquidGolf Capital Stock are duly authorized, validly issued, fully paid and non-assessable and were not issued in violation of (i) any preemptive or other rights of any Person to acquire securities of LiquidGolf, or (ii) any applicable federal or state securities laws, and the rules and regulations promulgated thereunder. Except as set forth on SCHEDULE 4.03, there are no outstanding subscriptions, options, convertible securities, rights (preemptive or otherwise), warrants, calls or agreements relating to any shares of capital stock of LiquidGolf. Upon filing of the Certificate of Merger with the Secretary of State of the State of Delaware, good and valid title to the LiquidGolf Capital Stock shall pass to NMDC, free and clear of all liens of any kind, other than those arising from acts of NMDC.

            (b) The copies of LiquidGolf's certificate of incorporation and bylaws provided to NMDC are true, accurate, and complete and reflect all amendments made through the date of this Agreement. LiquidGolf's stock and minute books made available to NMDC for review were correct and complete as of the date of such review, no further entries have been made through the date of this Agreement, and such minute books contain an accurate record of all stockholder and corporate actions of the stockholders and directors (and any committees thereof) of LiquidGolf taken by written consent or at a meeting since January 1, 2001. All corporate actions taken by LiquidGolf have been duly authorized or ratified. All accounts, books, ledgers and official and other records of LiquidGolf fairly and accurately reflect all of LiquidGolf's transactions, properties, assets and liabilities.

      4.04 EQUITY INTERESTS. Except for the Subsidiary, LiquidGolf does not have any subsidiaries and does not directly or indirectly own any capital stock of or other equity interests in any corporation, partnership or other entity, and LiquidGolf is not a member of or participant in any partnership, joint venture or similar entity and is not obligated to become such a member or participant.

      4.05 NO LIQUIDGOLF DEFAULTS OR CONSENTS. Except as otherwise set forth in
SCHEDULE 4.05 attached hereto, neither the execution nor delivery of this Agreement nor the carrying out of any of the transactions contemplated hereby shall:

            (a) violate or conflict with any of the terms, conditions or provisions of the LiquidGolf's charter or bylaws;

            (b) violate any Legal Requirements applicable to LiquidGolf;

            (c) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any Contract or Permit binding upon or applicable to LiquidGolf;

            (d) result in the creation of any lien, charge or other encumbrance on any LiquidGolf's Properties; or

            (e) require LiquidGolf to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority.

      4.06 NO GOVERNMENTAL PROCEEDINGS. No suit, action or other proceeding is pending or, to the best of LiquidGolf's Knowledge, threatened before any Governmental Authority seeking to restrain LiquidGolf or the Subsidiary, or prohibit LiquidGolf's entry into this Agreement or prohibit the Closing, or seeking damages against LiquidGolf, the Subsidiary or LiquidGolf's Properties as a result of the consummation of this Agreement.

      4.07 EMPLOYEE MATTERS. SCHEDULE 4.07 sets forth by number and employment classification of LiquidGolf employees employed as of the date of this Agreement, and, except as set forth therein, none of said employees are subject to union or collective bargaining agreements with LiquidGolf. In addition,
SCHEDULE 4.07 sets forth each employees salary and benefits to which such employee is entitled.

      4.08 FINANCIAL STATEMENTS; LIABILITIES; ACCOUNTS RECEIVABLE; INVENTORIES.

            (a) SCHEDULE 4.08(A) contains true and complete copies of unaudited Financial Statements with respect to LiquidGolf and its business as of and for the year ended December 31, 2001 and for the ten months ended October 31, 2002. All of such Financial Statements present fairly the financial condition and results of operations of LiquidGolf for the dates or periods indicated thereon. All of such Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated. Within 60 days of the Closing, LiquidGolf shall provide NMDC with audited Financial Statements as of and for the year ended December 31, 2001 (the "POST-CLOSING AUDIT") and such other financial information requested by NMDC to enable NMDC to file a Form 8-K with the Securities and Exchange Commission with respect to the Merger.

            (b) Except for (i) the liabilities reflected on LiquidGolf's October 31, 2002 balance sheet included with the Financial Statements attached as
SCHEDULE 4.08(A), (ii) trade payables and accrued expenses incurred since October 31, 2002 in the ordinary course of business, none of which are material,
(iii) executory contract obligations under (x) Contracts listed on SCHEDULE 4.14, and/or (y) Contracts not required to be listed on SCHEDULE 4.14, and (iv) the liabilities set forth in SCHEDULE 4.08(B) attached hereto, LiquidGolf does not have any material liabilities or obligations (whether accrued, absolute, contingent, known or unknown).

            (c) Except as otherwise set forth in SCHEDULE 4.08(C), the accounts receivable reflected on the October 31, 2002 balance sheet included in the Financial Statements referenced in Section 4.08(a) and all of LiquidGolf's accounts receivable arising since October 31, 2002 (the "BALANCE SHEET DATE") arose from bona fide transactions in the ordinary course of business, and the goods and services involved have been sold, delivered and performed to the account obligors, and no further filings (with governmental agencies, insurers or others) are required to be made, no further goods are required to be provided and no further services are required to be rendered in order to complete the sales and fully render the services and to entitle LiquidGolf to collect the accounts receivable in full. Except as set forth in
SCHEDULE 4.08(C), no such account has been assigned or pledged to any other person, firm or corporation, and, except only to the extent fully reserved against, as set forth in the October 31, 2002 balance sheet included in such Financial Statements, no defense or set-off to any such account has been asserted by the account obligor or exists.

            (d) Except as otherwise set forth in SCHEDULE 4.08(D), LiquidGolf's Inventory as of the Closing Date shall consist of items of quality, condition and quantity consistent with normal seasonally-adjusted Inventory levels of LiquidGolf and be usable and saleable in the ordinary and usual course of business for the purposes for which intended, except to the extent written down or reserved against on the Closing Date Balance Sheet. Except as otherwise set forth in SCHEDULE 4.08(D), LiquidGolf's Inventory is valued on LiquidGolf's books of account in accordance with GAAP (on an average cost basis) at the lower of cost or market.

      4.09 ABSENCE OF CERTAIN CHANGES.

            (a) Except as otherwise set forth in SCHEDULE 4.09 attached hereto, since the Balance Sheet Date, there has not been:

                  (i) any event, circumstance or change that had or might have a material adverse effect on the business, operations, prospects, Properties, financial condition or working capital of LiquidGolf;

                  (ii) any damage, destruction or loss (whether or not covered by insurance) that had or might have a material adverse effect on the business, operations, prospects, Properties or financial condition of LiquidGolf; or

                  (iii) any material adverse change in LiquidGolf's sales patterns, pricing policies, accounts receivable or accounts payable.

            (b) Except as otherwise set forth in SCHEDULE 4.09 attached hereto, since the Balance Sheet Date, LiquidGolf has not done any of the following:

                  (i) merged into or with or consolidated with, any other corporation or acquired the business or assets of any Person;

                  (ii) created, incurred, assumed, guaranteed or otherwise become liable or obligated with respect to any indebtedness, or made any loan or advance to, or any investment in, any Person, except in each case in the ordinary course of business;

                  (iii) entered into, amended or terminated any material agreement;

                  (iv) sold, transferred, leased, mortgaged, encumbered or otherwise disposed of, or agreed to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any Properties except (i) in the ordinary course of business, or (ii) pursuant to any agreement specified in SCHEDULE 4.14;

                  (v) incurred or approved, or entered into any agreement or commitment to make, any expenditures in excess of $50,000 (other than those arising in the ordinary course of business or those required pursuant to any agreement specified in SCHEDULE 4.14);

                  (vi) maintained its books of account other than in the usual, regular and ordinary manner in accordance with generally accepted accounting principles and on a basis consistent with prior periods or made any change in any of its accounting methods or practices that would be required to be disclosed under generally accepted accounting principles;

                  (vii) made any payment to any Affiliate or forgiven any indebtedness due or owing from any Affiliate to LiquidGolf;

                  (viii) (A) liquidated Inventory or accepted product returns other than in the ordinary course, (B) accelerated receivables, (C) delayed payables, or (D) changed in any material respect LiquidGolf's practices in connection with the payment of payables and/or the collection of receivables;

                  (ix) engaged in any one or more activities or transactions with an Affiliate or outside the ordinary course of business;

                  (x) issued any capital stock or other securities, or granted, or entered into any agreement to grant, any options, convertible rights, other rights, warrants, calls or agreements relating to its capital stock; or

                  (xi) committed to do any of the foregoing.

      4.10 COMPLIANCE WITH LAWS. Except as otherwise set forth in SCHEDULE 4.10, LiquidGolf is and has been in compliance in all respects with any and all material Legal Requirements applicable to LiquidGolf, other than failures to so comply that would not have a material adverse effect on the business, operations, prospects, Properties or financial condition of LiquidGolf. Except as otherwise set forth in SCHEDULE 4.10, LiquidGolf (x) has not received or entered into any citations, complaints, consent orders, compliance schedules, or other similar enforcement orders or received any written notice from any Governmental Authority or any other written notice that would indicate that there is not currently compliance with all such material Legal Requirements, except for failures to so comply that would not have an adverse effect on the business, operations, prospects, Properties or financial condition of LiquidGolf, and (y) is not in default under, and no condition exists (whether covered by insurance or not) that with or without notice or lapse of time or both would constitute a default under, or breach or violation of, any material Legal Requirement or Permit applicable to LiquidGolf. Without limiting the generality of the foregoing, LiquidGolf has not received notice of and there is no basis for, any claim, action, suit, investigation or proceeding that might result in a finding that LiquidGolf is not or has not been in compliance with material Legal Requirements relating to (a) the development, testing, manufacture, packaging, distribution and marketing of products, (b) employment, safety and health, (c) environmental protection, building, zoning and land use and/or (d) the Foreign Corrupt Practices Act and the rules and regulations promulgated thereunder.

      4.11 LITIGATION. Except as otherwise set forth in SCHEDULE 4.11, there are no claims, actions, suits, investigations or proceedings against LiquidGolf pending or, to the best of LiquidGolf's Knowledge, threatened in any court or before or by any Governmental Authority, or before any arbitrator, that might have a material adverse effect (whether covered by insurance or not) on the business, operations, prospects, Properties or financial condition of LiquidGolf and there is no basis for any such claim, action, suit, investigation or proceeding. SCHEDULE 4.11 also includes a true and correct listing of all material actions, suits, investigations, claims or proceedings that were pending, settled or adjudicated since January 1, 1999.

      4.12 REAL PROPERTY. Except for Permitted Encumbrances, SCHEDULE 4.12 sets forth a list of all leases, licenses or similar agreements relating to LiquidGolf's use or occupancy of real estate owned by a third party ("LEASES"), true and correct copies of which have previously been furnished to NMDC, in each case setting forth (i) the lessor and lessee thereof and the commencement date, term and renewal rights under each of the Leases, and (ii) the street address and legal description of each property covered thereby (the "LEASED PREMISES"). The Leases and all guaranties with respect thereto, are in full force and effect and have not been amended in writing or otherwise, and no party thereto is in default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. Neither the LiquidGolf nor its agents or employees have received written notice of any claimed abatements, offsets, defenses or other bases for relief or adjustment.

      4.13 ASSETS OTHER THAN REAL PROPERTY. LiquidGolf or the Subsidiary (as the case may be) has good and marketable title to all tangible assets reflected on the Financial Statement or acquired after the date thereof, except those since sold or otherwise disposed of for fair value in the ordinary course of business, in each case free and clear of all liens. All the tangible personal property owned by LiquidGolf or the Subsidiary (as the case may be) is in all material respects in good operating condition and repair, ordinary wear and tear excepted, and all personal property leased by LiquidGolf or the Subsidiary (as the case may be) is in all material respects in the condition required of such property by the terms of the lease applicable thereto during the term of such lease and upon expiration thereof.

      4.14 COMMITMENTS.

            (a) Except as otherwise set forth in SCHEDULE 4.14, LiquidGolf is not a party to or bound by any of the following, whether written or oral:

                  (i) contract or commitment for capital expenditures by LiquidGolf in excess of $50,000 per calendar quarter in the aggregate;

                  (ii) lease or license with respect to any Properties, real or personal, whether as landlord, tenant, licensor or licensee;

                  (iii) agreement, contract, indenture or other instrument relating to the borrowing of money or the guarantee of any obligation or the deferred payment of the purchase price of any Properties;

                  (iv) contract with any Affiliate of LiquidGolf relating to the provision of goods or services by or to LiquidGolf;

                  (v) agreement for the sale of any assets that in the aggregate have a net book value on LiquidGolf's books of greater than $50,000;

                  (vi) agreement that purports to limit LiquidGolf's freedom to compete freely in any line of business or in any geographic area; or

                  (vii) other Contract that is material to LiquidGolf's business.

            (b) All of the Contracts listed or required to be listed in SCHEDULE
4.14 are valid, binding and in full force and effect, and LiquidGolf has not been notified or advised by any party thereto of such party's intention or desire to terminate or modify any such Contract in any respect, except as disclosed in SCHEDULE 4.14. Neither LiquidGolf nor, to the best of LiquidGolf's Knowledge, any other party is in breach of any of the terms or covenants of any Contract listed or required to be listed in SCHEDULE 4.14. Following the Closing, LiquidGolf shall continue to be entitled to all of the benefits currently held by LiquidGolf under each Contract listed or required to be listed in SCHEDULE 4.14.

      4.15 INTANGIBLE RIGHTS. Set forth on SCHEDULE 4.15 is a list and description of all material foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, Used, licensed or controlled by LiquidGolf and all goodwill associated therewith. Except as otherwise set forth in SCHEDULE 4.15, LiquidGolf owns or has the right to use and shall as of the Closing Date own or have the right to use any and all information, know-how, trade secrets, patents, copyrights, trademarks, tradenames, software, formulae, methods, processes and other intangible properties that are necessary or customarily Used by LiquidGolf for the ownership, management or operation of its Properties ("INTANGIBLE RIGHTS") including, but not limited to, the Intangible Rights listed on SCHEDULE 4.15.

      4.16 PERMITS. Except as otherwise set forth in SCHEDULE 4.16, LiquidGolf has all Permits necessary for LiquidGolf to own, operate, use and/or maintain its Properties and to conduct its business and operations as presently conducted and as expected to be conducted in the future. Except as otherwise set forth in
SCHEDULE 4.16, all such Permits are in effect, no proceeding is pending or, to the best of LiquidGolf's Knowledge, threatened to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits, and no administrative or governmental actions have been taken or, to the best of LiquidGolf's Knowledge, threatened in connection with the expiration or renewal of such Permits which could adversely affect LiquidGolf's ability to conduct its business and operations as presently conducted and as expected to be conducted in the future.

      4.17 BANKS. SCHEDULE 4.17 sets forth (i) the name of each bank, trust company or other financial institution and stock or other broker with which LiquidGolf has an account, credit line or safe deposit box or vault, (ii) the names of all persons authorized to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box or vault, and (iv) the names of all persons authorized by proxies, powers of attorney or other like instrument to act on LiquidGolf's behalf in matters concerning any of its business or affairs. Except as otherwise set forth in
SCHEDULE 4.17, no such proxies, powers of attorney or other like instruments are irrevocable.

      4.18 SUPPLIERS. SCHEDULE 4.18 sets forth the ten principal suppliers of LiquidGolf during fiscal year 2000. Except as otherwise set forth in SCHEDULE 4.18, LiquidGolf maintains good relations with all suppliers and customers listed or required to be listed in SCHEDULE 4.18 as well as with governments, partners, financing sources and other parties with whom LiquidGolf has significant relations, and no such party has canceled, terminated or made any threat to LiquidGolf to cancel or otherwise terminate its relationship with LiquidGolf or to materially decrease its services or supplies to LiquidGolf or its direct or indirect purchase or usage of LiquidGolf's products or services.

      4.19 TRANSACTIONS WITH AFFILIATES. Except as set forth on SCHEDULE 4.19 and except for normal advances to employees consistent with past practices, payment of compensation for employment to employees consistent with past practices, and participation in scheduled plans or benefit programs and agreements by employees, LiquidGolf has not purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or entered into or been subject to any management, consulting or similar agreement with, or engaged in any other significant transaction with Mr. Brannon or any other of LiquidGolf officer, director or stockholder or any of their respective Affiliates. Except as set forth on SCHEDULE 4.19 no Affiliate of LiquidGolf is indebted to LiquidGolf for money borrowed or other loans or advances, and LiquidGolf is not indebted to any such Affiliate.

      4.20 TAXES. Except as set forth on SCHEDULE 4.20, all Tax Returns required to be filed prior to the date hereof with respect to LiquidGolf for its respective income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all material respects. All Taxes due and payable by or with respect to LiquidGolf have been paid or are accrued on its Balance Sheet. LiquidGolf has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. With respect to each taxable period of LiquidGolf: (i) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against LiquidGolf; (ii) LiquidGolf has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iii) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the Knowledge of LiquidGolf, threatened against or with respect to LiquidGolf regarding Taxes; and (iv) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon LiquidGolf's assets.

      4.21 OTHER INFORMATION. The information furnished by LiquidGolf to NMDC pursuant to this Agreement (including, without limitation, information contained in the Exhibits hereto, the Schedules identified herein, the instruments referred to in such Schedules and the certificates and other documents to be executed or delivered pursuant hereto by LiquidGolf at or prior to the Closing) is not, nor at the Closing shall be, false or misleading in any material respect, or contains, or at the Closing shall contain, any misstatement of material fact, or omits, or at the Closing shall omit, to state any material fact required to be stated in order to make the statements therein not misleading.

      4.22 NO BROKERS. Neither LiquidGolf nor the Subsidiary has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

                                   ARTICLE V.

                      NMDC'S REPRESENTATIONS AND WARRANTIES

      NMDC and the LGC each hereby represents and warrants to LiquidGolf that to their Knowledge:

      5.01 NMDC: CORPORATE EXISTENCE AND QUALIFICATION. NMDC is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada; has the corporate power to own, manage, lease and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted; and is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions where the character of its properties or the nature of its business requires it to be so qualified.

      5.02 LGC: CORPORATE EXISTENCE AND QUALIFICATION. LGC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; has the corporate power to own, manage, lease and hold its properties and to carry on its business as and where such properties are presently located and such business is presently conducted; and is duly qualified to do business and is in good standing as a foreign corporation in each of the jurisdictions where the character of its properties or the nature of its business requires it to be so qualified.

      5.03 NMDC: AUTHORITY, APPROVAL AND ENFORCEABILITY. This Agreement has been duly executed and delivered by NMDC and NMDC has all requisite corporate power and legal capacity to execute and deliver this Agreement and all Collateral Agreements executed and delivered or to be executed and delivered by NMDC in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Collateral Agreements, and to perform its obligations hereunder and under the Collateral Agreements. Upon the approval of this Agreement by NMDC's Board of Directors, the execution and delivery of this Agreement and the Collateral Agreements and the performance of the transactions contemplated hereby and thereby shall be duly and validly authorized and approved by all corporate action necessary on NMDC's behalf. Subject to such Board approval, this Agreement and each Collateral Agreement to which NMDC is a party constitutes, or upon execution and delivery shall constitute, the legal, valid and binding obligation of NMDC, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

      5.04 LGC: AUTHORITY, APPROVAL AND ENFORCEABILITY. This Agreement has been duly executed and delivered by LGC and LGC has all requisite corporate power and legal capacity to execute and deliver this Agreement and all Collateral Agreements executed and delivered or to be executed and delivered by LGC in connection with the transactions provided for hereby, to consummate the transactions contemplated hereby and by the Collateral Agreements, and to perform its obligations hereunder and under the Collateral Agreements. Upon the approval of this Agreement by LGC's Board of Directors, the execution and delivery of this Agreement and the Collateral Agreements and the performance of the transactions contemplated hereby and thereby shall be duly and validly authorized and approved by all corporate action necessary on LGC's behalf. Subject to such Board approval, this Agreement and each Collateral Agreement to which LGC is a party constitutes, or upon execution and delivery shall constitute, the legal, valid and binding obligation of LGC, enforceable in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, moratorium, or similar laws and judicial decisions from time to time in effect which affect creditors' rights generally.

      5.05 NO DEFAULT OR CONSENTS. Neither the execution and delivery of this Agreement nor the carrying out of the transactions contemplated hereby shall:

                  (i) violate or conflict with any of the terms, conditions or provisions of NMDC's Articles of Incorporation or bylaws;

                  (ii) violate any Legal Requirements applicable to NMDC;

                  (iii) violate, conflict with, result in a breach of, constitute a default under (whether with or without notice or the lapse of time or both), or accelerate or permit the acceleration of the performance required by, or give any other party the right to terminate, any contract or Permit applicable to NMDC;

                  (iv) result in the creation of any lien, charge or other encumbrance on any of NMDC's property; or

                  (v) require NMDC to obtain or make any waiver, consent, action, approval or authorization of, or registration, declaration, notice or filing with, any private non-governmental third party or any Governmental Authority.

      5.06 NO GOVERNMENTAL PROCEEDINGS. No suit, action or other proceeding is pending or, to NMDC's Knowledge, threatened before any Governmental Authority seeking to restrain NMDC or prohibit its entry into this Agreement or prohibit the Closing, or seeking Damages against NMDC or its properties as a result of the consummation of this Agreement.

      5.07 LITIGATION. There are no claims, actions, suits, investigations or proceedings against NMDC pending or, to the best of NMDC's Knowledge, threatened in any court or before or by any Governmental Authority, or before any arbitrator, that might have a material adverse effect (whether covered by insurance or not) on the business, operations, prospects, Properties or financial condition of NMDC and there is no basis for any such claim, action, suit, investigation or proceeding.

      5.08 COMPLIANCE WITH LAWS. NMDC is and has been in compliance in all respects with any and all material Legal Requirements applicable to NMDC, other than failures to so comply that would not have a material adverse effect on the business, operations, prospects, Properties or financial condition of NMDC. NMDC
(x) has not received or entered into any citations, complaints, consent orders, compliance schedules, or other similar enforcement orders or received any written notice from any Governmental Authority or any other written notice that would indicate that there is not currently compliance with all such material Legal Requirements, except for failures to so comply that would not have an adverse effect on the business, operations, prospects, Properties or financial condition of NMDC, and (y) is not in default under, and no condition exists (whether covered by insurance or not) that with or without notice or lapse of time or both would constitute a default under, or breach or violation of, any material Legal Requirement or Permit applicable to NMDC. Without limiting the generality of the foregoing, NMDC has not received notice of and there is no basis for, any claim, action, suit, investigation or proceeding that might result in a finding that NMDC is not or has not been in compliance with material Legal Requirements relating to (a) the development, testing, manufacture, packaging, distribution and marketing of products, (b) employment, safety and health, (c) environmental protection, building, zoning and land use and/or (d) the Foreign Corrupt Practices Act and the rules and regulations promulgated thereunder.

      5.09 TAX MATTERS. All Tax Returns required to be filed prior to the date hereof with respect to NMDC for its respective income, properties, franchises or operations have been timely filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all material respects. All Taxes due and payable by or with respect to NMDC have been paid or are accrued on its Balance Sheet. NMDC have withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. With respect to each taxable period of NMDC: (i) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against NMDC; (ii) NMDC has not consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iii) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or, to the Knowledge of NMDC, threatened against or with respect to NMDC regarding Taxes; and (iv) there are no liens for Taxes (other than for current Taxes not yet due and payable) upon NMDC's assets.

      5.10 PERMITS. NMDC has all Permits necessary for NMDC to own, operate, use and/or maintain its Properties and to conduct its business and operations as presently conducted and as expected to be conducted in the future. All such Permits are in effect, no proceeding is pending or, to the best of NMDC's Knowledge, threatened to modify, suspend or revoke, withdraw, terminate, or otherwise limit any such Permits, and no administrative or governmental actions have been taken or, to the best of NMDC's Knowledge, threatened in connection with the expiration or renewal of such Permits which could adversely affect NMDC's ability to conduct its business and operations as presently conducted and as expected to be conducted in the future.

      5.11 ENVIRONMENTAL MATTERS. Since its inception, NMDC has not owned, leased or otherwise occupied any Real Property and therefore, neither NMDC nor any of its Affiliates has any liability under, and each are presently in compliance in all material respects with all Environmental Laws.

      5.12 OTHER INFORMATION. The information furnished by NMDC to LiquidGolf pursuant to this Agreement (including, without limitation, information contained in the Exhibits hereto, the Schedules identified herein, the instruments referred to in such Schedules and the certificates and other documents to be executed or delivered pursuant hereto by NMDC at or prior to the Closing) is not, nor at the Closing shall be, false or misleading in any material respect, or contains, or at the Closing shall contain, any misstatement of material fact, or omits, or at the Closing shall omit, to state any material fact required to be stated in order to make the statements therein not misleading. In addition, NMDC represents and warrants that, prior to the Effective Time, it did not have any business operations.

                                   ARTICLE VI.

                          OBLIGATIONS PRIOR TO CLOSING

      From the date of this Agreement through the Closing:

      6.01 NMDC'S ACCESS TO INFORMATION. LiquidGolf shall permit NMDC and its authorized employees, agents, accountants, legal counsel and other representatives to have access to the books, records, employees, counsel, accountants, engineers and other representatives of LiquidGolf at all times reasonably requested by NMDC for the purpose of conducting an investigation of LiquidGolf's financial condition, corporate status, operations, prospects and business. LiquidGolf shall make available to NMDC for examination and reproduction all documents and data of every kind and character relating to LiquidGolf in possession or control of, or subject to reasonable access by, LiquidGolf, including, without limitation, all files, records, data and information relating to the Properties (whether stored in paper, magnetic or other storage media) and all agreements, instruments, contracts, assignments, certificates, orders, and amendments thereto. Also, LiquidGolf shall allow NMDC access to, and the right to inspect, the Properties, except to the extent that such Properties are operated by a third-party operator, in which case LiquidGolf shall use its best efforts to cause the operator of such Properties to allow NMDC access to, and the right to inspect, such Properties.

      6.02 LIQUIDGOLF'S CONDUCT OF BUSINESS AND OPERATIONS. LiquidGolf shall keep NMDC advised as to all material operations and proposed material operations relating to LiquidGolf. LiquidGolf shall (a) conduct its business in the ordinary course, (b) keep available the services of present employees, (c) maintain and operate its Properties in a good and workmanlike manner, (d) pay or cause to be paid all costs and expenses (including but not limited to insurance premiums) incurred in connection therewith in a timely manner, (e) use reasonable efforts to keep all Contracts listed or required to be listed on
SCHEDULE 4.14 in full force and effect, (f) comply with all of the covenants contained in all such material Contracts, (g) maintain in force until the Closing Date insurance policies equivalent to those in effect on the date hereof, and (h) comply in all material respects with all applicable Legal Requirements. Except as otherwise contemplated in this Agreement, LiquidGolf shall use its best efforts to preserve the present relationships of LiquidGolf with persons having significant business relations therewith.

      6.03 GENERAL RESTRICTIONS.

            A. PROHIBITED TRANSACTIONS. Except as otherwise expressly permitted in this Agreement, LiquidGolf shall not:

                  (i) declare, set aside or pay any dividends, or make any distributions or other payments in respect of its equity securities, or repurchase, redeem or otherwise acquire any such securities;

                  (ii) merge into or with or consolidate with, any other corporation or acquire the business or assets of any person;

                  (iii) purchase any securities of any person;

                  (iv) amend its charter or bylaws;

                  (v) issue any capital stock or other securities, or grant, or enter into any agreement to grant, any options, convertibility rights, other rights, warrants, calls or agreements relating to its securities, except in furtherance with this Agreement; or

                  (vi) create, incur, assume, guarantee or otherwise become liable or obligated with respect to any indebtedness, or make any loan or advance to, or any investment in, any person, except in each case in the ordinary course of business;

            B. TRANSACTIONS REQUIRING CONSENT. Except as otherwise expressly permitted in this Agreement, without NMDC's prior written consent, which consent shall not be unreasonably withheld, LiquidGolf shall not:

                  (i) make any change in any existing election, or make any new election, with respect to any tax law in any jurisdiction which election could have an effect on the tax treatment of LiquidGolf or LiquidGolf's business operations;

                  (ii) enter into, amend or terminate any material agreement;

                  (iii) sell, transfer, lease, mortgage, encumber or otherwise dispose of, or agree to sell, transfer, lease, mortgage, encumber or otherwise dispose of, any Properties except (i) in the ordinary course of business, or
(ii) pursuant to any agreement specified in SCHEDULE 4.14;

                  (iv) other than in the ordinary course of business consistent with past practices, incur or approve, or enter into any agreement or commitment to make, any expenditures in excess of $50,000 (other than those required pursuant to any agreement specified in SCHEDULE 4.14);

                  (v) maintain its books of account other than in the usual, regular and ordinary manner in accordance with generally accepted accounting principles and on a basis consistent with prior periods or make any change in any of its accounting methods or practices;

                  (vi) make any change, whether written or oral, to any agreement or understanding with any of the suppliers listed or required to be listed on SCHEDULE 4.18;

                  (vii) accelerate or delay collection of any notes or accounts receivable in advance of or beyond their regular due dates or the dates when they would have been collected in the ordinary course of business consistent with past practices;

                  (viii) delay or accelerate payment of any accrued expense, trade payable or other liability beyond or in advance of its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practices;

                  (ix) allow its levels of inventory to vary in any material respect from the levels customarily maintained;

                  (x) become a party to or bound by any of the arrangements described in SECTION 4.14, whether written or oral;

                  (xi) enter into any transaction or make any commitment which could result in any of the representations, warranties or covenants of LiquidGolf contained in this Agreement not being true and correct after the occurrence of such transaction or event; or

                  (xii) commit to do any of the foregoing.

      6.04 NOTICE REGARDING CHANGES. LiquidGolf shall promptly inform NMDC in writing of any change in facts and circumstances that could render any of the representations and warranties made herein by LiquidGolf inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question. NMDC shall promptly inform LiquidGolf in writing of any change in facts and circumstances that could render any of the representations and warranties made herein by it inaccurate or misleading if such representations and warranties had been made upon the occurrence of the fact or circumstance in question.

      6.05 ENSURE CONDITIONS MET. Subject to the terms and conditions of this Agreement, each party hereto shall use all reasonable commercial efforts to take or cause to be taken all actions and do or cause to be done all things required under applicable Legal Requirements in order to consummate the transactions contemplated hereby, including, without limitation, (i) obtaining all Permits, authorizations, consents and approvals of any Governmental Authority or other Person which are required for or in connection with the consummation of the transactions contemplated hereby and by the Collateral Agreements, (ii) taking any and all reasonable actions necessary to satisfy all of the conditions to each party's obligations hereunder as set forth in Article VII, and (iii) executing and delivering all agreements and documents required by the terms hereof to be executed and delivered by such party on or prior to the Closing.

                                  ARTICLE VII.

       CONDITIONS TO LIQUIDGOLF'S AND NOMADIC COLLABORATION'S OBLIGATIONS

      7.01 CONDITIONS TO OBLIGATIONS OF LIQUIDGOLF. LiquidGolf's obligations to carry out the transactions contemplated by this Agreement are subject, at LiquidGolf's option, to the satisfaction or waiver of the following conditions:

            (a) LiquidGolf's board of directors and stockholders shall have approved this Agreement and the Merger contemplated hereby.

            (b) At Closing, NMDC shall deliver an officer's certificate certifying and attaching (1) a true and correct copy of all necessary corporate action on its behalf approving this Agreement; (2) a certificate of good standing from the Nevada Secretary of State as to NMDC; and (3) a certificate of good standing from the Delaware Secretary of State as to LGC.

            (c) All representations and warranties of NMDC contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and NMDC shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by NMDC at or prior to the Closing.

            (d) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on LiquidGolf's behalf) shall be pending or threatened before any Governmental Authority seeking to restrain LiquidGolf or prohibit the Closing or seeking Damages against LiquidGolf as a result of the consummation of this Agreement.

            (e) At Closing, NMDC shall cause the Funding Requirement to be delivered pursuant to the provisions of Section 8.04.

            (f) NMDC shall have entered into the employment contract with Mr. Brannon in form and substance substantially similar to the agreement attached hereto as EXHIBIT A.

            (g) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on LiquidGolf's behalf or any of the stockholders) shall be pending or threatened before any Governmental Authority seeking to restrain LiquidGolf or prohibit the Closing or seeking Damages against LiquidGolf as a result of the consummation of this Agreement.

            (h) At Closing, NMDC will have executed a reverse stock split that will result in NMDC having no more than 500,000 shares issued and outstanding and will have a bid price of at least USD $1.00 per share quoted by the OTC Bulletin Board.

      7.02 CONDITIONS TO NMDC'S OBLIGATIONS. NMDC's obligation to carry out the transactions contemplated by this Agreement are subject, at NMDC's option, to the satisfaction, or waiver by NMDC, of the following conditions:

            (a) All representations and warranties of LiquidGolf contained in this Agreement shall be true and correct in all material respects at and as of the Closing, and LiquidGolf shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed and satisfied by them at or prior to the Closing.

            (b) As of the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by or on behalf of NMDC) shall be pending or threatened before any court or governmental agency seeking to restrain NMDC or prohibit the Closing or seeking Damages against NMDC or LiquidGolf or its Properties as a result of the consummation of this Agreement.

            (c) Except for matters disclosed in SCHEDULE 7.02(C) attached hereto, since the Balance Sheet Date and up to and including the Closing, there shall not have been any event, circumstance, change or effect that, individually or in the aggregate, had or might have a material adverse effect on LiquidGolf's business, operations, prospects, Properties or financial condition.

            (d) At Closing, LiquidGolf shall deliver an officer's certificate certifying and attaching: (1) a true and correct copy of all necessary corporate action on its behalf approving this Agreement; (2) a true and correct copy of LiquidGolf's Certificate of Incorporation and all designations and amendments thereto; (3) a true and correct copy of LiquidGolf's By-laws; and (4) a certificate of good standing from the Delaware Secretary of State.

            (e) All agreements, commitments and understandings between LiquidGolf and any Stockholder (or any other Affiliate of LiquidGolf or any such Stockholder) shall have been terminated in all respects on terms satisfactory to NMDC, and all obligations, claims or entitlements thereunder shall be unconditionally waived and released and written evidence thereof satisfactory in form and substance to NMDC shall have been delivered to NMDC.

            (f) NMDC's board of directors shall have approved this Agreement and the Merger contemplated hereby.

            (g) No proceeding in which LiquidGolf shall be a debtor, defendant or party seeking an order for its own relief or reorganization shall have been brought or be pending by or against such person under any United States or state bankruptcy or insolvency law.

            (h) NMDC shall be satisfied that it shall be able to obtain, not later than 60 days after the Closing Date, the Post-Closing Audit and unaudited pro forma Financial Statements with respect to LiquidGolf, if any, together with any required consent of LiquidGolf's independent public accountants.

            (i) LiquidGolf shall, to NMDC's satisfaction, have obtained a release of the default provisions and other obligations of LiquidGolf to SpiderGolf, Inc. and its principals pursuant to that certain Agreement and Plan of Merger dated November 5, 1999, as thereafter amended.

            (j) At Closing, LiquidGolf shall deliver a detailed budget that is satisfactory to NMDC which sets out LiquidGolf's intended use of the Funding Requirement described in Section 8.04.

            (k) Except as provided in Section 2.07(e), (f), (g) and (i) upon conversion of LiquidGolf Capital Stock into NMDC Common, LiquidGolf's capital shall only consist of common stock and LiquidGolf shall have disposed of any and all obligations to preferred stockholders, option holders and warrant holders; provided, however, LiquidGolf's obligations under warrants issued to investors pursuant to a Confidential Private Placement Memorandum dated July 31, 2000 (or the replacement warrants which LiquidGolf may issue to some of such investors in connection with the debt conversion offering offered to the investors in such private placement) and warrants granted to Rita Maria Consulting Incorporated, and warrants granted to investors pursuant to a Confidential Private Placement dated and issued in April and May of 2002 shall be assigned to NMDC, subject to the availability of applicable regulatory exemptions for NMDC to issue such warrants and common shares underlying those warrants and provided that the obligations under such warrants shall be limited to a maximum aggregate of 3,000,000 shares of NMDC common stock on exercise of such warrants. Any shares issued on exercise of such warrants shall be subject to the same resale provisions as set forth in Section 2.08 above, or such other terms and conditions to the sole reasonable satisfaction of NMDC.

            (l) LiquidGolf shall have provided to NMDC an unaudited balance sheet and the related unaudited statements of income, stockholders' equity and cash flows for the period from the date of the Financial Statements through the end of the most recent month ending at least 30 days prior to the Closing Date (the "CLOSING FINANCIAL STATEMENTS"), accompanied by the unqualified certification of the Chief Executive Officer of LiquidGolf and the Chief Financial Officer of LiquidGolf to the effect that the Closing Financial Statements have been prepared from and in accordance with the books and records of LiquidGolf, have been prepared in conformity with GAAP (subject to normal, recurring year-end adjustments and the lack of required footnotes) and fairly present in all material respects the financial condition of LiquidGolf as of the date thereof and the results of its operations for the period then ended, and there shall have been no material adverse change in the financial condition of LiquidGolf form the date of the Financial Statements to the date of the Closing Financial Statement which would have a material adverse effect on the financial condition of LiquidGolf.

                                  ARTICLE VIII.

                            POST-CLOSING OBLIGATIONS

      8.01 FURTHER ASSURANCES. Following the Closing, LiquidGolf and NMDC shall execute and deliver such documents, and take such other action, as shall be reasonably requested by any other party hereto to carry out the transactions contemplated by this Agreement.

      8.02 PUBLICITY. None of the parties hereto shall issue or make, or cause to have issued or made, any public release or announcement concerning this Agreement or the transactions contemplated hereby, without the advance approval in writing of the form and substance thereof by each of the other parties, except as required by law (in which case, so NMDC as possible, there shall be consultation among the parties prior to such announcement), and the parties shall endeavor jointly to agree on the text of any announcement or circular so approved or required.

      8.03 NAME CHANGE AND REINCORPORATION. After Closing, NMDC shall take the necessary board of directors action and use its best efforts to obtain the necessary shareholder approval to (i) change its corporate name from Nomadic Collaboration International, Inc. to "LIQUIDGOLF CORPORATION" and (b) change its state of incorporation from Nevada to Delaware.

      8.04 CAPITAL FOR THE SURVIVING CORPORATION'S BUSINESS. Prior to Closing, NMDC will have entered into an investment banking agreement with Pan America Capital Group, Inc. According to the terms of the agreement, no later than 90 days from closing, Pan America Capital Group, Inc. will deliver no less than USD

$150,000 in immediately accessible and usable funds to the surviving corporation as minimum firm commitment proceeds from this rights offering to be used to conduct its business (the "FUNDING REQUIREMENT").

      8.05 INVESTMENT BANKING COMMITMENT. After Closing, NMDC shall take the necessary board of directors action to retain PanAmerica Capital Group, Inc. to assist the surviving corporation in all financial activities of the corporation including, but not limited to capital raising, mergers and acquisitions, and future financings. The term of the agreement will be two years and the compensation will be 1,800,000 shares of NMDC common stock.

                                   ARTICLE IX.

                                  MISCELLANEOUS

      9.01 INDEMNIFICATION. NMDC shall defend, indemnify and hold harmless the Surviving Corporation and the LiquidGolf Stockholders from, against and in respect of any and all claims, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties, fines and reasonable attorneys' fees, that the Surviving Corporation and/or the LiquidGolf Stockholders may incur, sustain or suffer including without limitation any audit costs incurred by an Internal Revenue Service audit of the Company and/or any of the Target Companies which results in a tax deficiency for the tax year(s) audited ("LOSSES") as a result of any breach of, or failure by the NMDC to perform, any of the representations, warranties, covenants or agreements of NMDC contained in this Agreement or in any Schedule(s) furnished by or on behalf of NMDC under this Agreement.

      9.02 CONFIDENTIALITY.

            (a) Prior to the Closing, NMDC shall, and shall cause its Affiliates and its and their employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any, information of any kind concerning LiquidGolf and its business; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by NMDC or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers, (ii) information that is or becomes available to NMDC or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers on a non-confidential basis prior to its disclosure by NMDC or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers and (iii) information that is required to be disclosed by NMDC or its Affiliates or any of its or their employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental Authority; and provided further that NMDC promptly shall notify LiquidGolf of any disclosure pursuant to clause (iii) of this Section 9.01(a); and, provided, further, that the foregoing obligation of confidence shall not apply to the furnishing of information by NMDC in bona fide discussions or negotiations with prospective lenders.

            (b) LiquidGolf shall cause its Affiliates, employees, agents, accountants, legal counsel and other representatives and advisers to, hold in strict confidence all, and not divulge or disclose any, information of any kind concerning the transactions contemplated by this Agreement, LiquidGolf, NMDC or their respective businesses; provided, however, that the foregoing obligation of confidence shall not apply to (i) information that is or becomes generally available to the public other than as a result of a disclosure by LiquidGolf or any of its Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers, (ii) information that is or becomes available to LiquidGolf or any of its Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers after the Closing on a non-confidential basis prior to its disclosure by LiquidGolf or any of its Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers and (iii) information that is required to be disclosed by LiquidGolf or any of its Affiliates, employees, agents, accountants, legal counsel or other representatives or advisers as a result of any applicable law, rule or regulation of any Governmental Authority; and provided further that LiquidGolf shall promptly notify NMDC of any disclosure pursuant to clause (iii) of this Section 9.01(b).

      9.03 BROKERS. Regardless of whether the Closing shall occur, NMDC shall indemnify and hold LiquidGolf harmless from and against any and all liability for any brokers' or finders' fees arising in respect to brokers or finders retained or engaged by NMDC with respect of the transactions contemplated by this Agreement.

      9.04 COSTS AND EXPENSES. Each of the parties to this Agreement shall bear its own expenses incurred in connection with the negotiation, preparation, execution and closing of this Agreement and the transactions contemplated hereby (the "TRANSACTION EXPENSES").

      9.05 NOTICES. Any notice, demand, request, offer, consent, approval or communications (collectively, a "NOTICE") to be provided under this Agreement shall be in writing and sent by one of the following methods: (i) postage prepaid, United States certified or registered mail with a return receipt requested, addressed to NMDC or LiquidGolf, as appropriate, at the addresses set forth below; (ii) overnight delivery with a nationally recognized and reputable air courier (with electronic tracking requested) addressed to NMDC or LiquidGolf, as appropriate, at the addresses set forth below; (iii) personal delivery to NMDC or LiquidGolf, as appropriate, at the addresses set forth below; or (iv) by confirmed facsimile or telecopier transmission to NMDC or LiquidGolf, as appropriate, at the facsimile numbers set forth below and in such case of facsimile transmission, a copy must also be contemporaneously sent by one of the methods described in the preceding clause (i), (ii) or (iii) of this
Section 9.05 (it being understood and agreed, however, that such Notice shall be deemed received upon receipt of electronic transmission). Any such Notice shall be deemed given upon receipt thereof, or, in case of any Notice sent pursuant to clause (i), (ii) or (iii) above, the refusal thereof by the intended recipient. Notwithstanding the foregoing, in the event any Notice is sent by overnight delivery or personal delivery and it is received (or delivery is attempted) during non-business hours (i.e., other than during 8:30 a.m. to 5:30 p.m. [EST/EDT] Monday through Friday, excluding holidays), then such Notice shall not be deemed to have been received until the next business day. Either party may designate a different address for receiving Notices hereunder by notice to the other party in accordance with the provisions of this Section 9.05. Further notwithstanding the foregoing, if any Notice is sent by either party hereto to the other and such Notice has not been sent in compliance with this Section 9.05 but has in fact actually been received by the other party, then such Notice shall be deemed to have been duly given by the sending party and received by the recipient party effective as of such date of actual receipt.

IF TO NOMADIC:                         NOMADIC COLLABORATION INTERNATIONAL, INC.
                                       609 Granville St., Suite 880
                                       Vancouver, BC, Canada V7Y 1G5
                                       Attn:  Ricardo Garcia de Paredes
                                       Telephone No: (604) 685-5535

IF TO LIQUIDGOLF:                      LIQUID GOLF  CORPORATION
                                       1017 West orange Blossom Trail
                                       Apopka, Florida   32712
                                       Attention:  Dwain Brannon
                                       Telephone No:  (407) 889-7577
                                       Telecopy No.:  (407) 889-4255

                   WITH A COPY TO:     GREENBERG TRAURIG, PA
                                       450 S. Orange Avenue, Suite 650
                                       Orlando, Florida   32801
                                       Attention:  Frank S. Ioppolo, Jr.
                                       Telephone No:  (407) 420-1000
                                       Telecopy No.:  (407)  420-5909

Notwithstanding anything in this Section to the contrary, any Notice delivered in accordance herewith to the last designated address of any person or party to which a Notice may be or is required to be delivered pursuant to this

Agreement shall not be deemed ineffective if actual delivery cannot be made due to a change of address of the person or party to which the Notice is directed or the failure or refusal of such person or party to accept delivery of the Notice.

      9.06 GOVERNING LAW AND WAIVER OF JURY TRIAL. this agreement is made in and shall be governed by the laws of the state of florida, and any legal action relating to or arising out of this agreement shall be resolved only in federal or state court located in orange county, florida. the parties hereto expressly waive any claim or defense therein that such courts constitute an inconvenient forum. the parties hereto expressly waive all rights to trial by jury regarding all matters or disputes arising out of or related to this agreement. in no event shall any party be liable for any indirect, special, exemplary, punitive or consequential damages arising out of or relating to this agreement.

      9.07 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of each of the parties to this Agreement shall be deemed to have been made and shall be deemed to constitute the making of such representations and warranties, again at and as of the Closing by and on behalf of the party on behalf of whom such certificates are delivered.

      9.08 AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (including the exhibits and schedules attached hereto) and such other documents expressly intended by the terms hereof to be delivered subsequent to the execution of this Agreement, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The parties agree that prior drafts of this Agreement shall not be deemed to provide any evidence as to the meaning of any provision hereof or the intent of the parties with respect thereto. The exhibits and schedules constitute a part hereof as though set forth in full above. This Agreement is not intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder.

      9.09 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. The rights and obligations of this Agreement may not be assigned except by mutual written consent of the parties hereto.

      9.10 SEVERABILITY. If any clause or provision of this Agreement is illegal, invalid or unenforceable under applicable present or future Laws effective during the Term, the remainder of this Agreement shall not be affected. In lieu of each clause or provision of this Agreement that is illegal, invalid or unenforceable, there shall be added as a part of this Agreement a clause or provision as nearly identical as may be possible and as may be legal, valid and enforceable. In the event any clause or provision of this Agreement is illegal, invalid or unenforceable as aforesaid and the effect of such illegality, invalidity or unenforceability is that either party no longer has the substantial benefit of its bargain under this Agreement and a clause or provision as nearly identical as may be possible cannot be added, then, in such event, such party may in its discretion cancel and terminate this Agreement provided such party exercises such right within a reasonable time after such occurrence. The amendment or modification to this Agreement pursuant to this
Section 9.10 shall require the consent of all parties hereto prior to the effectiveness of any such amendment or modification.

      9.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. A telecopy signature of any party shall be considered to have the same binding legal effect as an original signature.

      9.12 ATTORNEYS' FEES. Notwithstanding the foregoing, in the event either party employs an attorney or brings an action against the other arising out of the terms of this Agreement, the prevailing party (whether such prevailing party has been awarded a money judgment or not) shall receive from the other party (and the other party shall be obligated to pay) the prevailing party's reasonable legal fees and expenses (including the fees and expenses of experts and para-professionals), whether such fees and expenses are incurred before, during or after any trial, re-trial, re-hearing, mediation or arbitration, administrative proceedings, appeals or bankruptcy or insolvency proceedings, and irrespective of whether the prevailing party would have been entitled to such fees and expenses under applicable law in the absence of this Section. Without limiting the generality of the foregoing, the term

"EXPENSES" shall include expert witness fees, bonds, filing fees, administrative fees, transcriptions, depositions or proceedings, costs of discovery and travel costs. The term "PREVAILING PARTY" as used in this Section shall mean that party whose positions substantially prevail in such action or proceeding, and any action or proceeding brought by either party against the other as contemplated in this Section may include a plea or request for judicial determination of the "prevailing party" within the meaning of this Section. In the event neither party substantially prevails in its positions in such action or proceeding, the court may rule that neither party has so substantially prevailed, in which event each party shall be responsible for its own fees and expenses in connection therewith. In addition, the fees and expenses for the services of "in-house" counsel (if any) shall be included within the prevailing party's fees and expenses as fully as if such in-house legal services were provided by an "outside" attorney or law firm as contemplated within this Section, irrespective of whether "outside" legal services are obtained in connection with such matter. The fees and expenses on the part of in-house counsel as aforesaid shall be determined based upon the prevailing hourly rates, fees and expenses for an attorney(s) of comparable experience in the central, Florida area.

      9.13 EXHIBITS AND SCHEDULES. The Exhibits and Schedules referred to herein are attached hereto and incorporated herein by this reference. Disclosure of a specific item in any one Schedule shall be deemed restricted only to the Section to which such disclosure specifically relates except where (i) there is an explicit cross-reference to another Schedule, and (ii) NMDC could reasonably be expected to ascertain the scope of the modification to a representation intended by such cross-reference.

      9.14 CONSTRUCTION. The parties agree and acknowledge that they have jointly participated in the negotiation and drafting of this Agreement and that this Agreement has been fully reviewed and negotiated by the parties and their respective counsel. In the event of an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. If any party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation, warranty, or covenant.

      9.15 RULES OF INTERPRETATION. Except as otherwise expressly provided in this Agreement, the following rules shall apply hereto: (i) the singular includes the plural and plural includes the singular; (ii) "or" is not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes any permitted supplements and amendments;
(iv) a reference in this Agreement to a section or exhibit is a reference to a section or exhibit within or attached to this Agreement unless otherwise expressly provided; (v) a reference to a section or paragraph in this Agreement shall, unless the context clearly indicates to the contrary, refer to all sub-parts or sub-components of any said section or paragraph; (vi) words such as "hereunder", "hereto", "hereof", and "herein", and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of this Agreement and not to any particular clause hereof; (vii) the headings of the articles or sections and the ordering or position thereof are for convenience only and shall not in any way be deemed to affect the meaning of this Agreement; (viii) a reference in this Agreement to a "person" or "party" (whether in the singular or the plural) shall (unless otherwise indicated herein) include both natural persons and unnatural persons (including, but not limited to, corporations, partnerships, limited liability companies or partnerships, trusts, etc.); (ix) all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with GAAP; and (x) any reference in this Agreement to a "BUSINESS DAY" shall include each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which national banks in Orlando, Florida are closed.

      9.16 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other except as may be specifically limited herein.

      EXECUTED as of the date first written above.

                                    NOMADIC COLLABORATION INTERNATIONAL, INC.

                                    By: /S/ RICARDO GARCIA DE PAREDES
                                       -----------------------------------------
                                            RICARDO GARCIA DE PAREDES, PRESIDENT

                                    LGC ACQUISITION CO.

                                    By: /S/ RICARDO GARCIA DE PAREDES
                                       -----------------------------------------
                                            RICARDO GARCIA DE PAREDES, PRESIDENT

                                    LIQUIDGOLF CORPORATION

                                    By: /S/ DWAIN BRANNON
                                       -----------------------------------------
                                            DWAIN BRANNON, PRESIDENT
                                            AND CHIEF EXECUTIVE OFFICER

                                                                  Exhibit B
                       CERTIFICATE OF CHANGE IN NUMBER OF
                      AUTHORIZED SHARES OF CLASS AND SERIES

                     Pursuant to Sections 78.207 and 78.209
              of the General Corporation Law of the State of Nevada


1. The name of the corporation is Nomadic Collaboration International, Inc. (the "Corporation").

2. The current number of authorized shares and the par value, if any, of each class and series, if any, of the shares of the Corporation before the Reverse Stock Split herein certified (the "Reverse Stock Split") are:

              100,000,000 shares of Common Stock, $.001 par value.

3. The number of authorized shares and the par value, if any, of each class and series, if any, of the shares of the Corporation after the Reverse Stock Split herein certified are:

                666,666 shares of Common Stock, $.001 par value.

4. The number of shares of each affected class or series, if any, to be issued after the Reverse Stock Split in exchange for each issued share of the same class or series is:

            The Corporation shall issue one (1) share of Common Stock in exchange for every one hundred fifty (150) shares of Common Stock issued and outstanding on the effective date of the Reverse Stock Split.

5. The shares of the Corporation's Common Stock issued pursuant to the Reverse Stock Split will be rounded up to the nearest whole number of shares. Stockholders who would otherwise be entitled to a fractional share of Common Stock shall be issued such additional fraction of a share of Common Stock as is necessary to increase a fractional share to a full share.

6. The Reverse Stock Split was effected pursuant to a resolution of the Board of Directors of the Corporation.

7. No approval of the Reverse Stock Split by any of the stockholders of the Corporation is required.

8. There is no provision in the Articles of Incorporation of the Corporation prohibiting the Reverse Stock Split.

9.    The Reverse Stock Split herein certified will be effective on January 23,
      2003.


Executed on January 15, 2003

                                        /s/ Ricardo Garcia de Paredes Carbone
                                        ----------------------------------------
                                        Name:  Ricardo Garcia de Paredes Carbone
                                        Title: Chief Executive Officer

                                                              Exhibit C
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                    NOMADIC COLLABORATION INTERNATIONAL, INC.
                              A NEVADA CORPORATION
        (Pursuant to Nev. Rev. Stat. Sections 78.385 ,78.390, and 78.403)

      Ricardo Garcia de Paredes Carbone hereby certifies that:

1. He is the duly elected and acting president and secretary of Nomadic Collaboration International, Inc., a Nevada corporation (the "Corporation").

2. Stock of the Corporation has been issued and capital has been paid to the Corporation.

3. This certificate is made and filed on the behalf of the Corporation pursuant to and in accordance with Nev. Rev. Stat. Sections 78.385, 78.390, and 78.403.

4. The original articles of incorporation of the Corporation were filed in the Office of the Secretary of State of the State of Nevada on the 18th day of December, 1997. The first Amendment to Articles of Incorporation was filed in the Office of the Secretary of State of the State of Nevada on the 3rd day of April, 2002. The second Amendment to Articles of Incorporation was filed in the Office of the Secretary of State of the State of Nevada on the 15th day of January, 2003. The original articles of incorporation of the Corporation and all amendments thereto are hereby amended and restated in their entirety, to read as follows:

                                    ARTICLE I


      The name of the Corporation is LIQUIDGOLF HOLDING CORPORATION, a Nevada corporation (the "Corporation").


                                   ARTICLE II

      The resident agent of the Corporation is The Corporation Trust Company of Nevada and the resident agent's street address which shall be the registered office of the Corporation is 6100 Neil Road, Suite 500, Reno, Nevada 89511.

                                   ARTICLE III

      The Corporation is formed for the purpose of engaging in any lawful activity and the period of its existence is perpetual.

                                   ARTICLE IV


      SECTION 1. The Corporation shall be authorized to issue 100,000,000 shares of capital stock with a par value of $0.001 each.

      SECTION 2. All of the shares of stock shall be of the same class, without preference or distinction.

      SECTION 3. The capital stock of the Corporation, after the amount of capital has been paid in money, property or services, as the board of directors shall determine, shall not be subject to assessment to pay the debts of the Corporation, nor for any other purpose, and no stock issued as fully paid shall ever be assessable or assessed and the articles of incorporation shall not be amended in this respect.

      SECTION 4. Cumulative voting by any shareholder is denied.

      SECTION 5. No shareholder shall, by reason of holding shares of any class of stock, have any preemptive or preferential right to purchase or subscribe for any shares of any class of stock now or hereafter authorized or any notes, debentures or bonds convertible into or carrying options or warrants to purchase shares of any class of stock now or hereafter authorized, whether or not the issuance of any shares, notes, debentures or bonds would adversely affect the dividend or voting rights of the shareholder.

                                    ARTICLE V

      The members of the governing board of the Corporation shall be designated as directors. The board of directors shall consist of not less than one (1) nor more that seven (7) directors. The number of directors of the Corporation may be increased or decreased, from time to time, as provided in the bylaws of the Corporation within the limitations set forth in Nev. Rev. Stat. Section 78.115. The name and address of the sole director of the Corporation who shall serve as director until his successor(s) shall have been elected and qualified is as follows:

           NAME                                  ADDRESS
           ----                                  -------

           Ricardo Garcia de Paredes Carbone     50 Marbella Street
                                                 World Trade Center, 12th Floor
                                                 Panama City, Republic of Panama

                                   ARTICLE VI

      In furtherance and not in limitation of the rights, powers, privileges, and discretionary authority granted or conferred by Chapter 78 of the Nevada Revised Statutes or other statutes or laws of the State of Nevada, the board of directors is expressly authorized: (i) to make, amend, alter, or repeal the bylaws of the Corporation; and (ii) to provide indemnification of directors, officers, employees, agents, and other persons to the fullest extent permitted by law through bylaw provisions, agreements with the indemnitees, vote of shareholders or disinterested directors or otherwise.

                                   ARTICLE VII

      No director or officer of the Corporation will be liable to the Corporation or its stockholders for damages for breach of fiduciary duty as an officer or director, excepting only (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law; or (b) the payment of dividends in violation of Nev. Rev. Stat. Section 78.300. No amendment or repeal of this Article VII applies to or has any effect on the liability or alleged liability of any officer or director of this Corporation for or with respect to any acts or omissions of the director or officer occurring prior to the amendment or repeal, except as otherwise required by law.

                                  ARTICLE VIII

      Unless otherwise defined in these articles of incorporation, terms used in these articles of incorporation shall have the meanings set forth for such terms in Chapter 78 of the Nevada Revised Statutes.

                                   ARTICLE IX

      The provisions of Nev. Rev. Stat. Sections 78.378 to 78.3793, inclusive, do not apply to the Corporation or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified. Further, the Corporation expressly elects not to be governed by Nev. Rev. Stat. Sections 78.411 to 78.444, inclusive.


      IN WITNESS WHEREOF, the undersigned has executed these articles of incorporation this _________ day of March, 2003.


                                    --------------------------------------------
                                    Ricardo Garcia de Paredes Carbone, President


                                    --------------------------------------------
                                    Ricardo Garcia de Paredes Carbone, Secretary

                                                            Exhibit D

                      LIQUIDGOLF CORPORATION AND SUBSIDIARY
                        CONSOLIDATED FINANCIAL STATEMENTS
                            For the Nine Months Ended
                             September 30, 2002 and
                      For the Year Ended December 31, 2001




                    TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.
                CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS ADVISORS

           AN INDEPENDENTLY OWNED MEMBER OF THE RSM MCGLADREY NETWORK

                      LIQUIDGOLF CORPORATION AND SUBSIDIARY


                        CONSOLIDATED FINANCIAL STATEMENTS


                           December 31, 2002 and 2001


                                Table of Contents

 Independent Auditors' Report.........................................1


 Financial Statements:

       Consolidated Balance Sheet.....................................2

       Consolidated Statements of Operations..........................3

       Consolidated Statements of Stockholders' Deficit...............4

       Consolidated Statements of Cash Flows..........................5


Notes to Consolidated Financial Statements............................7

                    TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.
                CERTIFIED PUBLIC ACCOUNTANTS & BUSINESS ADVISORS

           AN INDEPENDENTLY OWNED MEMBER OF THE RSM MCGLADREY NETWORK



                          INDEPENDENT AUDITORS' REPORT


 To the Board of Directors and Stockholders of LIQUIDGOLF CORPORATION and Subsidiary:


We have audited the accompanying consolidated balance sheet of LIQUIDGOLF CORPORATION and Subsidiary (the "Company") as of December 31, 2002, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2002 and 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LIQUIDGOLF CORPORATION and Subsidiary as of December 31, 2002, and the results of their operations and their cash flows for the years ended December 31, 2002 and 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has incurred net losses and negative cash flows from operations since inception. These factors, and the need for additional financing in order for the Company to meet its business plans, raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ TEDDER, JAMES, WORDEN & ASSOCIATES
--------------------------------------

Orlando, Florida
January 29, 2003

                      LIQUIDGOLF CORPORATION AND SUBSIDIARY


                           CONSOLIDATED BALANCE SHEET

                                December 31, 2002

                                      ASSETS
    Current assets:
      Cash and cash equivalents                                               $    137,871
      Investments - certificates of deposit                                         35,000
      Inventories                                                                  183,426
      Prepaid expenses and other current assets                                     19,445
                                                                              ------------
            Total current assets                                                   375,742

    Property and equipment, net                                                     33,276
    Other assets                                                                    16,433
                                                                              ------------
            Total assets                                                      $    425,451
                                                                              ============
                     LIABILITIES AND STOCKHOLDERS' DEFICIT

    Current liabilities:
      Accounts payable                                                        $    225,178
      Accrued expenses                                                             363,774
      Current portion of capital lease obligation                                   10,176
      Deferred revenue                                                               6,917
                                                                              ------------
            Total current liabilities                                              606,045

    Capital lease obligation, long term                                             19,530
                                                                              ------------
            Total liabilities                                                      625,575

    Commitments and contingencies

    Series B redeemable preferred stock                                         14,923,770

    Stockholders' deficit:
      Series A preferred stock, voting and convertible, par value $.0001,
        1,700,000 shares authorized, 418,236
        issued and outstanding                                                          42
      Common stock, $.0001 par value, 50,000,000 shares
        authorized; 15,047,925 shares issued and outstanding                         1,505
      Stock subscription receivable                                                (50,000)
      Additional paid-in capital                                                18,982,476
      Accumulated deficit                                                      (34,057,917)
                                                                              ------------
            Total stockholders' deficit                                        (15,123,894)
                                                                              ------------
            Total liabilities and stockholders' deficit                       $    425,451
                                                                              ============



See accompanying notes to the consolidated financial statements

                      LIQUIDGOLF CORPORATION AND SUBSIDIARY


                      CONSOLIDATED STATEMENTS OF OPERATIONS

                 For the years ended December 31, 2002 and 2001

                                                                          2002              2001
                                                                      -------------      ----------
Net sales                                                             $    639,364        5,027,579
Cost of sales                                                              554,113        4,036,897
                                                                      -------------      ----------
        Gross profit                                                        85,251          990,682

Operating expenses:
  Sales and marketing                                                       17,733          322,114
  General and administrative (inclusive of noncash
    stock-based employee compensation of
    $32,500 in the year ended December 31, 2001)                           957,813        1,799,753
  Technology and content                                                    61,422          244,582
  Depreciation and amortization                                             51,795          171,686
                                                                      -------------      ----------
        Total operating expenses                                         1,088,763        2,538,135
                                                                      -------------      ----------
                                                                        (1,003,512)      (1,547,453)

Other income (expense):
  Interest income                                                            2,319           21,850
  Interest expense                                                        (105,894)        (253,962)
  Loss on disposal of property and equipment                              (337,454)          (1,020)
                                                                      -------------      ----------
        Net other income (expense)                                        (441,029)        (233,132)
                                                                      -------------      ----------
        Net loss                                                      $ (1,444,541)      (1,780,585)
                                                                      =============      ==========
        Net loss per share - basic and diluted                        $      (0.21)           (0.45)
                                                                      =============      ==========
        Weighted average shares used in calculating
          basic and diluted loss per share                               6,795,044        3,946,698
                                                                      =============      ==========



See accompanying notes to the consolidated financial statements.

                      LIQUIDGOLF CORPORATION AND SUBSIDIARY


                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

                 For the years ended December 31, 2002 and 2001

                                                                                              STOCK
                                         PREFERRED STOCK             COMMON STOCK         SUBSCRIPTION
                                        SHARES      AMOUNT        SHARES        AMOUNT     RECEIVABLE
                                       -------------------      ----------------------    ------------

Balance, December 31, 2000             780,738       $ 78        3,946,698      $  395      $     --

Amortization of stock-based
  employee compensation                     --         --               --          --            --
Net loss                                    --         --               --          --            --
                                       -------       ----       ----------      ------      --------
Balance, December 31, 2001             780,738         78        3,946,698         395            --

Conversion of notes payable
  into common stock                         --         --        4,046,227         404            --
Issuance of common stock in
  settlement of litigation                  --         --          490,000          49            --
Proceeds from the issuance of
  common stock                              --         --        6,565,000         657       (50,000)
Conversion of founding stock-
  holder's deferred compensation
  into capital                              --         --               --          --            --
Retirement of preferred stock
  and forgiveness of debt
  resulting from unwinding of
  Spider Golf acquisition             (362,502)       (36)              --          --            --
Net loss                                    --         --               --          --            --
                                       -------       ----       ----------      ------      --------
Balance, December 31, 2002             418,236       $ 42       15,047,925      $1,505      $(50,000)
                                       =======       ====       ==========      ======      ========

                                                      DEFERRED
                                      ADDITIONAL     STOCK-BASED
                                       PAID-IN        EMPLOYEE       ACCUMULATED
                                       CAPITAL      COMPENSATION       DEFICIT             TOTAL
                                     -----------    ------------     ------------       ------------
Balance, December 31, 2000           $14,273,043      $(32,500)      $(30,832,791)      $(16,591,775)

Amortization of stock-based
  employee compensation                       --        32,500                 --             32,500
Net loss                                      --            --         (1,780,585)        (1,780,585)
                                     -----------      --------       ------------       ------------
Balance, December 31, 2001            14,273,043            --        (32,613,376)       (18,339,860)

Conversion of notes payable
  into common stock                    3,126,832            --                 --          3,127,236
Issuance of common stock in
  settlement of litigation               264,771            --                 --            264,820
Proceeds from the issuance of
  common stock                           804,349            --                 --            755,006
Conversion of founding stock-
  holder's deferred compensation
  into capital                           145,000            --                 --            145,000
Retirement of preferred stock
  and forgiveness of debt
  resulting from unwinding of
  Spider Golf acquisition                368,481            --                 --            368,445
Net loss                                      --            --         (1,444,541)        (1,444,541)
                                     -----------      --------       ------------       ------------
Balance, December 31, 2002           $18,982,476      $     --       $(34,057,917)      $(15,123,894)
                                     ===========      ========       ============       ============



See accompanying notes to the consolidated financial statements.

                      LIQUIDGOLF CORPORATION AND SUBSIDIARY


                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 For the years ended December 31, 2002 and 2001

                                                                                    2002              2001
                                                                                 -----------       ----------
Cash flows from operating activities:
  Net loss                                                                       $(1,444,541)      (1,780,585)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
      Amortization of employee stock-based compensation                                   --           32,500
      Depreciation and amortization                                                   51,795          171,686
      Loss on disposal of property and equipment                                     337,454            1,020
      Issuance of common stock in litigation settlement                              264,820               --
      Changes in operating assets and liabilities:
        Inventories                                                                  222,366          633,832
        Prepaid expenses and other current assets                                    (13,138)          37,344
        Other assets                                                                  63,953           75,000
        Accounts payable                                                            (537,146)        (556,052)
        Accrued expenses                                                             363,248          181,853
        Deferred revenue                                                             (72,256)          25,240
                                                                                 -----------       ----------
          Net cash used in operating activities                                     (763,445)      (1,178,162)

Cash flows from investing activities:
  Purchase of investments                                                            (35,000)              --
  Maturity of investments                                                                 --           37,854
  Purchase of property and equipment                                                  (4,779)            (308)
  Proceeds from sale of property and equipment                                        10,000               --
                                                                                 -----------       ----------
          Net cash provided by (used in) investing activities                        (29,779)          37,546

Cash flows from financing activities:
  Proceeds from issuance of notes payable                                                 --        1,030,000
  Payments on notes payable to investors                                             (40,000)              --
  Fee paid to convert notes payable to common stock                                  (34,500)              --
  Payments on capital lease obligations                                               (3,366)         (13,975)
  Proceeds from sale of common stock                                                 755,006               --
                                                                                 -----------       ----------
          Net cash provided by financing activities                                  677,140        1,016,025
                                                                                 -----------       ----------
          Net decrease in cash and cash equivalents                                 (116,084)        (124,591)

Cash and cash equivalents, beginning of year                                         253,955          378,546
                                                                                 -----------       ----------
Cash and cash equivalents, end of year                                           $   137,871          253,955
                                                                                 ===========       ==========


See accompanying notes to the consolidated financial statements.

                      LIQUIDGOLF CORPORATION AND SUBSIDIARY


                CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED

                 For the years ended December 31, 2002 and 2001

                                                                                      2002           2001
                                                                                   ----------        -----
Supplemental disclosures of cash flow information:
 Cash paid during the year for:
    Interest                                                                       $    2,341        2,957
                                                                                   ==========        =====

    Income taxes                                                                   $       --           --
                                                                                   ==========        =====

Noncash investing and financing activities:
  Conversion of notes payable and accrued                                          $3,127,236           --
    interest into common stock                                                     ==========        =====

  Forgiveness of note payable and related accrued interest                         $  368,445           --
                                                                                   ==========        =====

  Retirement of Series C preferred stock                                           $       36           --
                                                                                   ==========        =====

  Forgiveness of accrued bonus payable                                             $  145,000           --
                                                                                   ==========        =====

  Application of lease deposit to accrued rent                                     $   17,938           --
                                                                                   ==========        =====

  Stock subscription received for common stock                                     $   50,000           --
                                                                                   ==========        =====



See accompanying notes to the consolidated financial statements.

                      LIQUIDGOLF CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                           DECEMBER 31, 2002 AND 2001

(1)      ORGANIZATION

         LIQUIDGOLF CORPORATION (LIQUIDGOLF) (formerly LiquidGolf.com Corporation) was incorporated in Delaware on February 16, 1999 and commenced operations in May 1999. LiquidGolf.Com Acquisition Corporation (LGAC), a wholly-owned subsidiary of LIQUIDGOLF CORPORATION, was incorporated in Delaware on October 13, 1999. The Company is an online community for golfers worldwide which operates an e-commerce marketplace for golf equipment and related accessories. The Company also operates a single retail location in Apopka, Florida.

         The consolidated financial statements include the accounts and operations of LIQUIDGOLF CORPORATION and its wholly-owned subsidiary LiquidGolf.com Acquisition Corporation (collectively referred to herein as the Company).

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         (A)      PRINCIPLES OF CONSOLIDATION

                  The consolidated financial statements include the accounts of LIQUIDGOLF CORPORATION and its wholly-owned subsidiary. All significant intercompany accounts and transactions are eliminated in the consolidated financial statements.

         (B)      USE OF ESTIMATES

                  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         (C)      REVENUE RECOGNITION

                  Revenue is earned by the Company from the sale of golf equipment and related accessories through its online retail store and its retail location. Online merchandise revenue is recognized upon the shipment of the merchandise, which occurs only after credit card authorization is obtained. The Company provides for estimated returns at the time of shipment based on historical data. For the years ended December 31, 2002 and 2001, no allowance for returns was deemed necessary.

                      LIQUIDGOLF CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

         (D)      CASH AND CASH EQUIVALENTS

                  The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents.

         (E)      INVESTMENTS

                  The Company's investments, consisting of certificates of deposit that have an original maturity of one year, are carried at cost, which approximates market.

         (F)      INVENTORIES

                  Inventories are stated at the lower of cost or market, determined using the average cost method. Inventories are reviewed periodically and items considered to be slow moving are written down to their estimated net realizable value.

         (G)      PROPERTY AND EQUIPMENT

                  Property and equipment are carried at cost, less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, which range from three to seven years. Major replacements and improvements that extend the useful lives of property and equipment are capitalized. Routine maintenance and repairs are charged to expense when incurred.

         (H)      IMPAIRMENT OF LONG-LIVED ASSETS

                  The carrying values of noncurrent assets are reviewed if the facts and circumstances indicate a potential impairment of their carrying values. Management evaluates the recoverability of the net carrying value of its property and equipment and identifiable intangibles by comparing the carrying values to the estimated future undiscounted cash flows. A deficiency in these cash flows relative to the carrying amounts is an indication of the need for a write-down due to impairment. The impairment write-down would be the difference between the carrying amounts and the fair value of these assets. Any loss on impairment would be recognized by a charge to earnings in the period identified.

                      LIQUIDGOLF CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

         (I)      INCOME TAXES

                  The Company accounts for income taxes utilizing the asset and liability method. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enacted date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

         (J)      NET LOSS PER SHARE INFORMATION

                  Basic and diluted loss per share is calculated by dividing net loss by the weighted-average number of common shares outstanding during the reporting period. The Company's common stock warrants, convertible preferred stock, and stock options have been excluded from the diluted loss per share computation since their effect is anti-dilutive.

         (K)      ADVERTISING

                  Advertising consists primarily of magazine advertisements, product catalogs, and trade shows. All costs are expensed at the time the first advertisement takes place. Advertising expense for the years ended December 31, 2002 and 2001 totaled $8,141 and $103,244, respectively, and is included in sales and marketing expense in the accompanying consolidated statements of operations.

         (L)      WEBSITE DESIGN COSTS

                  Website design costs include direct costs incurred by the Company to develop and enhance the Company's website. Website design costs are expensed as incurred and totaled $36,449 and $90,795 for the years ended December 31, 2002 and 2001, respectively. These amounts are included in technology and content expense in the accompanying consolidated statements of operations.

                      LIQUIDGOLF CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

         (M)      STOCK-BASED COMPENSATION

                  The Company has elected to account for its stock-based compensation granted to employees in accordance with the provisions of Accounting Principles Board Opinion 25 (APB 25), Accounting for Stock Issued to Employees. Under APB 25, compensation expense is based on the difference, if any, on the date of the grant, between the fair value of the Company's stock and the exercise price of the option. The Company discloses the information required under Statement of Financial Accounting Standards (SFAS) Statement No. 123, Accounting for Stock-Based Compensation (Statement 123). Stock issued to nonemployees is accounted for under the provisions of Statement 123 and the Emerging Issues Task Force (EITF) Consensus in Issue No. 96-18, Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with, Selling Goods or Services (EITF 96-18).

                  Under Statement 123, nonemployee stock-based compensation is accounted for based on the fair value of the consideration received or equity instruments issued, whichever is more readily determinable. However, Statement 123 does not address the measurement date and recognition period. EITF 96-18 states a consensus that the measurement date should be the earlier of the date at which a commitment for performance by the counterparty is reached or the date at which the counterparty's performance is complete.

                  The Company's nonemployee stock-based compensation is determined using the fair value of the Company's equity instruments or the Black-Scholes option-pricing model.

         (N)      CONCENTRATION OF RISK

                  Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of cash and cash equivalents and short-term investments. Cash and cash equivalents in excess of federally insured limits potentially subject the Company to a concentration of credit risks. Short-term investments, composed of certificates of deposit, are maintained with one financial institution and maturities are regularly monitored by management. Because of their short-term nature, the carrying value of all financial instruments approximates their respective fair value.

                  The Company purchases its inventory from a limited number of product manufacturers through the use of nonexclusive contractual agreements. The Company may not be able to renew these contracts on favorable terms, which could have a material adverse effect on the Company's business, financial position, and results of operations.

                      LIQUIDGOLF CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(2)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

         (O)      RECLASSIFICATIONS

                  Certain prior periods' balances have been reclassified to conform with the current year consolidated financial statement presentation. These reclassifications had no impact on previously reported consolidated results of operations or stockholders' deficit.

         (P)      RECENT PRONOUNCEMENTS

                  In April 2002, the Financial Accounting Standards Board (FASB) issued Statement No. 145, Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections. This newly issued standard rescinds SFAS 4, Reporting Gains and Losses from Extinguishment of Debt-an amendment of APB Opinion No. 30, which required all gains and losses from the extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related income tax effect. As a result, the criteria set forth by APB Opinion 30 will now be used to classify those gains and losses. SFAS 145 also amends SFAS 13 to require that certain lease modifications that have economic effects similar to sale-leaseback transactions be accounted for in the same manner as sale-leaseback transactions. In addition, SFAS 145 amends other existing authoritative pronouncements to make various technical corrections, clarify meanings or describe their applicability under changed conditions. For the provisions related to the rescission of SFAS 4, SFAS 145 is effective for the Company beginning in fiscal year 2004. The remaining provisions of SFAS 145 are effective for the Company in fiscal year 2003. The Company does not expect the adoption of SFAS 145 to have a material impact on its consolidated financial statements.

                  In June 2002, the FASB issued Statement No. 146, Accounting for Costs Associated with Exit or Disposal Activities. This Statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred. Prior guidance required that a liability for an exit cost be recognized at the date of an entity's commitment to an exit plan. This Statement also establishes that fair value is the objective for initial measurement of the liability. SFAS 146 is effective for exit or disposal activities that are initiated after December 31, 2002. The Company does not expect the adoption of SFAS 146 to have a material impact on its consolidated financial statements.

                      LIQUIDGOLF CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3)      BASIS OF PRESENTATION

         The Company's consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has experienced net losses since February 16, 1999 (date of inception), which losses have caused an accumulated deficit of $34,057,917 as of December 31, 2002. In addition, the Company has consumed cash in its operating activities of approximately $763,000 and $1,178,000 for the years ended December 31, 2002 and 2001, respectively. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern.

         On February 28, 2002, the Company suspended operations due to a lack of operating capital. At that time, it was unsuccessful in its attempts to raise additional capital due to market conditions, the private capital environment, debt on the balance sheet and other factors. During the period of suspended operations, management converted a majority of the debt on the balance sheet into equity, settled legal issues, and continued to present its history of operational performance improvement and its plan for the future to prospective investors.

         In early May 2002, the Company was successful in reaching an agreement with its secured note holders to convert their debt and accrued interest into common stock. With that agreement in hand, the Company was able to secure conversion from debt to equity the amounts owed to unsecured note holders. As of December 31, 2002, the Company had successfully converted all of its notes payable to common stock.

         As a result of these developments, the Company secured financing through a private placement offering, which enabled it to re-launch its website on May 15, 2002. This new financing also provided funding to open the Company's first retail location in Apopka, Florida on July 15, 2002.

         Management has been able, thus far, to finance the losses, as well as the growth of the business, through a series of private placements. The Company is continuing to seek other sources of financing and attempting to increase revenues through a diversification of revenue streams within its core business of golf equipment sales. This diversification includes, but is not limited to, the traditional "brick and mortar" retail merchandising, as well as direct response marketing with the mass distribution of a golf equipment catalog. In addition, the Company is exploring alternate ways of generating revenues through partnerships with other businesses. Conversely, the ongoing development and maintenance of its website is expected to result in operating losses for the foreseeable future. There are no assurances that the Company will be successful in achieving its goals.

                      LIQUIDGOLF CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(3)      BASIS OF PRESENTATION, CONTINUED

         In view of these conditions, the Company's ability to continue as a going concern is dependent upon its ability to obtain additional financing or capital sources, to meet its financing requirements, and ultimately to achieve profitable operations. Management believes that its current and future plans provide an opportunity to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that may be necessary in the event the Company cannot continue as a going concern.

(4)      ACQUISITION

         On November 5, 1999, the Company acquired all of the outstanding common stock of Spider Golf, Inc. (Spider) from its owners (the Sellers) for consideration consisting of a $1,300,000 note (10% interest) and 362,500 shares of $.0001 par value Series C preferred stock with a stated value of $26 per share. Spider owns and operates GolfStore.com (GolfStore), a website engaged in the business of marketing and selling golf and related equipment.

         The Spider acquisition was accounted for under the purchase method of accounting and, accordingly, the results of operations of Spider beginning on November 5, 1999 are included in the Company's consolidated financial statements. Spider had nominal net assets at the acquisition date; accordingly, the $13,837,186 cost of the acquisition, including $58,373 of direct acquisition costs for professional fees, was allocated to goodwill, which was to be amortized over three years.

         Management's subsequent analysis of goodwill recoverability in May 2000 indicated that the undiscounted cash flows from Spider would be less than the carrying value of related goodwill. Accordingly, the Company recognized an asset impairment loss representing unamortized goodwill of $11,146,622 as of May 31, 2000.

         In connection with the acquisition of Spider, the Company entered into a consulting agreement with one of the Sellers to provide transition and marketing services over a two-year period. The agreement obligates the Company to a total of $200,000, payable in monthly installments, of which $8,333 and $100,000 had been paid for the years ended December 31, 2002 and 2001, respectively

                      LIQUIDGOLF CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(4)      ACQUISITION, CONTINUED

         During 2000, the Company and the Sellers amended the November 5, 1999 purchase agreement. Under the terms of the amended agreement, the Sellers agreed, after giving effect for the 1 for 4 reverse stock split, that their shares would convert on a one to one basis into shares of the Company's common stock. Additionally, the Company agreed to pay the Sellers the remaining $300,000 as the final payment on the promissory note within five days of the close of the Company's IPO and to extend the consulting agreement with one of the Sellers for an additional year. The Sellers also agreed to remove their Put option, which would have required the Company to buy back their Series C preferred stock at a price of $40.00 per share.

         By letter agreement dated February 19, 2002, the agreement and plan of merger, which covered this acquisition, was terminated. In addition, the related consulting agreement was also terminated. As a result of this termination, the Company recorded a capital contribution of $368,445 which represented the cancellation of the promissory note and related accrued interest which was to have been paid to Spider, and the Company returned the GolfStore website to Spider. Additionally, Spider returned the Series C preferred stock to the Company and the Company subsequently retired it.

(5)      PROPERTY AND EQUIPMENT

         Property and equipment consist of the following as of December 31, 2002:

        Computer and equipment                                $   52,541
        Furniture and fixtures                                     4,779
                                                              ----------
                                                                  57,320
        Less accumulated depreciation                            (24,044)
                                                              ----------
                                                              $   33,276
                                                              ==========

         Depreciation expense charged to operations was $51,795, and $171,686 for the years ended December 31, 2002 and 2001, respectively.

                      LIQUIDGOLF CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(6)      CAPITAL LEASE OBLIGATION

         The Company leases certain equipment under an agreement that is classified as a capital lease. The cost of the equipment under this capital lease is included in the balance sheet as computer and equipment and was $50,541 at December 31, 2002. Accumulated amortization of the leased equipment at December 31, 2002 was $22,744. Amortization of the asset under the capital lease amounted to $10,108 for the years ended December 31, 2002 and 2001.

         The future minimum lease payments required under the capital lease and the present value of the net minimum lease payments are as follows:

         YEAR ENDING DECEMBER 31:
         ------------------------
                  2003                                          $   11,859
                  2004                                              11,859
                  2005                                               8,894
                                                                ----------
                                                                    32,612
          Less: amount representing interest                        (2,906)
                                                                ----------
          Present value of capital lease obligation                 29,706
          Less: current portion                                    (10,176)
                                                                ----------
          Capital lease obligation, long term                   $   19,530
                                                                ==========

(7)      ACCRUED EXPENSES

         Accrued expenses consist of the following as of December 31, 2002:

         Legal and professional fees                           $  346,504
         Other                                                     17,270
                                                               ----------
                                                               $  363,774
                                                               ==========

                      LIQUIDGOLF CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(8)      INCOME TAXES

         No provision for current federal or state income taxes was made due to the taxable losses for the years ended December 31, 2002 and 2001.

         The deferred income tax assets and liabilities are comprised of the following as of December 31, 2002:

         Deferred tax assets:
          Net operating loss carryforward                      $    12,784,852
          Start-up costs                                                43,813
          Other                                                          6,562
                                                               ---------------
         Gross deferred tax assets                                  12,835,227

         Deferred tax liabilities:
          Depreciation                                                  (7,989)
                                                               ---------------
         Net deferred tax assets                                    12,827,238
         Valuation allowance                                       (12,827,238)
                                                               ---------------
                                                               $            --
                                                               ===============

         Because of the Company's lack of earnings history, the deferred tax assets have been fully offset by a valuation allowance. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during those periods that the temporary differences become deductible.

         The Company's net operating loss carryforward for federal and state income tax purposes at December 31, 2002 is approximately $33,975,000. If not used, the net operating loss carryforward will expire at various times from 2019 through 2022. U.S. tax rules impose limitations on the use of net operating losses and tax credits following certain defined changes in stock ownership. The Company has not completed the complex analysis required by the Internal Revenue Code to determine if an ownership change has occurred. If such a change were deemed to have occurred, the limitation could reduce or eliminate the amount of these benefits that would be available to offset future taxable income each year, starting with the year of ownership change.

                      LIQUIDGOLF CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(9)      SERIES B REDEEMABLE PREFERRED STOCK

         During July 1999, the Company began taking subscriptions for preferred stock designated as Series B Convertible Preferred Stock (Series B) to accredited investors through a private placement memorandum. As of December 31, 2002, 1,886,968 fully-paid Series B shares at $8 per share had been issued. Net proceeds after subscription costs of $171,881 were $14,923,769.

         On November 5, 1999, the Board of Directors designated 8,000,000 shares of $.0001 par value preferred stock as Series B. Each Series B share must be converted into common stock if the Company raises a minimum of $10 million in an initial public offering of its common stock. Holders of Series B preferred stock will automatically convert at a rate equal to the lesser of the conversion price of $8 per share or 50% of the per share price offered to the public in a public offering. Series B stock has the same voting rights and privileges as common stockholders and, as a class, can elect one member of the Board of Directors. Series B prohibits declaration or payment of any dividends for any class of stock as long as Series B shares are outstanding. Series B stockholders, at their option, can require the Company to redeem their shares after November 5, 2002 at 150% of its stated value of $2 per share. If the Company does not have sufficient funds to redeem all of the shares for which redemption has been requested, the Company shall redeem as many shares as may be redeemed with such funds as are available and shall redeem such shares from the holders pro rata in accordance with the number of shares each such holder has requested be redeemed.

(10)     STOCKHOLDERS' DEFICIT

         COMMON STOCK

         The Board of Directors has authorized 50,000,000 shares of common stock with a par value of $.0001. Each share of common stock entitles its holder to one vote on all matters submitted to vote of the stockholders. The holders of common stock do not have cumulative voting rights or preemptive rights. Dividends cannot be declared on common stock if any Series B Convertible Preferred Stock is outstanding.

         (A)      FOUNDERS' SHARES

         On or about February 16, 1999 (date of inception), 3,622,506 shares of common stock, $.0001 par value, considered founders' shares, were sold for cash at par to the initial founders of the Company in the earliest stages of the Company's development.

                      LIQUIDGOLF CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(10)     STOCKHOLDERS' DEFICIT, CONTINUED

         COMMON STOCK, CONTINUED

         (B)      COMPLETION OF PRIVATE PLACEMENT OFFERING

                  In November 2002, the Company completed a private placement offering in which it sold 5,345,000 shares of common stock at a price of $0.10 per share. Net proceeds from the offering were $484,500.

         (C)      WARRANTS FOR COMMON STOCK

                  In 1999, the Company issued post-stock-split fully-vested warrants to purchase 37,500, 31,250, and 31,250 shares of common stock to certain investors for services provided at an exercise price of $8, $12, and $16 per share, respectively. The warrants are not exercisable until one year after the IPO of the Company's common stock and have a contractual life of four years expiring in October 2003.

                  In 2000, the Company granted, to a Company related by stock ownership, a warrant as payment for consulting services, containing the right to purchase up to 25,000 post-stock split shares with an exercise price of $8 per share.

                  In 2000, the Company issued post-stock split fully-vested warrants to purchase 381,000 shares of Common Stock to certain investors in conjunction with notes payables issued by the Company. The warrants have an exercise price of $4, are exercisable at issuance, and have a contractual life of three years expiring in August of 2003.

                  In 2002, the Company issued fully vested warrants in two classes to purchase 1,220,000 shares of Common Stock in a Class A Warrant and 1,220,000 shares of Common Stock in a Class B Warrant. These warrants are issued in connection with a certain Confidential Private Offering Memorandum dated April 16, 2002. These Class A and Class B Warrants have an exercise price of $1.00 and $1.50 respectively, are exercisable at issuance and have a contractual life of five years with the last of the warrants expiring in May of 2007.

         PREFERRED STOCK

         On June 2, 1999, the Board of Directors designated 1,700,000 shares of $.0001 par value preferred stock as Series A Convertible Preferred Stock (Series A). Each Series A share must be converted into one share of common stock if the Company raises a minimum of $10 million in an initial public offering of its common stock. Series A has the same voting rights and privileges as common stock, and stockholders are entitled to receive noncumulative dividends, if declared, at the rate of $.01 per share per annum. As of December 31, 2002, dividends have not been declared on Series A shares.

                      LIQUIDGOLF CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(10)     STOCKHOLDERS' DEFICIT, CONTINUED

         PREFERRED STOCK, CONTINUED

         On November 5, 1999, the Board of Directors designated 5,000,000 shares of $.0001 par value preferred stock as Series C Convertible Preferred Stock (Series C). Series C was to convert into common stock if the Company raised a minimum of $10 million in an initial public offering of its common stock. Holders of Series C preferred stock were to automatically convert at a rate equal to the lesser of the conversion price of $26 per share or 50% of the per share price offered to the public in a public offering. Series C stockholders had the same voting rights and privileges as common stockholders.

         Series C stockholders were entitled to vote, as a class, to elect one member of the Board of Directors. Series C prohibited declaration or payment of any dividends for any class of stock as long as Series B and Series C shares were outstanding. Series C stockholders, at their option, could have required the Company to redeem their shares after November 5, 2002 at 150% of its stated value of $26 per share. If the Company did not have sufficient funds to redeem all of the shares for which redemption was requested, the Company was to redeem as many shares as may be redeemed with such funds as were available and was to redeem such shares from the holders pro rata in accordance with the number of shares each such holder has requested be redeemed. On February 19, 2002, the Company terminated its merger agreement with Spider (see Note 4).

         In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, as defined, on a pro rata basis, an amount equal to $.67 per share for Series A and $2.50 per share for Series B would be paid from the assets of the Company available for distribution before any such payments would be made on any shares of the Company's common shares. Aggregate liquidation preference for Series A and Series B is $280,219 and $4,717,420, respectively.

         SERIES B PREFERRED SHARES

         At any time after November 5, 2002, each holder of Series B preferred stock may require that the Company redeem all or any portion of his or her then-outstanding shares of Series B preferred stock at a price equal to 150% of the stated value. As of December 31, 2002, the Company had 1,886,968 Series B shares issued and outstanding, resulting in a $5,660,904 liability to the company if all of the shares were redeemed. As of December 31, 2002, the Company has been contacted by three Series B stockholders holding 15,250 shares (aggregate redemption value of $45,750) requesting redemption of their shares.

                      LIQUIDGOLF CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(11)     STOCK OPTION PLAN

         Officers, employees, consultants, and directors of the Company are awarded options periodically for the purchase of common stock of the Company under the Company's 1999 Stock Option Plan (the Plan). The options, which typically expire ten years from the date of grant, are exercisable equally over a vesting period up to four years. The Company has not recorded stock-based compensation expense associated with these options, since the exercise price is greater than or equal to the fair value of the Company's common stock on the date of grant.

         The following table summarizes stock option activity under the Plan:

                                                                                                           WEIGHTED
                                                                                                            AVERAGE
                                                                                       EXERCISE            EXERCISE
                                                                 SHARES              PRICE RANGE             PRICE
                                                               ----------        --------------------      --------
         Outstanding at December 31, 2000                       1,126,792        $ 1.80       $ 28.00       $ 9.39
            Granted                                                    --            --            --           --
            Forfeited                                             (70,625)         8.00          8.00         8.00
            Exercised                                                  --            --            --           --
                                                               ----------        ------       -------       ------
         Outstanding at December 31, 2001                       1,056,167          1.80         28.00         9.48
            Granted                                                    --            --            --           --
            Forfeited                                             (62,500)         2.68          8.00         7.26
            Exercised                                                  --            --            --           --
                                                               ----------        ------       -------       ------
         Outstanding at December 31, 2002                         993,667        $ 1.80       $ 28.00       $ 9.62
                                                               ==========        ======       =======       ======

         For options outstanding and exercisable as of December 31, 2002, the exercise prices and remaining lives are as follows:

                  OPTIONS OUTSTANDING                    OPTIONS EXERCISABLE
         ------------------------------------         ------------------------
                       WEIGHTED
                       AVERAGE
                      REMAINING      EXERCISE                         EXERCISE
          NUMBER         LIFE          PRICE            NUMBER          PRICE
         --------     ---------      --------          -------        --------
          482,667        7.00        $   1.80          482,667        $   1.80
           75,000        6.38            2.68           75,000            2.68
          183,500        6.98            8.00          124,541            8.00
            2,500        6.84           10.00            2,500           10.00
          250,000        7.00           28.00          250,000           28.00
         --------      ------        --------         --------        --------
          993,667                    $   9.62*         934,708
         ========                    ========         ========

         *Weighted average

                      LIQUIDGOLF CORPORATION AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(11)     STOCK OPTION PLAN, CONTINUED

         At December 31, 2002, the Company had 3,006,333 shares available for future grants under the Plan.

         The Company applies the measurement principles of APB No. 25 in accounting for its stock-based employee compensation. There were no options granted for the years ended December 31, 2002 and 2001 and, therefore, no proforma information is required.

(12)     COMMITMENTS AND CONTINGENCIES

         (A)      OPERATING LEASES

                  All operations of the Company, including distribution and warehousing, are conducted in a 4,000 square foot leased facility located in Apopka, Florida.

                  Future minimum operating lease payments required under noncancelable operating lease agreements for the Company's corporate headquarters and minor equipment are as follows:

                  YEAR ENDING DECEMBER 31,
                  ------------------------
                            2003                             $   46,486
                            2004                                 46,926
                            2005                                 46,851
                            2006                                 47,196
                            2007                                 28,280
                                                             ----------
                                         Total                $  215,739
                                                              ==========

                  Rent expense under all operating lease agreements was $59,178, and $111,045 for the years ended December 31, 2002 and 2001, respectively, which is included in general and administrative expense in the accompanying consolidated statements of operations.

                  The Company has two letters of credit with a bank aggregating $35,000. These letters of credit are collateralized by the Company's investments.



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